UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Invacare Corporation

 _______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

 ___________________________________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which the transaction applies:
 _________________________________________________________________________________________________________________________________
(2)    Aggregate number of securities to which the transaction applies:
 _________________________________________________________________________________________________________________________________

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
 _________________________________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of the transaction:
 _________________________________________________________________________________________________________________________________

(5)	Total fee paid:
 _________________________________________________________________________________________________________________________________
☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:
 _________________________________________________________________________________________________________________________________
(2)    Form, Schedule or Registration Statement No.:
 _________________________________________________________________________________________________________________________________
(3)    Filing Party:
 _________________________________________________________________________________________________________________________________
(4)    Date Filed:
 _________________________________________________________________________________________________________________________________

April 9, 2018

Dear Shareholder,

Enclosed are Invacare’s 2018 Proxy Statement and voting materials. We encourage you to use the proxy statement, along with other materials such as the Company’s Form 10-K, to help you participate in this year’s shareholder voting process. The proxy statement is a means for us to provide information about our Board of Directors and governance practices and to communicate the alignment of our executive compensation program with the interest of shareholders. This alignment is important, as we transform our Company from being a generalist durable medical equipment company to focusing on clinical solutions for complex rehabilitation and post-acute care.

This year’s Annual Meeting of Shareholders will be held:

Thursday, May 17, 2018 at 10:00 A.M. EDT

You are invited to join the meeting in person at:

Lorain County Community College
Spitzer Conference Center, Grand Room
1005 North Abbe Road
Elyria, OH 44035

After the business of the meeting is concluded, I will report on Invacare's transformation activities. A copy of this presentation will be posted at www.invacare.com/investorrelations.

Please vote your proxy. Whether or not you expect to attend the Annual Meeting in person, please return the enclosed proxy card as soon as possible to ensure your shares are represented.

Sincerely,
Matthew E. Monaghan
Chairman of the Board
President and Chief Executive Officer

Invacare Corporation
One Invacare Way, Elyria, OH 44035 USA
440-329-6000 www.invacare.com

Invacare Corporation
Notice of Annual Meeting of Shareholders
To Be Held On May 17, 2018

The Annual Meeting of Shareholders of Invacare Corporation (the “Company”) will be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 17, 2018, at 10:00 A.M. EDT, for the following purposes:

1.	To elect seven Directors for a one-year term expiring in 2019;

2.	To approve and adopt the Invacare Corporation 2018 Equity Compensation Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2018 fiscal year;

4.	To hold an advisory vote to approve the compensation of the Company's named executive officers; and

5.	To transact any other business as may properly come before the Annual Meeting.
Holders of common shares and Class B common shares of record as of the close of business on Thursday, March 22, 2018 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Shareholders who attend the Annual Meeting may revoke their proxy and vote in person.
By Order of the Board of Directors,
Anthony C. LaPlaca
Secretary
April 9, 2018
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 17, 2018:
The Proxy Statement and the 2017 Annual Report are also available at www.invacare.com/annualreport.

Proxy Summary

PROXY SUMMARY

The Board of Directors is pleased to present this year's notice of Annual Meeting and Proxy Statement.
(Shown above from left to right: Marc M. Gibeley, Barbara W. Bodem, Michael J. Merriman, Clifford D. Nastas, Matthew E. Monaghan, Susan H. Alexander, Baiju R. Shah, C. Martin Harris, M.D., and Anthony C. LaPlaca - Senior Vice President, General Counsel and Secretary)
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, the Company is providing the following information on corporate governance highlights, Board composition, the Company’s transformation strategy, and key executive compensation actions and decisions. This is a summary only and does not contain all the information that should be considered in connection with this proxy statement. For more complete information, please read this entire proxy statement and the Company’s 2017 Annual Report on Form 10-K before voting.
Annual Meeting of Shareholders

Date and Time	May 17, 2018 at 10 A.M. EDT
Place	Lorain County Community College, Spitzer Conference Center, Grand Room 1005 North Abbe Road, Elyria, Ohio 44035
Record Date	March 22, 2018
Voting	Holders of outstanding common shares and Class B common shares as of the record date are entitled to vote at the Annual Meeting
Stock Symbol	IVC
Exchange	NYSE
Transfer Agent	EQ Shareowner Services

Proxy Summary

Annual Meeting Proposals

	Item of Business	Board's Recommendation	See Page(s)
(1)	To elect seven Directors for a one-year term expiring in 2019	FOR all Nominees	9-16
(2)	To approve and adopt the Invacare Corporation 2018 Equity Compensation Plan	FOR	29-37
(3)	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2018 fiscal year	FOR	38
(4)	To hold an advisory vote to approve the compensation of the Company's named executive officers	FOR	42
Corporate Governance Highlights
We are committed to good corporate governance, which we believe promotes the long-term interests of shareholders and strengthens Board and management accountability. We believe good governance also fosters trust in the Company by all stakeholders, including our customers, employees and the communities that we serve. Our Corporate Governance framework includes the following features:

* Annual election of Directors, with majority voting and resignation policy	* Annual self-assessments and evaluation of Board and committees
* 6 of 7 Directors are independent	* No "poison pill" in place
* Lead independent Director with oversight of independent Directors' executive sessions and information flow to the Board	* Formal Code of Conduct, ethics hotline, and ethics training and communications to reinforce Invacare's culture of compliance
* Shareholder majority voting standard to amend charter or regulations	* Risk oversight by full Board and designated committees
* Policy restricting Directors to serve on no more than three other public company boards	* Prohibition of hedging, pledging, and short sales by Executive Officers and Directors
* Board conducts annual evaluation of Chairman, President and CEO	* Annual Say-on-Pay vote
Board Composition
Our Board has undergone a dramatic transformation in recent years. As of the 2018 Annual Meeting, if all nominees are elected, average Director tenure and age will be approximately 5 years and 55 years, respectively. This represents a significant turnover since January 2014, when average tenure and age were approximately 15 years and 66 years, respectively.
We are proud of the qualifications, breadth of leadership skills and industry experience, and the gender, racial and ethnic diversity of our Board.

Proxy Summary

Board of Directors and Committees
Our Board is composed of individuals with the integrity, skills and expertise necessary to oversee the business. A strong philosophy of active engagement and constructive debate are guiding principles for how the Board conducts itself for the benefit of shareholders. The following table summarizes information about each of our Director nominees, whose qualifications are further described on Pages 10-16.

Name	Age	Director Since	Independent	Experience	Committee Membership
Susan H. Alexander	61	2016	Yes	Regulatory Affairs Legal Corporate Governance	Regulatory and Compliance (Chair effective May 17, 2018) Nominating and Governance
Barbara W. Bodem	50	2017	Yes	Financial Operations Global Healthcare Medical Device Experience	Audit Nominating and Governance
Marc M. Gibeley	53	2015	Yes	Global Healthcare Consumerism	Audit Compensation and Management Development
C. Martin Harris, M.D. (Lead Director)	61	2003	Yes	Corporate Governance Healthcare Strategic	Compensation and Management Development Nominating and Governance (Chair)
Matthew E. Monaghan	50	2015	No	Public Company General Management Medical Device Experience	N/A
Clifford D. Nastas	55	2015	Yes	Public Company General Management Manufacturing & Operations	Audit (Chair effective May 17, 2018) Regulatory and Compliance (Chair)
Baiju R. Shah	46	2011	Yes	Biotech & Health Sciences Strategic Planning	Compensation and Management Development (Chair) Regulatory and Compliance

Proxy Summary

Executive Leadership Driving Business Transformation
Invacare designs, manufactures and distributes durable medical devices that assist people with congenital, acquired and degenerative conditions. In these circumstances, the people who use our devices may be otherwise challenged with basic needs of living, or may be immobile or dependent upon others for essential care. Our solutions help people with these challenges in four areas of care: move, breathe, rest, and essential hygiene.
In April 2015, we welcomed our new Chief Executive Officer, Matthew E. Monaghan, who has a breadth of general management, medical device and turnaround experience within global companies. Mr. Monaghan, along with the management team and Board of Directors, established a three-phase business transformation strategy to shift our focus from being a generalist durable medical equipment company to one that focuses our strong technical and innovation capabilities on solving complex clinical needs for post-acute care.
As of early 2018, we are in the second phase of our three-phase business transformation, which is expected to yield returns for re-investment and long-term growth.
We are using the following metrics, with directional trends we expect to see, to report on and track our progress through the three-phase transformation:

Proxy Summary

Executive Compensation
Our executive compensation program is based on the following key principles:

Pay for Performance
Our executives are rewarded for meeting or exceeding financial and operating performance objectives and for leadership excellence, with increased at-risk compensation at higher more influential levels.

Alignment with Shareholders' Interests	Our performance goals are established with the long-term objective of restoring the Company’s ability to generate sustainable and profitable growth.
Attraction of Top Talent
Compensation, together with other factors, enables us to attract key talent, to build our core businesses, leverage existing technology and expand as a healthcare technology company in meaningful ways.

Retention of Talent	Our compensation program is structured to encourage our executives to remain with the Company and continue making significant long-term contributions.
Compensation Governance Practices
We have several governance practices which we believe support the soundness and efficacy of our compensation programs. In short:

What We Do	What We Don't Do
☑ Pay for Performance	☒ No Gross-Ups for Excise Taxes in New Arrangements
☑ Annual Say-on-Pay	☒ No Repricing Stock Options
☑ Clawback Policy	☒ No Hedging or Pledging of Company Stock
☑ Short-Term and Long-Term Incentives	☒ No Dividend Equivalents on Unvested Equity Grants
☑ Independent Compensation Consultant
☑ Stock Ownership Guidelines
☑ Limited Perquisites and Related Tax Gross-Ups
☑ Double-Trigger Change of Control Agreements
☑ Mitigate Inappropriate Risk Taking
Executive Compensation is Tied to Performance
To promote the strategic goals of our business transformation and considering the investments being made in the Company's long-term earnings potential which may not, by their nature each, result in immediate financial improvements, the performance-based elements of our executive compensation program are based on financial and non-financial metrics that are indicative of progress toward these goals.
Our corporate performance was a key factor in our 2017 named executive officer (NEO) compensation program. Highlights of the alignment of our pay practices with performance are as follows:

•	A substantial portion of the named executive officers’ total compensation is “at risk” based on performance goals.

•	We utilize both long-term and short-term awards, comprised of long-term equity-based awards and an annual cash bonus award.

•	A significant percentage of long-term incentive awards are performance based.

•
The key metrics for our annual cash bonus awards were Free Cash Flow, which is an important indicator of the Company's overall financial performance, along with Adjusted Operating Income, which is a measure of operating performance.

Proxy Summary

•
The key metric for performance share awards in 2017 was Average Gross Profit Percentage, which is a leading indicator of our transformation and represents a strategic shift in focus to higher margin, clinically complex products.

The Company uses multiple performance measures and seeks to provide an appropriate mix of annual and long-term incentives that balance short-term and long-term objectives.
See Pages 43-79 for additional information regarding executive compensation.
Shareholder Engagement Program

Beginning in 2017, the Company initiated an investor outreach program in which the Chairman, President and Chief Executive Officer and other members of senior management, together with the independent Chair of the Compensation and Management Development Committee (the "Compensation Committee"), held telephonic meetings with most of the Company's top 25 institutional investors, which constituted over 60% of the holders of the outstanding common shares as of December 31, 2017. The Company also reached out to two major proxy advisory firms and conducted a telephonic meeting with one of them. During these meetings, the Company discussed its progress towards its transformation, its Board composition, and its responsible performance-based pay practices. The Company received valuable feedback and insights during this process and believes its practices are aligned with shareholder interests.
Response to Advisory Vote and Shareholder Feedback
Approximately 96% of the votes cast at the 2017 Annual Meeting of Shareholders on the non-binding advisory vote on the compensation of the Company's named executive officers were voted in support of the Company's executive compensation program. Advisory say-on-pay votes have been held annually since 2011, and the Board of Directors has determined that say-on-pay votes will continue to be held every year until the next shareholder vote on the frequency of say-on-pay votes. The Compensation Committee considered the results of the 2017 say on pay vote to be an indication of shareholder support for the structure of the Company's executive compensation program, its philosophy and objectives, the outcomes associated with the program and the Compensation Committee's overall governance of the executive compensation process.

Questions and Answers

QUESTIONS & ANSWERS REGARDING ANNUAL MEETING
Why am I receiving these materials?
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invacare for use at the Annual Meeting of Shareholders to be held on May 17, 2018, and any adjournments or postponements that may occur. The time, place and purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders, which accompanies this proxy statement. This proxy statement is being mailed to shareholders on or about April 9, 2018.
Who is paying for this proxy solicitation?
The Company will pay the expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy. In addition to the solicitation of proxies by mail, Invacare's Directors, officers or employees, without additional compensation, may make solicitations personally and by telephone. In addition, the Company may engage its proxy solicitation firm, Okapi Partners, to make solicitations by telephone, at the Company's expense. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Who is entitled to vote?
Only shareholders of record at the close of business on March 22, 2018, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 33,120,230 common shares and 6,357 Class B common shares outstanding and entitled to vote.
How many votes do I have?
On each voting item, you have one vote for each outstanding common share you own as of March 22, 2018, and ten votes for each outstanding Class B common share you own as of March 22, 2018.
Except as otherwise provided by Invacare's amended and restated Articles of Incorporation or amended and restated Code of Regulations, each as amended to date, or required by law, holders of common shares and Class B common shares will at all times vote on all matters, including the election of Directors, together as one class. The holders of common shares and Class B common shares will vote together as one class on all four proposals described in this proxy statement. No holder of shares of any class has cumulative voting rights in the election of Directors.
The Company’s Class B common shares were authorized in 1987 and issued to then existing shareholders. Because of the transfer restrictions that apply to the Class B common shares, over time, substantially all of the Class B common shares have been converted to common shares. The Company is not permitted to issue any additional Class B common shares except in very limited circumstances, and the Company has no intention to do so. As of March 22, 2018, the remaining 6,357 shares of Class B common shares outstanding, with respect to which the Company has no right of redemption, represented approximately .19% of total voting power.
How do I vote?
If you are a shareholder of record, you can vote in person at the Annual Meeting or you can vote by signing and mailing in your proxy card in the enclosed envelope. If you are a shareholder of record, the proxy holders will vote your shares based on your directions.
If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote “FOR” each of the Director nominees named in proposal 1, “FOR” proposals 2, 3 and 4, and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.
The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote based on their best judgment on any other matters unless instructed to do otherwise.

Questions and Answers

If you hold common shares through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares. If you hold your common shares in street name through a broker or other nominee, you should follow their instructions on how to vote your shares, which may include electronic voting instructions.
How do I vote my common shares held in the Invacare Retirement Savings Plan?
If you are a participant in the Invacare Retirement Savings Plan, the voting instruction card should be used to instruct the trustee for the Invacare Retirement Savings Plan as to how to vote the number of common shares that you are entitled to vote under the plan. If you do not timely instruct the trustee for the Invacare Retirement Savings Plan as to how to vote the shares credited to your account under the plan, your shares, together with all other uninstructed shares, will be voted in the same proportions that shares for which instructions were received will be voted.
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote:

•	“For” the election of the seven Director nominees for a one-year term expiring in 2019;

•	“For” the approval and adoption of the Invacare Corporation 2018 Equity Compensation Plan;

•	“For” the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2018 fiscal year; and

•	“For” the approval of the compensation of the named executive officers.
What constitutes a quorum?
A quorum of shareholders will be present at the Annual Meeting if at least a majority of the aggregate combined voting power of common shares and Class B common shares outstanding on the record date are represented, in person or by proxy, at the Annual Meeting. On the record date, 33,183,800 votes were represented by outstanding shares; therefore, shareholders representing at least 16,591,901 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.
Can I revoke or change my vote after I submit a proxy?
Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to the Company's Secretary, or by attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify an Invacare representative at the Annual Meeting of your desire to revoke your proxy and vote in person.
Can I access the Notice of Annual Meeting, Proxy Statement and 2017 Annual Report on the Internet?
The Notice of Annual Meeting, Proxy Statement and 2017 Annual Report are available on the Internet at www.invacare.com/annualreport. We also will provide a copy of any of these documents to any shareholder free of charge, upon request by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, Elyria, Ohio 44035.
If you hold your shares in a bank or brokerage account, your bank or broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on certain “routine” matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Proposal 3 related to the ratification of the appointment of the Company's independent registered public accounting firm is a routine matter, but the other proposals in this proxy statement are non-routine matters. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Election of Directors (Proposal 1)

ELECTION OF DIRECTORS
(Proposal No. 1)
All Director nominees are nominated for election to serve a one-year term until the Annual Meeting in 2019 or until their successors have been duly elected. Each of the nominees has indicated his or her willingness to serve as a Director if elected.
Michael J. Merriman previously notified the Board of Directors of his decision to not stand for re-election at the 2018 Annual Meeting, at which time his term as a Director will expire. Upon the expiration of the term of Mr. Merriman as Director at the 2018 Annual Meeting, the Board of Directors has fixed the number of Directors constituting the Board at seven.
Nominees

Name	Age	Position with the Company	Director Since
Matthew E. Monaghan	50	Chairman, President & CEO	2015
Susan H. Alexander	61	Independent Director	2016
Barbara W. Bodem	50	Independent Director	2017
Marc M. Gibeley	53	Independent Director	2015
C. Martin Harris, M.D.	61	Independent Director	2003
Clifford D. Nastas	55	Independent Director	2015
Baiju R. Shah	46	Independent Director	2011
Votes Required
The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more Directors will not be voted with respect to the nominee or nominees indicated. Abstentions and broker non-votes will not be voted for or withheld from the election of Directors and will not be counted for purposes of determining the number of votes cast in the election of Directors. However, please note that our majority voting Director resignation procedures under our Code of Regulations require any Director nominee who receives a greater number of votes marked “Withhold Authority” than marked “For” his or her election in an uncontested election of Directors to promptly tender his or her resignation to the Board following certification of the shareholder vote. Under the Company's procedures, the Nominating and Governance Committee, or another committee comprised entirely of independent Directors or the Board of Directors, will, within 90 days following the certification of the shareholder vote, consider, and the Board will determine, whether to accept the resignation. The Board's determination and explanation of its decision will be promptly disclosed in a press release or Form 8-K submitted to the SEC.
Director Biographies and Qualifications
Below is certain biographical information regarding our Director nominees, as well as a discussion of the qualifications that led the Board of Directors to conclude that each Director nominee should serve as a Director of the Company. Each of the individuals listed below has a wealth of knowledge, experience and expertise developed over a lifetime of achievement. In the discussion below, we have not detailed all of the numerous factors considered by the Board, but rather have highlighted the primary qualifications that led the Board to conclude that each of the following individuals should serve as a Director. The Board of Directors believes that the current Board composition reflects an appropriately diverse group of individuals with relevant knowledge and experience that greatly benefits the Company.

Election of Directors (Proposal 1)

Susan H. Alexander
Age 61

Director Since 2016

Independent

* Nominating and Governance Committee
* Regulatory and Compliance Committee (Chair as of May 17, 2018)

BACKGROUND
Susan H. Alexander has been a Director since December 2016. Ms. Alexander serves as the Executive Vice President, Chief Legal, Corporate Services and Secretary of Biogen Inc. (NASDAQ: BIIB), a biopharmaceutical company, since March 2017. Ms. Alexander served as Executive Vice President, Chief Legal Officer and Corporate Secretary of Biogen from 2011 until March 2017 and as Executive Vice President, General Counsel and Corporate Secretary of Biogen from 2006 to 2011. Prior to joining Biogen, Ms. Alexander served as the Senior Vice President, General Counsel and Corporate Secretary of PAREXEL International Corporation (NASDAQ: PRXL), a biopharmaceutical services company from 2003 to 2006. From 2001 to 2003, Ms. Alexander served as General Counsel of IONA Technologies, a software company. From 1995 to 2001, Ms. Alexander served as Counsel at Cabot Corporation, a specialty chemicals and performance materials company. Prior to that, Ms. Alexander was a partner at the law firms of Hinckley, Allen & Snyder and Fine & Ambrogne.
QUALIFICATIONS
The Board concluded that Ms. Alexander should serve as a Director of the Company primarily due to her experience in the bio- and med-tech industries gained through her legal leadership roles in Biogen and PAREXEL International. Ms. Alexander has a broad range of corporate legal experience both from private law and general counsel positions in global med-tech, software and manufacturing companies and will bring strong cross-functional legal, regulatory and senior management expertise to the Board. The Board believes that Ms. Alexander’s background and experience will be valuable in contributing to the Board’s oversight of the Company’s regulatory and compliance functions, particularly as the Company seeks to continue the transformation of its business and drive toward more clinically complex solutions in the health care industry.

Election of Directors (Proposal 1)

Barbara W. Bodem
Age 50

Director Since 2017

Independent

* Audit Committee
* Nominating and Governance Committee

BACKGROUND

Barbara W. Bodem was appointed by the Board as Director effective August 18, 2017. Ms. Bodem has served as Senior Vice President of Finance for Mallinckrodt Pharmaceuticals plc (NYSE:MNK), a global specialty pharmaceutical company, since October 2015. Prior to joining Mallinckrodt in 2015, Ms. Bodem served as Vice President, Global Commercial Finance for Hospira (NYSE:HSP), a global pharmaceutical and medical device company. From 1997 to 2013, Ms. Bodem served in a variety of financial roles both in the US and in the UK for Eli Lilly and Company (NYSE:LLY), a global pharmaceutical company. Her most recent role at Eli Lilly was as CFO for the Lilly Oncology business.
QUALIFICATIONS
The Board concluded that Ms. Bodem should serve as a Director of the Company primarily based on her financial and operational executive management experience, including her significant finance, financial reporting and accounting expertise, gained as an international finance executive with companies in the branded pharmaceutical, generic pharmaceutical and similar markets. The Board believes that Ms. Bodem’s strong background in financial and operational management of FDA-regulated public companies, strategic perspective and leadership experience will be valuable in contributing to the Board’s oversight of the Company’s business transformation, and financial condition and reporting, particularly through her service on the Audit Committee.

Election of Directors (Proposal 1)

Marc M. Gibeley
Age 53

Director Since 2015

Independent

* Audit Committee
* Compensation and Management Development Committee

BACKGROUND
Marc M. Gibeley has been a Director since November 2015. Mr. Gibeley served as Chief Executive Officer and Director of Scientific Intake Ltd. Co., a medical device and digital healthcare company focused on weight management and the prevention of obesity related chronic diseases, from October 2016 to January 2018. Prior to that, Mr. Gibeley served as Head of Diabetes Care North America for Roche Holding AG (SIX: RO), a leading research-focused pharmaceuticals and diagnostics healthcare company from 2011 through 2016. Mr. Gibeley served as the President and Chief Executive Officer of WaveRx, a venture-backed diabetes neuropathy medical device company, from 2008 through 2011. Prior to joining WaveRx, Mr. Gibeley worked for several consumer packaged goods companies, including Procter & Gamble (NYSE: PG), Eastman Kodak (NYSE: KODK) and Kraft Foods (NASDAQ: KHC).
QUALIFICATIONS
The Board concluded that Mr. Gibeley should serve as a Director of the Company primarily due to his extensive experience in leading and managing medical device companies that have undergone substantial changes and transformed to focus on marketing products directly to consumers. He has a wide range of management expertise, including in sales, marketing, finance, customer support and product launches, as well as in regulatory affairs, manufacturing, and operations and commercial development, which has been developed over a career in consumer products businesses at various stages of development. The Board believes that Mr. Gibeley’s background and experience will be valuable in contributing to the Board’s oversight of the Company’s strategy, finance and operations, particularly as the Company seeks to continue the transformation of its business and responds to the drive toward consumerism in the health care industry.

Election of Directors (Proposal 1)

C. Martin Harris, M.D.
Age 61

Director Since 2003

Independent

* Lead Director
* Nominating and Corporate Governance Committee (Chair)
* Compensation and Management Development Committee
BACKGROUND
Dr. Harris has been a Director since January 2003 and Lead Director since May 2012. He also served as Invacare's Interim Chairman of the Board from December 2014 until May 2015. Since December 2016, Dr. Harris has served as the Associate Vice President of the Health Enterprise and Chief Business Officer of the Dell Medical School at The University of Texas, Austin. From 1996 until October 2016, Dr. Harris served as the Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation in Cleveland, Ohio and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine. Dr. Harris served from 2000 to 2016 as the Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Dr. Harris serves as a Director and member of the Audit Committee of HealthStream Inc. (NASDAQ: HSTM), Nashville, Tennessee, which provides internet-based learning and research solutions for the training, information, and education needs of the healthcare industry in the United States. He also serves on the Boards of Directors of Thermo Fisher Scientific Inc. (NYSE: TMO), Waltham, Massachusetts, which provides analytical instruments, equipment, reagents and consumables, software and services for research, manufacturing, analysis, discovery and diagnostics and of Colgate Palmolive Company (NYSE: CL), New York, NY., a consumer products producer of household, dental and oral consumer products.
QUALIFICATIONS
The Board concluded that Dr. Harris should serve as a Director of the Company primarily due to his experience in the healthcare industry as a leader of healthcare organizations and also his expertise in the use of information technology in the healthcare industry. Dr. Harris is nationally recognized for his leadership in developing and organizing electronic management of medical information, including electronic medical records. Through his work with organizations such as e-Cleveland Clinic and the National Health Information Infrastructure Task Force, Dr. Harris has gained experience which enables him to provide valuable input to the Board, and ultimately the Company, as to the latest developments and trends involving the use of information to enhance healthcare diagnoses, patient outcomes and cost efficiencies. In particular, he is able to assist the Board in staying abreast of developments in technological advances in the home medical equipment industry. Dr. Harris' understanding of information technology developments in the healthcare industry has proven to be instrumental to the Board's management of the Company's own strategy and information technology resources.

Election of Directors (Proposal 1)

Matthew E. Monaghan
Age 50

Director Since 2015

Chairman of the Board
President and Chief Executive Officer

BACKGROUND
Matthew E. Monaghan was appointed the Company’s President and Chief Executive Officer in April 2015 and was elected Chairman of the Board in May 2015. Prior to joining Invacare, Mr. Monaghan served as a business unit leader at Zimmer Holdings (now Zimmer Biomet NYSE: ZBH), a major orthopedic implant company, serving first as Vice President and General Manager of the company’s Global Hips business (December 2009 to January 2014) and later as Senior Vice President of Hips and Reconstructive Research (January 2014 until joining Invacare). While at Zimmer, Mr. Monaghan was responsible for the Hip Division’s new product development, engineering, marketing, clinical studies, quality, regulatory affairs and results of the shared sales and supply chain functions. Later, those responsibilities also included directing research for various areas of material, process and product innovation. Prior to joining Zimmer in 2009, Mr. Monaghan spent eight years as an operating executive for two leading private equity firms, Texas Pacific Group (TPG) and Cerberus Capital Management, where he led acquisitions and operational improvements of portfolio companies in medical device and consumer industries. For the first 13 years of his career, Mr. Monaghan held various engineering, financial and management positions at General Electric (NYSE: GE). Since November 2016, Mr. Monaghan has served as a Director of Syneos Health (NASDAQ: SYNH), a contract research organization serving the needs of pharmaceutical clients.
QUALIFICATIONS
The Board concluded that Mr. Monaghan should serve as a Director of the Company primarily due to his role as Chief Executive Officer, as well as his considerable experience in managing and operating businesses, including medical device businesses subject to FDA regulation. The Board anticipates that Mr. Monaghan, in his role as Chief Executive Officer, will provide the Board with management perspective that will be valuable in overseeing the Company’s business operations and transformation.

Election of Directors (Proposal 1)

Clifford D. Nastas
Age 55

Director Since 2015

Independent

* Audit Committee (Chair, as of May 17, 2018)
* Regulatory and Compliance Committee (Chair, until May 17, 2018)

BACKGROUND
Clifford D. Nastas has been a Director since May 2015. Mr. Nastas has been the President and Chief Executive Officer of Radiac Abrasives Company, a manufacturer of conventional bonded and super abrasives in North America, since January 2016. Since 2014, Mr. Nastas has been a Director of Dan T. Moore Company, Inc., a holding company of diverse advanced materials manufacturing and technology businesses and became co-chairman in 2016. Also since 2014, Mr. Nastas has served as a Director of Shorr Packaging Corporation, an ESOP-owned company that distributes packaging supplies throughout North America. Mr. Nastas served as Chief Executive Officer and a Director of Material Sciences Corporation (formerly, Nasdaq: MASC), Elk Grove Village, Illinois, a publicly traded diversified industrial manufacturing company providing high-value coated metal, acoustical and lightweight composite solutions from 2005 until the company was sold in March 2014. From 2001 to 2005, Mr. Nastas served in various capacities at Material Sciences, including as President and Chief Operating Officer. Prior to joining Material Sciences, Mr. Nastas served in various general management, sales, and manufacturing capacities with Honeywell International, formerly Allied Signal (NYSE: HON), Morris Township, New Jersey, Avery Dennison Corporation (NYSE: AVY), Glendale, California, and Ford Motor Company (NYSE: F), Dearborn, Michigan.
QUALIFICATIONS
The Board concluded that Mr. Nastas should serve as a Director of the Company primarily due to his extensive business leadership and management expertise, which includes a broad range of experience in management, operations, sales, marketing, product development and engineering in a number of global businesses, including as the CEO of a publicly-traded company. The Board believes that Mr. Nastas’ experience and background will enable him to provide the Board will valuable insight into numerous aspects of the Company’s business.

Election of Directors (Proposal 1)

Baiju R. Shah
Age 46

Director Since 2011

Independent

* Compensation and Management Development Committee (Chair)
* Regulatory and Compliance Committee

BACKGROUND
Mr. Shah has been a Director since May 2011. Mr. Shah has been the Chief Executive Officer and a Director of BioMotiv, LLC, a company focused on developing a portfolio of drug discoveries from research institutions into new medicines, since August 2012. Prior to that, Mr. Shah served as President and Chief Executive Officer and a Director of BioEnterprise Cleveland from 2004 to August 2012, Senior Vice President from 2003 to 2004 and a Vice President from 2002 to 2003. BioEnterprise is a Cleveland-based business formation, recruitment and acceleration initiative designed to grow health care companies and commercialize biomedical technologies. Prior to BioEnterprise, Mr. Shah worked for McKinsey & Company, where he was a leader in its Growth and Business Building practice. In addition, Mr. Shah serves as a member of the Citizens Financial Group (NYSE: CFG) advisory board. Mr. Shah also serves as a Director of multiple privately held biomedical-related companies in which BioMotiv, LLC has investments.
QUALIFICATIONS
The Board concluded that Mr. Shah should serve as a Director of the Company primarily due to his experience in the healthcare and biomedical industry gained through his leadership of BioMotiv and BioEnterprise. The business insight gained through his work at BioMotiv, BioEnterprise and McKinsey & Company, in particular, and his demonstrated abilities in advancing initiatives to help companies grow and expand, provides Mr. Shah with a perspective on healthcare business and growth initiatives that is invaluable to the Board.

Invacare's Board of Directors recommends that shareholders vote “FOR” the election of all seven Director nominees for a term expiring in 2019.

Corporate Governance

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines which contain principles that, along with the charters of the standing committees of the Board of Directors, provide the framework for Invacare's corporate governance. Among other things, the Corporate Governance Guidelines establish principles relating to:

•	responsibilities and functions of the Board of Directors, such as meeting, orientation and continuing education guidelines;

•	the composition of the Board, including Director independence and other qualification requirements;

•	responsibilities of the Chairman of the Board, the Chief Executive Officer and the Lead Director;

•	the establishment and functioning of Board committees;

•	executive sessions of non-management Directors;

•	Chief Executive Officer succession planning;

•	Board access to management, and evaluation of the Chief Executive Officer;

•	communication and interaction by the Board with shareholders and other interested parties;

•	share ownership guidelines for Directors and executive officers;

•	engagement by an independent committee of the Board with shareholder proponents following a majority vote on a shareholder proposal; and

•	periodic self-assessment by the Board and each Board committee.
A copy of the Corporate Governance Guidelines can be found on the Company's website at www.invacare.com by clicking on the Investor Relations tab and then selecting the Corporate Governance link.
Director Independence
To be considered independent under the New York Stock Exchange independence criteria under Section 303A (the “NYSE Standards”), the Board of Directors must determine that a non-employee Director does not have a direct or indirect material relationship with Invacare. The Board of Directors has adopted the following guidelines (set forth in the Corporate Governance Guidelines) to assist it in making such determinations:
A non-employee Director will be considered independent if he or she, at any time that is considered relevant under the NYSE Standards (subject to any applicable transition rules of the NYSE Standards):
(i) has not been employed by the Company or its affiliates;
(ii) has not had an immediate family member who has been employed by the Company or its affiliates as an executive officer;
(iii) has not received, and has not had an immediate family member who has received, more than such annual amount of direct compensation from the Company as may be considered relevant from time to time under the NYSE Standards, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not in any way contingent on continued service);

Corporate Governance

(iv) is not a partner of the Company's present internal or external auditor;
(v) does not have an immediate family member who is a partner of Invacare's present internal or external auditor;
(vi) has not been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare's audit;
(vii) does not have an immediate family member who has been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare's audit;
(viii) has not been employed, and does not have an immediate family member who has been employed, as an executive officer of another company where any of Invacare's present executives serve on that company's compensation committee; and
(ix) has not been an executive officer or an employee of another company, and does not have an immediate family member who has been an executive officer of another company, that does business with Invacare and makes payments to, or receives payments from, Invacare for property or services in an amount that, in any one of the three last fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.
Additionally, the following commercial and charitable relationships will be considered immaterial relationships and a non-employee Director will be considered independent if he or she does not have any of the relationships described in clauses (i) - (ix) above, and:
(A) is not an executive officer of another company, and does not have an immediate family member who is an executive officer of another company, that is indebted to the Company, or to which Invacare is indebted, where the total amount of either company's indebtedness to the other is more than 5% of the total consolidated assets of the other company and exceeds $100,000 in the aggregate; and
(B) does not serve, and does not have an immediate family member who serves, as an officer, Director or trustee of a foundation, university, charitable or other not for profit organization, and Invacare's, or Invacare foundation's, annual discretionary charitable contributions (any matching of employee charitable contributions will not be included in the amount of contributions for this purpose) to the organization, in the aggregate, are more than 5% percent of that organization's total annual revenues (or charitable receipts in the event such organization does not generate revenues).
In the event that a non-employee Director has a relationship of the type described in clauses (A) or (B) in the immediately preceding paragraph that falls outside of the “safe harbor” thresholds set forth in such clauses (A) and (B), or if the Director had any such relationship during the prior three years that fell outside of such “safe harbor” thresholds, then in any such case, the Board of Directors annually shall determine whether the relationship is material or not, and therefore, whether the Director would be independent or not. If any relationship does not meet the categorical standards of immateriality set forth in clauses (i) and (ii) in the immediately preceding paragraph, Invacare will explain in its next proxy statement the basis for any Board of Directors determination that such relationship is immaterial.
In addition, any Director serving on the Audit Committee of Invacare may not be considered independent if he or she directly or indirectly receives any compensation from Invacare other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).
The Board examined the transactions and relationships between Invacare and its affiliates and each of the Directors, any of their immediate family members and their applicable affiliates. Based on this review, the Board affirmatively determined that each of the Directors, other than Mr. Monaghan, is independent and does not have any direct or indirect material relationship with Invacare pursuant to the categorical standards set forth in Invacare's Corporate Governance Guidelines and the NYSE Standards.

Corporate Governance

Board Meetings, Annual Meeting of Shareholders and Attendance
During the fiscal year ended December 31, 2017, the Board of Directors held four regular quarterly meetings and three additional meetings. Each Director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board of Directors and (2) the total number of meetings held by committees of the Board on which he or she served during 2017. Board members are expected to attend Invacare's Annual Meeting of Shareholders. Each Director then serving on the Board attended last year's annual shareholders meeting.
Executive Sessions
Independent Directors meet in executive sessions, presided over by the Company's Lead Director, at the end of each of the regularly scheduled quarterly Board meetings. In addition, the Directors meet in director-only executive sessions, presided over by the Chairman of the Board, after the end of each of the regularly scheduled quarterly Board meetings.
Board Nominations and Shareholder Recommendations
The Nominating and Governance Committee has retained an internationally recognized third-party executive search firm to identify candidates for independent Director positions to augment board membership after Mr. Merriman’s term expires at the annual meeting. The Committee also may solicit candidate suggestions from Committee members, the Chairman of the Board, incumbent Directors, senior management or others. In 2017, the Company retained an executive search firm which identified Ms. Bodem as a Board candidate.
The Committee will consider any unsolicited recommendation for a potential candidate to the Board from Committee members, the Chairman of the Board, other Board members, management or shareholders. The Committee will accept shareholder recommendations regarding potential candidates for the Board, provided that shareholders send their recommendations to the Chair of the Nominating and Governance Committee, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44035, with the following information:

•	The name and contact information for the candidate;

•
A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate's qualifications to serve as a Director;

•
A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, Director, customer, supplier, vendor or competitor of Invacare; and

•	The candidate's signed consent to be a candidate and to serve as a Director if nominated and elected, including being named in Invacare's proxy statement.
Once the Nominating and Governance Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board's need to fill a vacancy or desire to expand the size of the Board, the likelihood that the candidate can meet the Nominating and Governance Committee's evaluation criteria set forth below, as well as compliance with all other legal and regulatory requirements. The Nominating and Governance Committee will rely on public information about a candidate, personal knowledge of any committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating and Governance Committee, after consultation with the Chairman of the Board, will decide whether additional consideration of the candidate is warranted.
If additional consideration is warranted, the Nominating and Governance Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate's independence,

Corporate Governance

qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and may ask the candidate to meet with senior management and/or other Directors. The Committee would then evaluate the candidate against the standards and qualifications set out in the Nominating and Governance Committee's charter. While the Board does not maintain a policy regarding the diversity of its members, the Nominating and Governance Committee charter specifies that a Director should have a range of experience and knowledge relevant to the Company, and that such relevant experience and knowledge may be gained through diverse or unique life experiences. The Nominating and Governance Committee and the Board believe that the current Board composition reflects a diverse group of individuals with relevant knowledge and experience that greatly benefits the Company. Additionally, the Nominating and Governance Committee will consider other relevant factors as it deems appropriate (including independence issues and familial or related party relationships).
Before nominating an existing Director for re-election at an Annual Meeting, the Committee will consider:

•	The Director's value to the Board; and

•	Whether the Director's re-election would be consistent with Invacare's governance guidelines.
After completing the Nominating and Governance Committee's evaluation of new candidates or existing Directors whose terms are expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing Director is a valued member of the Board, then the Nominating and Governance Committee will make a recommendation to the full Board that such candidate or existing Director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee. These procedures were adhered to with respect to nominees for election at this meeting, who were unanimously recommended by the Nominating and Governance Committee and the entire Board of Directors.
Independent Lead Director
The Company has an independent Lead Director who is responsible for coordinating the activities of the independent Directors. Dr. Harris served as Lead Director in 2017. The following are the specific responsibilities of the Lead Director set forth in the Company's Corporate Governance Guidelines:
(i) advising the Chairman of the Board as to an appropriate schedule of Board meetings, seeking to ensure that the independent and non-executive Directors can perform their duties responsibly while not interfering with the flow of Company operations;
(ii) providing the Chairman of the Board with input as to the preparation for the agendas for the Board and Committee meetings;
(iii) advising the Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the independent and non-executive Directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material;
(iv) interviewing, along with the chair of the Nominating and Governance Committee, all Board candidates, and making recommendations to the Nominating and Governance Committee and the Board;
(v) assisting the Board and Company officers in assuring compliance with the Company's Corporate Governance Guidelines;
(vi) recommending revisions to the Corporate Governance Guidelines as appropriate;
(vii) coordinating and developing the agenda for and moderating executive sessions of the Board's independent Directors; acting as principal liaison between the independent Directors and the Chairman and Chief Executive Officer on sensitive issues;

Corporate Governance

(viii) evaluating, along with the members of the Compensation and Management Development Committee, the performance of the Chairman and Chief Executive Officer; meeting with the Chairman and Chief Executive Officer to discuss the Committee's evaluation of performance;
(ix) discussing with the Chairman of the Board and the Nominating and Governance Committee the membership of the various Board Committees, as well as selection of the Committee chairs;
(x) responding to the concerns of any Directors, whether or not these concerns are discussed with the full Board;
(xi) with input from the Chairman of the Board, assisting the Nominating and Governance Committee in its role with the annual self-assessment and evaluation process of the Board and its committees;
(xii) acting as a resource for, and counsel to, the Chairman of the Board; and
(xiii) performing other responsibilities as delegated by the Board.
A description of the responsibilities of the Lead Director also is included as Exhibit C to Invacare's Corporate Governance Guidelines, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link.
Determination of Current Board Leadership Structure
The Board believes that the Chief Executive Officer is best situated to serve as Chairman of the Board because he is the Director most familiar with the Company's business and industry. The Board believes that combining the roles of Chief Executive Officer and Chairman of the Board provides an efficient and effective leadership model for Invacare by fostering clear accountability, effective decision-making, and alignment of corporate strategy. The Board’s independent Directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company and industry-specific experience and expertise. One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chief Executive Officer and Chairman, together with an independent Lead Director having the duties described above, is in the best interests of shareholders because it strikes an appropriate balance for the Company; with the Chief Executive Officer also serving as Chairman, there is unified leadership and a focus on strategic development and execution, while the Lead Director helps assure independent oversight of management.
Members of the Board Committees
The current composition of the Board committees, as of April 9, 2018, is set forth below.

Director	Audit Committee	Nominating and Governance Committee	Compensation and Management Development Committee	Regulatory and Compliance Committee
Susan H. Alexander		Member		Member
Barbara W. Bodem	Member	Member
Marc M. Gibeley	Member		Member
C. Martin Harris, M.D. - Lead Director		Chair	Member
Michael J. Merriman (*)	Chair	Member
Clifford D. Nastas	Member			Chair
Baiju R. Shah			Chair	Member

* Not standing for re-election

Corporate Governance

Principal Functions of the Board Committees
The Board has an Audit Committee; a Nominating and Governance Committee; a Compensation and Management Development Committee; and a Regulatory and Compliance Committee.
Audit Committee.    The Audit Committee assists the Board in monitoring (i) the integrity of Invacare's financial statements, (ii) the independence, performance and qualifications of Invacare's internal and independent auditors, (iii) Invacare's compliance with legal and regulatory requirements related to the Company's financial statements and accounting policies (iv) Invacare's risk assessment and management process. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Audit Committee met five times during 2017. The Audit Committee met in executive session without management four times in 2017 at the end of its regularly scheduled quarterly meetings.
The Board has determined that each member of the Audit Committee satisfies the current independence standards of the New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board also has determined that Michael J. Merriman, the Chair of the Audit Committee, Clifford D. Nastas and Barbara W. Bodem each qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. Ms. Bodem joined the Board of Directors and the Audit Committee on August 18, 2017.
Nominating and Governance Committee.    The Nominating and Governance Committee assists the Board (i) in identifying and recommending individuals qualified to become Directors and will consider all qualified nominees recommended by shareholders, and (ii) on all matters relating to corporate governance of the Company, including, but not limited to, the development and implementation of the Company's corporate governance policies and guidelines. Each of the current members of the Nominating and Governance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Nominating and Governance Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Nominating and Governance Committee met three times during 2017 and did not meet in executive session. Michael F. Delaney and Dale C. LaPorte each served on the Nominating and Governance Committee until their retirement from the Board of Directors on May 18, 2017, at which time they were replaced by Susan H. Alexander and Michael J. Merriman. Barbara W. Bodem joined the Board of Directors and the Nominating and Governance Committee on August 18, 2017.
Compensation and Management Development Committee.    The Compensation and Management Development Committee assists the Board in developing and implementing (i) executive compensation programs that are fair, equitable and aligned with the interests of shareholders and that are effective in the recruitment, retention and motivation of executive talent required to successfully meet Invacare's strategic objectives and (ii) a management succession plan that meets Invacare's present and future needs. See “Compensation Discussion and Analysis” for additional information on the committee and its activities. Each of the current members of the Compensation and Management Development Committee is independent within the meaning of the New York Stock Exchange listing standards, including the standards in Rule 303A.02(a)(ii), and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Compensation and Management Development Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Compensation and Management Development Committee met eight times during 2017 and met five times in executive session without management present after a Committee meeting during the year. Michael J. Merriman served on the Compensation and Management Development Committee until May 18, 2017, at which time he was replaced by Marc M. Gibeley.
Regulatory and Compliance Committee.    The Regulatory and Compliance Committee assists the Board in its oversight of the Company's legal and regulatory compliance matters, including medical device regulatory compliance. Each of the current members of the Regulatory and Compliance Committee is

Corporate Governance

independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Regulatory and Compliance Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Regulatory and Compliance Committee met seven times during 2017 and met three times in executive session without management present after a Committee meeting during the year. Dale C. LaPorte served on the Regulatory and Compliance Committee until his retirement from the Board of Directors on May 18, 2017.
Board Role in Risk Oversight
Risk is inherent in any business, and the Company's management is responsible for the day-to-day management of risks that it faces. The Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and to seek assurances that it is implemented properly by management.
The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. At each quarterly meeting, the Board of Directors receives presentations from senior management on business operations, financial results and strategic matters, including a quarterly assessment of the sensitivity of the various business, financial, operational, information technology, compliance and human capital risks faced by the Company, and discusses the Company's strategies, key challenges, and risks and opportunities. Relevant members of senior management attend significant portions of the Board's quarterly meetings, as well as many of the Board committee meetings, in order to address any questions or concerns raised by the Board on risk management-related and other matters.
The Board's committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities, including oversight of the Company's enterprise risk management process and its assessment and management of risk in the areas of financial reporting, internal controls, business and operations, financial statements and accounting policies and information systems. Enterprise risk assessment reports of the various business, financial, operational, information technology, compliance and human capital risks faced by the Company are provided to the Audit Committee by management and the Company's internal auditors on a quarterly basis. The Regulatory and Compliance Committee assists the Board in its oversight of the Company's legal and regulatory compliance matters generally, including medical device regulatory compliance matters. The Compensation and Management Development Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company's compensation policies and programs, talent management and succession planning for executive officers and employment related risks. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization and structure, code of conduct, insider trading, conflict of interest policies and corporate governance, as well as overseeing the membership and independence of the Board of Directors. From time to time, the Board may establish special committees to assist it in the monitoring and oversight of certain risks. However, while these committees are responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks and committee activities through committee reports.
Codes of Ethics
Invacare has adopted a Code of Business Conduct and Ethics that applies to all Directors, officers and employees. Invacare has also adopted a separate Financial Code of Ethics that applies to its Chief Executive Officer (its principal executive officer), its Chief Financial Officer (its principal financial officer and principal accounting officer) and its controller or persons performing similar functions. Investors can find both codes on the Company's website at www.invacare.com by clicking on the Investor Relations tab and then selecting the Corporate Governance link. Invacare will post any amendments to the codes, as well as any waivers that are required to be disclosed pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange, within four business days, on its website.

Corporate Governance

Employees have been notified that if they have any questions or concerns regarding financial integrity, legal or regulatory compliance, ethical business conduct, or activities that may be improper under the Company’s Code of Business Conduct and Ethics, or otherwise have work related concerns, they are invited to speak with their supervisor, or any other member of management at any time. They also may report any concerns in writing to the Chief Executive Officer or the Chair of the Audit Committee, or submit a report to the Company’s EthicsPoint ethics and compliance hotline reporting service, which is used to consolidate and summarize reports received. All EthicsPoint reports are reviewed by the Audit Committee.
The Company’s EthicsPoint service is not intended to replace other communication channels already in place. However, if employees have a concern regarding a financial integrity, legal or regulatory compliance, or ethics related matter, or believe they cannot communicate effectively using existing internal channels, they may report the concern through the Company’s EthicsPoint hotline reporting service by telephone or online at http://invacare.ethicspoint.com. Reports through EthicsPoint may be made anonymously and without reprisals for matters reported in good faith.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during 2017 or at any other time an officer or employee of the Company or any of its subsidiaries. In addition, during 2017, none of the Company's executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on the Company's Board or Compensation Committee. Marc M. Gibeley, C. Martin Harris, M.D., Michael J. Merriman and Baiju R. Shah were the non-employee Directors who served on the Compensation Committee during 2017.
Director Orientation Program
Each new Director is provided an orientation to become acquainted with the Company’s business, history, strategy, plans, financial statements, compliance programs, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, and public reporting and disclosure requirements and the Company’s related policies and practices. Each new Director is also introduced to the Company’s senior leadership team, internal auditors, and independent auditors. In addition, from time to time, Directors receive information and updates on legal and regulatory changes that affect the Company, its employees and the operation of the Board. The Nominating and Governance Committee from time to time makes other recommendations regarding further educational opportunities for Directors.
Communications with the Board
Shareholders and other interested parties may communicate their concerns directly to the entire Board or specifically to non-management Directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Shareholder Communication, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44035. The status of all outstanding concerns addressed to the entire Board or only to non-management Directors will be reported to the Chairman of the Board or to the chair of the Nominating and Governance Committee, respectively, on a quarterly basis.

Director Compensation and Stock Ownership

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES
Director Compensation Program

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to non-employee Directors for Board, committee and committee chair services. In making non-employee Director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of Directors generally, as well as committee chairs, and the form and amount of compensation paid to Directors by comparable companies. The Director compensation program is intended to be equitable based on the work required of non-employee Directors serving a healthcare technology company of our size and scope, and to tie a significant portion of non-employee Directors’ compensation to shareholder interests through the grant of restricted stock units.
In 2017, the Compensation Committee reviewed the compensation paid to our non-employee Directors relative to our peer group (see Compensation Discussion and Analysis), which indicated that our total non-employee Director compensation was significantly below the median compensation paid by our peers. Based on this review, the value of each non-employee Director’s compensation was increased by $15,000 in 2017 through the issuance of restricted stock units, and a similar increase also was made for 2018. The Compensation Committee periodically reviews our non-employee Director compensation and such compensation may be adjusted in the future as appropriate based on our peer group information and Company performance.
The Company's 2017 Director compensation program provided that non-employee Directors were paid the following:

Annual Cash Retainer	$60,000
Lead Director Additional Fee	20,000
Committee Chair Additional Fees:
Audit	15,000
Compensation and Management Development	15,000
Regulatory and Compliance	15,000
Nominating and Governance	10,000
Fee per meeting in excess of 24 meetings	1,500
Additionally, in March 2017, each non-employee Director, other than Messrs. Delaney and LaPorte, both of whom retired from the Board of Directors in May 2017, was granted a restricted stock unit award of 8,606 shares, which vests in full on May 15, 2018. In accordance with the Director compensation program, Ms. Bodem received a grant of 5,020 shares, which was a pro-rated portion of the annual restricted stock unit grant, upon joining the Board during August 2017.
Director Stock Ownership Guidelines
The Company maintains stock ownership guidelines for its non-employee Directors for the purpose of aligning the interests of the Directors with those of the shareholders of the Company. Under the current guidelines of the stock ownership program, non-employee Directors are expected to own at least 7,500 common shares.
“Stock ownership” is defined to include shares held directly or indirectly by the Director, all unvested restricted stock held by the Director and 30% of the shares underlying unexercised stock options held by the Director that are “in the money” by at least 20%.
Directors are expected to reach their respective ownership levels under the stock ownership guidelines over five (5) years from the date they join the Board of Directors, and maintain that level of stock ownership

Director Compensation and Stock Ownership

afterward. The guidelines provide that Directors are required to hold their “net shares” from equity awards until they reach their applicable minimum ownership level, and once they reach the minimum level, they must hold their net shares from equity awards for at least one (1) year after such shares have vested, in the case of restricted stock awards, or have been acquired upon the exercise of stock options. “Net shares” means the difference between the actual shares awarded and any shares sold, surrendered or withheld to pay for taxes or to finance the cost of exercising a stock option.
All of the Directors have either met the guidelines or are pursuing goals to meet the guidelines within the established timeframe.
Director Deferred Compensation Plan
All non-employee Directors may participate in the Company’s Director Deferred Compensation Plan, which permits participants to defer all or a part of their annual cash compensation and all or a part of their annual restricted stock unit grant. Participants may choose to defer either until they leave the Board of Directors or for a specified number of years, with a minimum of two years and a maximum of ten years, as specified at the time of the participant’s deferral election.
Deferred cash compensation may be credited to a “stock-unit” account that is deemed invested in the Company’s common shares or to an account that earns interest at a rate specified by the Compensation Committee. Deferred restricted stock unit grants are credited to the stock-unit accounts. Stock-unit accounts are credited with dividend equivalent units based on the number of vested stock units credited to the account as of the applicable dividend record date. The value in a Director’s account balance is distributed to the Director in a lump sum promptly following the end of the applicable deferral period. The value in a Director’s stock-unit account is determined by multiplying the number of units credited to the account by the fair market value of the Company’s common shares at the end of the deferral period, and is paid to the Director in an equivalent number of common shares of the Company issued under the Invacare Corporation 2013 Equity Compensation Plan (the "2013 Equity Plan"). Partial shares are rounded up or down to the nearest whole share. The value in a Director’s interest-bearing account will be paid to the Director in cash.
In 2016, Mr. Merriman and Mr. Shah each elected to defer 100% of their respective 2017 restricted stock unit grants with Mr. Merriman deferring until his separation from the Board and Mr. Shah deferring until the earlier of January 2027 or his separation from the Board.

Director Compensation and Stock Ownership

Fiscal 2017 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Susan H. Alexander	60,000	(2)	104,133	164,133
Barbara W. Bodem	25,000	(3)	67,268	92,268
Michael F. Delaney	25,000	(4)	—	25,000
Marc M. Gibeley	60,000	(2)	104,133	164,133
C. Martin Harris, M.D.	90,000	(5)	104,133	194,133
Dale C. LaPorte	31,250	(6)	—	31,250
Michael J. Merriman	78,000	(7)	104,133	182,133
Clifford D. Nastas	70,000	(8)	104,133	174,133
Baiju R. Shah	75,000	(9)	104,133	179,133

(1)
The values reported in this column represent the dollar amount of expense, calculated in accordance with ASC 718, Compensation - Stock Compensation, to be recognized for financial statement purposes over the respective vesting periods with respect to all restricted stock units awarded to each Director during 2017. These time-based restricted stock units were granted pursuant to the Invacare Corporation 2013 Equity Compensation Plan (the "2013 Equity Plan"), and vest in full on May 15, 2018, except for the award to Ms. Bodem which vests in full on August 15, 2018. For a description of the assumptions made in computing the values reported in this column, see “Equity Compensation” in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)	Annual $60,000 retainer earned.

(3)	The fees earned by Ms. Bodem in 2017 include a pro-rata portion of the annual retainer.

(4)	The fees earned by Mr. Delaney are a pro-rata portion of the $60,000 annual retainer.

(5)
The fees earned by Dr. Harris include a $60,000 retainer, a $20,000 additional fee for his service as Lead Director and an $10,000 fee for his service as Chair of the Nominating and Governance Committee.

(6)	The fees earned by Mr. LaPorte include a $18,750 pro-rata portion of the annual retainer and a $12,500 pro-rata fee for his service as Chair of the Regulatory and Compliance Committee.

(7)
The fees earned by Mr. Merriman include a $60,000 retainer and a $15,000 fee for his service as Chair of the Audit Committee and $3,000 for his attendance at two meetings in excess of the 24 meetings held in 2017.

(8)	The fees earned by Mr. Nastas represent a $60,000 retainer, a $10,000 pro-rata fee for his service as Chair of the Regulatory and Compliance Committee

(9)	The fees earned by Mr. Shah represent a $60,000 retainer, a $15,000 fee for his service as Chair of the Compensation and Management Development Committee.

Director Compensation and Stock Ownership

Outstanding Director Equity Awards at December 31, 2017
The following table shows outstanding equity awards held by each Director at December 31, 2017.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)
Susan H. Alexander				2,839	(1)	47,837
				8,606	(2)	145,011
Barbara Bodem				5,020	(3)	84,587
Michael F. Delaney	6,919	25.79	8/20/2018
				4,254	(4)	71,680
Marc M. Gibeley				8,606	(2)	145,011
				2,127	(4)	35,840
C. Martin Harris, M.D.	6,919	25.79	8/20/2018
				8,606	(2)	145,011
				4,254	(4)	71,680
Dale C. LaPorte	7,858	19.09	2/12/2019
				4,254	(4)	71,680
Michael J. Merriman	8,977	16.71	5/15/2024
				8,606	(2)	145,011
				4,254	(4)	71,680
Clifford D. Nastas				8,606	(2)	145,011
				4,254	(4)	71,680
Baiju R. Shah	4,496	33.36	5/19/2021
				8,606	(2)	145,011
				4,254	(4)	71,680

(1)	The restricted stock unit award vests in full on February 20, 2018 after a one-year "cliff" vesting period.

(2)	The restricted stock unit award vests in full on May 15, 2018 after a one-year "cliff" vesting period.

(3)	The restricted stock unit award vests in full on August 15, 2018 after a one-year "cliff" vesting period.

(4)	The restricted stock unit award vests in full on May 15, 2018 after a three-year "cliff" vesting period.

Approval and Adoption of Equity Compensation Plan (Proposal 2)

APPROVAL AND ADOPTION OF
INVACARE CORPORATION 2018 EQUITY COMPENSATION PLAN
(Proposal No. 2)
The second proposal to be acted upon at the Annual Meeting is the approval of the Invacare Corporation 2018 Equity Compensation Plan (the “2018 Equity Plan”), adopted on March 27, 2018 by the Company's Board of Directors (the “Board”). The Board's adoption of the 2018 Equity Plan is subject to approval by the shareholders at the Annual Meeting. If the 2018 Equity Plan is approved by shareholders, it will become effective on the day following the Annual Meeting.
The Board believes that equity-based compensation payable under the 2018 Equity Plan will enable the Company to continue to attract and retain talented directors and employees and provide an incentive for those directors and employees to increase the Company's value. In addition, the Board believes stock ownership is important because it aligns the interests of the Company's key employees with the interests of its shareholders.
The Board adopted the 2018 Equity Plan because equity compensation is a vital component of the Company’s overall compensation program and the Company requires additional common shares to be available for grant as equity compensation in order to continue to provide appropriate incentives in accordance with its compensation philosophy. In addition, the Company’s existing equity compensation plan, the Invacare Corporation 2013 Equity Compensation Plan (the “2013 Equity Plan”) is structured to meet the requirements of Section 162(m) of the Internal Revenue Code (the “Code”), and revisions to the Code resulting from the U.S. Tax Cuts and Jobs Act of 2017 altered Code Section 162(m) such that certain tax deductions based on qualification as “performance-based compensation” under Code Section 162(m) are no longer available to the Company for compensation awards made after November 2, 2017. Accordingly, the 2018 Equity Plan reflects these changes to Code Section 162(m). The Company may continue to grant awards under the 2013 Equity Plan until approval of the 2018 Equity Plan by shareholders, at which time the Company will transfer any common shares remaining for issuance under the 2013 Equity Plan into the 2018 Equity Plan. Awards granted prior to the 2013 Equity Plan’s expiration will remain in effect under their original terms.
Summary of the 2018 Equity Plan
The following summary of the material features of the 2018 Equity Plan is qualified in its entirety by reference to the full text of the 2018 Equity Plan, which is set forth in Appendix A to this proxy statement.
Eligibility and Types of Awards
The Compensation and Management Development Committee of the Board (the “Compensation Committee”), in its discretion, may grant an award under the 2018 Equity Plan to any director or employee of the Company or an affiliate. There are six non-employee directors and approximately 150 employees who would be eligible to participate in the 2018 Equity Plan as of March 20, 2018.
The 2018 Equity Plan provides for the following types of awards with respect to the common shares of the Company: incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, unrestricted stock, and performance shares. The Compensation Committee also may grant performance units that are payable in cash.
Common Shares Subject to the 2018 Equity Plan
Available Shares
The maximum number of the Company common shares, without par value, available for issuance under the 2018 Equity Plan will not exceed the sum of the following:

•	1,800,000 shares; plus

Approval and Adoption of Equity Compensation Plan (Proposal 2)

•	any shares remaining for issuance under the 2013 Equity Plan at the time of approval of the 2018 Equity Plan by shareholders; plus

•
any shares covered by an award under the 2018 Equity Plan, the 2013 Equity Plan or the Invacare Corporation Amended and Restated 2003 Performance Plan (the “2003 Equity Plan”) that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award.

The maximum number of shares available for awards of incentive stock options is 1,800,000 shares.
Fungible Share-Counting Method
The 2018 Equity Plan uses a fungible share-counting method, under which:

•	each common share underlying an award of stock options or SARs will count against the number of total shares available under the 2018 Equity Plan as one share; and

•	each common share underlying any award other than a stock option or a SAR will count against the number of total shares available under the 2018 Equity Plan as two shares.
Any common shares that are added back to the 2018 Equity Plan as the result of the cancellation or forfeiture of an award granted under the 2018 Equity Plan or the 2013 Equity Plan will be added back in the same manner such shares were originally counted against the total number of shares available under the 2018 Equity Plan or 2013 Equity Plan, as applicable. Each common share that is added back to the 2018 Equity Plan due to a cancellation or forfeiture of an award granted under the 2003 Equity Plan will be added back as one common share.
Individual Limits on Awards
The 2018 Equity Plan sets annual limits with respect to awards, as follows:

•	no participant will be granted stock options or SARs for more than 800,000 common shares, in the aggregate, during any calendar year;

•	no participant will be granted awards of restricted stock, restricted stock units or performance shares for more than 650,000 common shares, in the aggregate, during any calendar year;

•	no nonemployee director will be granted awards of restricted stock, restricted stock units or performance shares for more than 100,000 common shares, in the aggregate, during any calendar year;

•	no participant will receive any awards payable in cash that have an aggregate maximum value as of their respective grant dates in excess of $7,500,000 during any calendar year; and

•	no nonemployee director will receive any awards payable in cash that have an aggregate maximum value as of their respective grant dates in excess of $2,000,000 during any calendar year.
Outstanding Common Shares and Awards
As of March 22, 2018 and including the company's March 16, 2018 equity awards, there were:

•	33,120,230 of the Company's common shares outstanding;

•
608,753 stock options granted under the 2013 Equity Plan (and no SARs) outstanding, 599,776 of which are performance-based stock options with an average exercise price of $12.15 and average remaining term of 9.0 years and 8,977 of which are stock options with an average exercise price of $16.71 and average remaining term of 6.2 years;

•
a total of 1,752,513 full-value awards granted under the 2013 Equity Plan outstanding, 807,550 of which are service-based restricted stock awards that are included in the number of the Company's common shares outstanding, 281,920 of which are service-based restricted stock unit

Approval and Adoption of Equity Compensation Plan (Proposal 2)

awards, 612,926 of which are performance-based share awards and 50,115 of which are performance-based share units;

•	2,022,816 stock options granted under the 2003 Equity Plan (and no SARs) outstanding, with an average exercise price of $21.89 and average remaining term of 2.4 years;

•	no full-value awards granted under the 2003 Equity Plan outstanding; and

•	1,012,993 common shares remaining available for issuance under the Company’s equity compensation plans, all of which are under the 2013 Equity Plan.
After March 22, 2018 and prior to shareholder approval of the 2018 Equity Plan, the Company may grant awards under the 2013 Equity Plan to the extent that common shares remain available for issuance under the 2013 Equity Plan. After shareholder approval of the 2018 Equity Plan, the Company will transfer any common shares that remain available for issuance under the 2013 Equity Plan into the 2018 Equity Plan, and any shares covered by an outstanding award under the 2013 Equity Plan that are subsequently forfeited or remain unpurchased or undistributed upon termination or expiration of the award will become available for issuance under the 2018 Equity Plan. The 2003 Equity Plan has expired and no further awards may be made. Any shares covered by an outstanding award under the 2003 Equity Plan that are subsequently forfeited or remain unpurchased or undistributed upon termination or expiration of the award will become available for issuance under the 2018 Equity Plan.
Adjustments
In the event of any stock dividend, stock split, consolidation, reorganization, merger, spinoff, or similar transaction affecting the Company's common shares, the Compensation Committee will adjust the number of shares available for grants, the number of shares subject to the full-value award limits and individual limits, and the number of shares and price under outstanding grants made before the event, as provided in the 2018 Equity Plan.
 No Liberal Share Counting/Recycling Provisions
The 2018 Equity Plan prohibits liberal share counting by requiring that no shares tendered in payment of a stock option's exercise price may be added back into the aggregate share limit. The 2018 Equity Plan also provides that no shares withheld in satisfaction of tax withholding obligations may be added back into the aggregate share limit. The number of common shares covered by a SAR, to the extent that it is exercised and settled in common shares, and whether or not shares are actually issued to a participant upon exercise of the SAR, will be considered issued or transferred. Lastly, in the event that the Company repurchases common shares with stock option exercise proceeds, those shares will not be added to the aggregate plan limit.
Administration
The 2018 Equity Plan will be administered by the Compensation Committee, which has broad discretionary authority under the 2018 Equity Plan. The Compensation Committee may delegate all or any part of its authority and powers under the 2018 Equity Plan to one or more directors or officers of the Company. The Compensation Committee may not, however, delegate its authority and powers:

•	with respect to awards to persons covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

•	in a way that would jeopardize the 2018 Equity Plan's satisfaction of Rule 16b-3 of the Exchange Act.
 Performance Targets and Performance Measures
The Compensation Committee may condition awards on the achievement of certain objective performance targets (“Performance Targets”) established by the Compensation Committee. The performance

Approval and Adoption of Equity Compensation Plan (Proposal 2)

measures used to establish the Performance Targets will be based on any of the factors listed below, alone or in combination, as determined by the Compensation Committee. Such factors may be applied on a corporate-wide or business-unit basis, include or exclude one or more of the Company's affiliates or subsidiaries, may be in comparison with plan, budget, or prior performance, and/or may be on an absolute basis or in comparison with peer-group performance. Performance measures may differ from participant to participant and from award to award. The factors that may be used as performance measures will be one or more of the following: return on equity; earnings per share; net income; pre-tax income; operating income; revenue; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; free cash flow; economic profit; total earnings; earnings growth; return on capital; operating measures (including, but not limited to, operating margin and/or operating costs); return on assets; return on net assets; return on capital; return on invested capital; increase in the fair market value of the Company's common shares; or total shareholder return.
In setting performance measures, the Compensation Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items.
If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Targets unsuitable, the Compensation Committee may modify such performance measures or the related minimum acceptable level of achievement.
Minimum Vesting Periods
The 2018 Equity Plan provides for a one-year minimum vesting period for stock options, SARs and performance-based full-value awards and time-based full value awards. Full-value awards include grants of restricted stock, restricted stock units, performance shares, performance units and unrestricted stock grants. However, up to 5% of the shares available under the 2018 Equity Plan can be used for awards that are not subject to the minimum vesting restrictions.
No Repricing
Repricing or replacement of underwater options and SARs is prohibited without shareholder approval under the 2018 Equity Plan, except with respect to adjustments made in connection with certain corporate events or transactions described above in "Common Shares Subject to the 2018 Equity Plan - Adjustments."
Description of Award Types
Subject to the limits imposed by the 2018 Equity Plan, which are generally described in this proposal, the Compensation Committee, in its discretion, may award any of the following types of awards to a participant: incentive stock options; nonqualified stock options; stock appreciation rights; restricted stock; restricted stock units; performance shares; performance units; and unrestricted stock.
Stock Options
The Compensation Committee may grant nonqualified stock options and/or incentive stock options. The Compensation Committee establishes the exercise price, which may not be less than 100% of the fair market value of the common shares on the grant date. Stock options may not be re-priced without shareholder approval unless in connection with certain corporate events or transactions described above in "Common Shares Subject to the 2018 Equity Plan - Adjustments." The Compensation Committee establishes the vesting date and the term of the option, subject to a maximum term of 10 years. A participant may pay the exercise price in cash, or if permitted by the Compensation Committee, by cashless exercise through a broker, by a net exercise, by delivering previously-owned Company common shares having a fair market value equal to the exercise price, any other manner permitted by the Compensation Committee and applicable law, or a combination of the foregoing. An award agreement for a stock option may provide that such option becomes exercisable in the event of the participant's death, disability or retirement.

Approval and Adoption of Equity Compensation Plan (Proposal 2)

Additional limits and rules apply to incentive stock options. For example, the Compensation Committee may not grant an employee incentive stock options to the extent that it would result in the employee first being able to exercise incentive stock options to purchase shares with an aggregate fair market value (determined as of the grant date) of more than $100,000 in any year.
As of March 22, 2018, the closing price for one common share quoted on the New York Stock Exchange was $17.45.
Stock Appreciation Rights (SARs)
The Compensation Committee may grant stock appreciation rights (“SARs”). The value of SARs is based on the increase in the value of the Company's common shares from the grant date to the date on which the employee exercises the SAR. The Compensation Committee determines the vesting and exercise periods for each SAR. A SAR must expire not later than 10 years after the grant date. SARs may be granted in connection with or separate from stock option grants. An award agreement for a SAR may provide that such SAR becomes exercisable in the event of the participant's death, disability or retirement or in connection with a change in control.
Restricted Stock
The Compensation Committee may grant restricted Company common shares or “restricted stock.” At the time of grant, the Compensation Committee will specify the period of restriction, the number of shares granted, and the conditions of the award. At the time of the award, the Compensation Committee will establish the period that must lapse and/or the performance targets that must be satisfied for the restrictions to lapse. An award agreement for restricted stock may provide for the earlier termination of restrictions on such restricted stock in the event of the participant's death, disability or retirement.
Restricted Stock Units
The Compensation Committee may grant restricted stock units. Restricted stock units will be evidenced by an award agreement containing such terms and provisions, consistent with the 2018 Equity Plan, as the Compensation Committee may approve. A grant of restricted stock units constitutes an agreement by the Company to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. During the applicable restriction period, the participant will have no right to transfer any rights under his or her award, will have no rights of ownership in the common shares deliverable upon payment of the restricted stock units, and will have no right to vote the common shares. An award agreement for restricted stock units may provide for the earlier termination of restrictions on such restricted stock units in the event of the participant's death, disability or retirement.
Performance Shares/Units
The Compensation Committee may grant performance units and/or performance shares that may be subject to the achievement of Performance Targets based on one or more of the performance measures listed under “Performance Targets and Performance Measures” above. Performance units and/or performance shares may be paid in the form of cash, shares, or a combination of cash and shares. An award agreement for performance shares or performance units may provide for the earlier lapse of restrictions or other modifications in the event of the participant's death, disability or retirement.
Unrestricted Share Grants
The Compensation Committee may grant common shares, without restrictions on the shares granted. However, no more than 5% of the shares available under the 2018 Equity Plan can be used for awards that are not subject to the plan’s minimum vesting restrictions.

Approval and Adoption of Equity Compensation Plan (Proposal 2)

Dividends and Dividend Equivalents
The 2018 Equity Plan specifies that no dividends, dividend equivalents or other distributions will be paid currently on any award of restricted stock, restricted stock units, performance shares or performance units before the lapse of restrictions on the award. However, the award may provide that any dividends, dividend equivalents or other distributions otherwise payable on the award before the lapse of restrictions be automatically deferred contingent upon the vesting of the underlying common shares or reinvested in additional restricted stock, restricted stock units, performance shares or performance units, as the case may be, which will be subject to the same restrictions as the underlying award. No dividends, dividend equivalents or other distributions will be paid currently on any award of stock options or SARs before the exercise of the award.
 Change in Control
The treatment of outstanding awards upon a change in control would depend on whether or not the awards are assumed by the entity effecting the change in control. In general, a change in control will be deemed to have occurred under the 2018 Equity Plan if: (i) a person or group acquires 30% or more of the voting power of the Company in the election of directors (excluding certain purchases by the Company or its benefit plans); (ii) the Company experiences a turn-over (not approved by at least two-thirds of the Company's directors) of a majority of its directors during a two-year period; (iii) the Company consummates a reorganization, merger or consolidation resulting in a substantial change in ownership of 50% or more of the voting power of the Company; (iv) the Company consummates a sale of all or substantially all of its assets; or (v) the Company's shareholders approve a liquidation or dissolution of the Company.
Upon the occurrence of a change in control, any awards made to a participant under the 2018 Equity Plan that are assumed by the surviving entity will continue to vest and become exercisable in accordance with the terms of the original grant unless, during the two-year period commencing on the date of the change in control, the participant's employment is involuntarily terminated by the Company for reasons other than for “cause” (as defined in the 2018 Equity Plan) or the participant terminates his or her employment for “good reason” (as defined in the 2018 Equity Plan) (a so-called "double trigger"). If a participant's employment is terminated under such circumstances, any outstanding stock options and SARs will become fully vested and exercisable, any restrictions that apply to awards made pursuant to the 2018 Equity Plan will lapse, and any awards that are subject to Performance Targets will immediately be earned or vested in a prorated amount and the prorated amount will become immediately payable (unless prohibited by Code Section 409A) in accordance with their terms as if all of the Performance Targets have been achieved at their target levels as of the date of termination. For these purposes, the “prorated amount” will be based on the actual level of achievement against the award’s Performance Targets during the performance period up to the date of the change of control and the number of full months that elapsed during the award’s performance period up to and including the date of the change of control. The Compensation Committee may, in good faith, adjust Performance Targets to account for the shortened performance period.
Upon the occurrence of a change in control, any awards made under the 2018 Equity Plan that are not assumed by the entity effecting the change in control and are not subject to Performance Targets will become fully vested and exercisable on the date of the change in control. A prorated amount (as defined above) of any awards made under the 2018 Equity Plan that are subject to Performance Targets will immediately vest and become immediately payable (unless prohibited by Code Section 409A) in accordance with their terms.
For each stock option and SAR that is not assumed in connection with a change in control, the holder will receive a payment equal to the difference between the consideration received by holders of common shares in the change in control transaction and the exercise price of the applicable stock option or SAR, if such difference is positive. Any stock options or SARs with an exercise price that is higher than the per share consideration received by holders of common shares in connection with the change in control transaction will be canceled for no additional consideration.

Approval and Adoption of Equity Compensation Plan (Proposal 2)

For any awards of restricted stock, restricted stock units, performance shares or performance units that are not assumed in connection with the change in control, the holder of those awards will receive the consideration that he or she would have received in the change in control transaction had he or she been a holder of the number of common shares equal to the number of restricted stock units and/or shares of restricted stock covered by the award and the number of common shares payable for awards subject to Performance Targets (unless prohibited by Code Section 409A) earned or vested in a prorated amount (as defined above) in accordance with their terms as if all of the Performance Targets have been achieved at their target levels as of the date of the change in control.
If the payment or benefit underlying an award constitutes a deferral of compensation under Code Section 409A, then the payment or delivery will be made on the date of payment or delivery originally provided for such payment or benefit in the applicable award agreement.
Amendment and Termination
The Board of Directors may amend, suspend, or terminate the 2018 Equity Plan at any time. Shareholder approval of an amendment will be required only to the extent necessary to satisfy applicable legal, regulatory agency and stock exchange rules.
Clawback Rights
Any awards or payments made under the 2018 Equity Plan are subject to the Company's Executive Compensation Adjustment and Recapture Policy.
Compliance with Section 409A of the Internal Revenue Code
To the extent applicable, it is intended that the 2018 Equity Plan and any grants made thereunder comply with or be exempt from the provisions of Code Section 409A so that the income inclusion provisions of Code Section 409A (a)(1) do not apply to the participants. The 2018 Equity Plan and any grants made under the 2018 Equity Plan will be administered in a manner consistent with this intent.
Federal Income Tax Consequences
Tax Consequences for the Participants
The federal income tax consequences to a participant vary depending upon the type of award granted under the 2018 Equity Plan. Generally, there are no federal income tax consequences to an employee upon the grant or exercise of an incentive stock option. If the employee holds the shares purchased through the exercise of an incentive stock option for more than two years after the grant day and one year after the exercise date (“required holding period”), the employee will be eligible for capital gains treatment on any excess of the sales price over the option price upon selling the shares. However, if the employee sells the shares during the required holding period, he or she must recognize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. The balance of the employee's gain, if any, on the sale of the shares is subject to capital gains treatment.
The recipient of a non-qualified stock option realizes ordinary income upon exercising the option equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. Upon the subsequent sale of any such shares by the recipient, any appreciation or depreciation in the value of the shares after the exercise date will be treated as a capital gain or loss for the recipient.
A participant generally does not recognize income from the grant of restricted stock until the restrictions on the shares lapse. Pursuant to Code Section 83(b), a participant may elect to recognize income at the time of the grant, based on the value of the shares at that time.
A participant generally does not recognize income from the grant of restricted stock units until the restrictions on the restricted stock units lapse. At that time, the participant must recognize as ordinary income an amount equal to the fair market value of the shares underlying the restricted stock units.

Approval and Adoption of Equity Compensation Plan (Proposal 2)

No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.
In general, awards of unrestricted stock are taxable to the participants and deductible by the Company at the time paid.
Tax Consequences to the Company or Subsidiary
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and to the extent the award, combined with other payments, does not exceed the $1 million limitation on certain executive compensation under Code Section 162(m). In the case of grants of incentive stock options, the Company does not receive an income tax deduction, provided that the employee disposes of the shares after the required holding period.
Registration with the SEC
The Company intends to file a Registration Statement on Form S-8 relating to the issuance of common shares under the 2018 Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2018 Equity Plan by the Company's shareholders.
New Non-Discretionary Plan Benefits
It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2018 Equity Plan because the grant and actual pay-out of awards under such plans are discretionary. However, the Company's current compensation program for directors described under the Compensation of Directors section contemplates that non-employee directors will be awarded restricted stock grants with a target value of $120,000 on an annual basis. Any new director who joins the Board receives an award of a pro-rated number of shares of the most recent annual grant based on the months remaining until the next annual grant. The following table sets forth the awards granted in March 2018 under the terms of the Company's current director compensation program to each of the six non-employee directors who is standing for re-election at the 2018 annual meeting:

Name and Position	Dollar Value	Number of Common Shares
Non-Executive Director Group (1)	$120,000	6,708	(2)

(1)
The dollar value and number of common shares are presented on a per person basis. The Non-Executive Director Group is currently comprised of the six incumbent non-employee directors who are standing for re-election at the annual meeting.

(2)	Reflects $120,000 divided by $17.89, which was the 30-day average closing price per share as of February 28, 2018.

The Company's Board of Directors unanimously recommends a vote “FOR” the approval and adoption of the Invacare Corporation 2018 Equity Compensation Plan.

Approval and Adoption of Equity Compensation Plan (Proposal 2)

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2017 about our common shares that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including the Invacare Corporation 2013 Equity Compensation Plan.

	Column (a)		Column (b)	Column (c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,631,569		$19.44	2,131,355	(1)
Equity compensation plans not approved by security holders	584	(2)	—	—
Total	2,632,153		$19.44	2,131,355

(1)
Represents shares available under the Invacare Corporation 2013 Equity Compensation Plan. This amount reflects (i) an aggregate of 2,045,888 shares underlying restricted share and restricted share unit awards outstanding at December 31, 2017 and (ii) an aggregate of 1,999,706 shares underlying performance share and performance share unit awards outstanding at December 31, 2017, which amount, for purposes of this table, assumes achievement of maximum targets for performance share awards, even though the actual payout under such awards may be less than maximum. Performance share and share unit and restricted share and share unit awards granted under the 2013 Equity Plan reduce the number of securities remaining at a rate of 2 shares for each full value share awarded. In addition, an aggregate of 1,073,226 shares underlie awards outstanding under the 2003 Performance Plan at December 31, 2017; such shares may become available under the 2013 Equity Plan to the extent such awards are forfeited or expire unexercised.

(2)	Represents phantom share units in the DC Plus Plan or a predecessor plan, which were allocated to participants' accounts at their discretion as their investment choice.
Votes Required (Proposal 2)
The approval and adoption of the Invacare Corporation 2018 Equity Compensation Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be voted for or against the proposal and will not be counted in the number of votes cast on the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote.

Invacare's Board of Directors recommends that shareholders vote “FOR”
the approval and adoption of the Invacare Corporation 2018 Equity Compensation Plan.

Auditor Ratification (Proposal 3)

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3)
The Audit Committee has appointed Ernst & Young LLP to continue as the Company's independent registered public accounting firm and to audit its financial statements for the year ended December 31, 2018. The Audit Committee and the Board of Directors are requesting shareholders to ratify this appointment. During the year ended December 31, 2017, Ernst & Young LLP served as the Company's principal auditors and provided tax and other services. See “Independent Registered Public Accounting Firm.” Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Votes Required (Proposal 3)
Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions will not be voted for or against the ratification of the appointment of Ernst & Young LLP and will not be counted in the number of votes cast on the proposal.

Invacare's Board of Directors recommends that shareholders vote “FOR”
the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended December 31, 2018.

Report of the Audit Committee

AUDIT COMMITTEE AND RELATED MATTERS
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
Report of the Audit Committee
The Audit Committee assists the Board of Directors in its oversight and monitoring of:

•	the integrity of the Company's financial statements;

•	the Company's enterprise risk management process;

•	the independence, performance and qualifications of the Company's internal auditors and independent registered public accounting firm; and

•	the Company's compliance with legal and regulatory requirements related to the Company's financial statements and accounting policies.
The Audit Committee's activities are governed by a written charter adopted by the Board of Directors, which is available on the Company's website (www.invacare.com) by clicking on the Investor Relations tab and then the Corporate Governance link.
Each member of the Audit Committee satisfies the independence requirements set forth in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.
Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal and disclosure controls and assessing the effectiveness of internal control over financial reporting. Ernst & Young LLP, the Company's independent registered public accounting firm for 2017, audited the annual financial statements prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Ernst & Young LLP also audited the Company's internal control over financial reporting as of 2017, and issued an opinion with respect to the Company's internal control over financial reporting as of 2017.
The Company's Vice President of Internal Audit, together with a nationally-recognized third-party auditing firm, as well as other outside expert consulting firms, conduct the Company's internal audit processes. During 2017, the Audit Committee met with the Vice President of Internal Audit and Ernst & Young LLP, with and without management present, to discuss their examinations, their continuing evaluation of the Company's internal and disclosure controls and the overall quality of the Company's internal procedures and controls over financial reporting.
As part of its oversight responsibilities described above, the Audit Committee met and held discussions with management, with Ernst & Young LLP and with the Company's Vice President of Internal Audit relative to the Company's financial reporting. The Audit Committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the audited consolidated financial statements and related schedules with US generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 1301, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with Ernst & Young LLP the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

Report of the Audit Committee

In addition, Ernst & Young LLP provided to the Audit Committee the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526 (Communications With Audit Committees Concerning Independence), and by all relevant professional and regulatory standards, related to the auditors' independence. The Audit Committee discussed with Ernst & Young LLP its independence from the Company and its management and considered the compatibility of non-audit services with the independence of Ernst & Young LLP.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended 2017 for filing with the Securities and Exchange Commission.
The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for its 2018 fiscal year, and the Company is seeking ratification of such appointment at the 2018 Annual Meeting of Shareholders.

AUDIT COMMITTEE
Michael J. Merriman, Chair
Barbara W. Bodem
Marc M. Gibeley
Clifford D. Nastas

Independent Registered Public Accounting Firm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES AND SERVICES
Independent Registered Public Accounting Firm and Fees
The Audit Committee has selected Ernst & Young LLP to continue as the Company's independent registered public accounting firm and to audit the financial statements of Invacare for the fiscal year ending December 31, 2018. The Audit Committee and the Board of Directors are requesting shareholders to ratify this appointment.  Fees for services rendered by Ernst & Young LLP in 2017 and 2016 were:

	2017	2016
Audit Fees	$2,933,750	$2,803,900
Audit-Related Fees	197,500	281,200

Tax Fees
Tax Compliance Services	655,700	770,200
Tax Advisory Services	529,000	750,100
	1,184,700	1,520,300
All Other Fees	—	—
Total	$4,315,950	$4,605,400

Audit Fees.    Fees for audit services include fees associated with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, including fees for statutory audits that are required domestically and internationally and fees related to the completion and delivery of the auditors' attestation report on internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees associated with providing consents and review of documents filed with the SEC, other services in connection with statutory and regulatory filings or engagements, as well as accounting consultations billed as audit consultations and other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.
Audit-Related Fees.    Fees for audit-related services principally include fees associated with accounting consultations, audits in connection with proposed or completed acquisitions and other accounting advisory assistance. The increase in fees is attributable to additional audit work related to the Company's convertible debt issuance.
Tax Fees.    Fees for tax services include fees associated with tax compliance, advice and planning services. The increase in fees is attributable to additional tax audits and tax work related to the Company's convertible debt issuance.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by the Company's independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve certain permitted services, provided that the Chair reports any such decisions to the Audit Committee at its next scheduled meeting. During 2017, no services were provided to the Company by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Advisory Vote on Executive Compensation (Proposal 4)

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal No. 4)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is providing its shareholders with the opportunity to cast an advisory vote at the Annual Meeting to approve the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission's compensation disclosure rules. The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.
At its 2017 Annual Meeting of Shareholders, the Company provided its shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed in the proxy statement for the 2017 Annual Meeting, and the Company's shareholders approved the proposal. As the Board of Directors views it as a good corporate governance practice, and because the Company's shareholders previously indicated they were in favor of an annual advisory vote, the Company is again requesting its shareholders to approve the compensation of its named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.
This proposal, commonly known as a “say-on-pay” proposal, gives the shareholders the opportunity to express their views on the Company's named executive officers' compensation by an advisory vote at the 2018 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will recommend that its shareholders vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Management Development Committee or the Board of Directors. The Compensation and Management Development Committee values the opinions of the shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company will consider its shareholders' concerns, and the Compensation and Management Development Committee will evaluate whether any actions are necessary to address those concerns. The next say-on-pay vote will occur at the Company's 2019 Annual Meeting.
Votes Required (Proposal 4)
Advisory approval of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be voted for or against approval of our executive compensation and will not be counted in the number of votes cast on the proposal.

Invacare's Board of Directors recommends that shareholders vote “FOR” the approval of the compensation of the named executive officers, as disclosed in this proxy statement.

Executive Compensation

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis ("CD&A") describes our compensation philosophy and programs and compensation decisions made under those programs for our named executive officers for fiscal year 2017, who are listed below.

Name	Title
Matthew E. Monaghan	Chairman, President and Chief Executive Officer
Kathleen P. Leneghan	Senior Vice President and Chief Financial Officer
Robert K. Gudbranson	Former Senior Vice President and Chief Financial Officer
Dean J. Childers	Senior Vice President and General Manager, North America
Anthony C. LaPlaca	Senior Vice President, General Counsel and Secretary
Ralf Ledda	Senior Vice President and General Manager, EMEA
Principles of Our Compensation Program

Pay For Performance
A key principle of our compensation philosophy is pay for performance. We reward our executives for meeting or exceeding financial and operating performance objectives and for leadership excellence, with increased at-risk compensation at higher more influential levels.

Alignment with Shareholders' Interests
We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes for the Company with the long-term objective of restoring sustainable and profitable growth.

Attraction of Top Talent
Compensation, in combination with a meaningful mission, modern workplace and professional environment, enables us to attract key talent to build our core businesses, leverage existing technology and expand as a healthcare technology company in meaningful ways.

Retention of Talent	We structure our compensation program to incentivize our important talented employees to remain with the Company and continue making significant long-term contributions.
Compensation Program Highlights
☑ What We Do

•	Pay for Performance: A significant portion of each named executive officer’s target annual compensation is tied to corporate performance.

•
Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote by our shareholders. At our 2017 Annual Meeting, approximately 96% of the votes cast on the Say-on-Pay proposal were in favor of the 2016 compensation of our named executive officers.

•
Clawback Policy: We have a policy that allows our Board to require reimbursement of any incentive compensation paid to our executive officers if and to the extent that the financial results on which the compensation was based are restated due to the fraud or intentional misconduct of the executive officer.

•
Short-Term and Long-Term Incentives: Our annual and long-term plans provide a balance of cash and equity-based incentives. We use different performance metrics for our annual and long-term plan awards tied to business objectives over the respective periods.

Executive Compensation

•	Independent Compensation Consultant: The Compensation Committee engages a compensation consultant, who is independent of the Company and management.

•
Stock Ownership Guidelines: To further align to the interests of shareholders, we have significant stock ownership guidelines, which require our Chief Executive Officer to hold five times and our other named executive officers to hold two times their respective annual base salaries in Company shares.

•	Limited Perquisites and Related Tax Gross-Ups: We provide limited perquisites and no related tax gross-ups.

•
Double-Trigger Change of Control Arrangements: Our change of control and equity award agreements generally require a qualifying termination of employment in addition to a change of control before change of control benefits or accelerated equity vesting are triggered.

•
Mitigate Inappropriate Risk Taking: In addition to our clawback policy, stock ownership guidelines and prohibition of hedging, we structure our compensation program in an effort to minimize inappropriate risk taking by our executive officers and other employees, including using multiple performance metrics and multi-year performance periods and capping our annual incentive bonus plan and performance share awards.

☒ What We Don't Do

•
Gross-ups for Excise Taxes in New Agreements: Our change of control agreements with our CEO and our other recently-appointed named executive officers do not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.

•	Reprice Stock Options: Our equity incentive plan generally prohibits the repricing of stock options and stock appreciation rights without prior shareholder approval.

•	Hedging and Pledging: Our insider trading policy prohibits all key personnel and Directors from hedging or pledging their economic interest in the Company common shares they hold.

•	Dividend Equivalents: Our equity awards provide that holders of restricted shares will be entitled to receive cash dividends only on vested shares.
Business Transformation and Key Indicators of Progress
Leading up to 2015, market changes driven by regulatory pressures, shifting customer preferences and lower reimbursement challenged the Company’s historic business model. The financial results had declined to the point that the Company had negative operating income and negative cash flow. The FDA had imposed a significantly impactful consent decree related to quality practices in a major operation. The confluence of these and other factors put the Company in a state of poor financial performance and in need of significant change. With leadership changes in 2015, including a new Chief Executive Officer, the Company undertook a major shift across the business. The work has been divided into a three-phase transformation plan, which commenced in mid-2015 and which is predicted to continue into 2020. This shift has required changes to commercial practices and production, an improvement in our quality culture, an emphasis on a mix of product more highly valued in the market and many layers of consequential changes. Along the way, the financial results of the business have reflected the interim view of a work in progress.
The Company’s multi-year transformation plan converts our business from being a generalist durable home medical equipment company to one more focused on solutions for clinically complex and post-acute care with the objective of returning the company to sustainable profitable long-term growth. The strategy focuses on leveraging our strong technical capabilities for solving complex clinical needs, with the expectation of generating better returns for re-investment and growth. At the same time, the plan de-emphasizes less clinically valuable products that provide a return below an internal benchmark. As a result, the ongoing business is being retooled to transact differently, our R&D teams are focused on more sophisticated products, production has been reoriented to emphasize this product mix and significant changes in quality procedures

Executive Compensation

and our supporting functions are shifting to align to these changes. The magnitude of the transformation has required us to make significant investments to achieve our long-term objectives that have impacted our short-term earnings results, which do not reflect certain other improvements made for long-term shareholder benefit, such as lifting of sales restrictions under the consent decree, our emphasis on quality, gross margin expansion, new product launches and business restructuring. We monitor certain key financial indicators of progress toward the transformation, and the trends that we expect to see as the transformation progresses are reflected in the table below:
Normally in a proxy statement, a company would describe the consistent progress of market value, the higher earnings per share or other metrics to demonstrate the results of management’s work and therefore the tie to compensation. The Company is still at an intermediate point in its turnaround, and thus, we will discuss the intermediate results of our transformation efforts, which we believe are contributing to an ever-increasing Company value and future earnings and growth potential. This renovation is materializing ahead of normal positive financial results, and is expected to be that way for potentially some period of time as the three-phase plan is executed.

To promote the strategic goals of the transformation, the Compensation Committee has adapted the performance-based elements of our executive compensation program to be based on financial and non-financial metrics that are indicative of progress toward these goals.
Summary of 2017 Company Performance

During 2017, the Company made substantial progress toward its long-term transformation objectives as it worked through the adverse impact of product portfolio reductions, which it undertook in the second half of 2016. The portfolio reductions were necessary to best deploy the Company’s resources on quality and product development projects in 2017. By July 2017, the Company had remediated its processes, documentation and demonstrated compliance to FDA sufficiently to remove consent decree restrictions. As a result of remediation, new products and commercial effectiveness, North America/HME segment had sequential sales growth in third quarter after years of transformative changes and decline. The Company’s gross margin continued to improve during the year, reflecting a strong set of differentiated higher margin products and commercial and supply chain effectiveness. The Company launched a number of significant products and service offerings, two very notable items of which were: 1) a new high-end complex power wheelchair with the industry’s first wireless programmable capabilities, remote diagnostics and touch screen user interface, and, 2) the industry’s first portable oxygen concentrator with connectivity that interact with smart mobile devices to enhance a user’s experience and provide more cost-effective support capabilities to equipment providers. The Company also executed a number of restructuring activities which are projected to reduce annual cost by approximately $23,000,000. These actions included facility closures, functional consolidation and headcount reductions. Our long-term objective is to continue to drive efficiencies in our business and lower cost. The Company improved cash flow over the prior year and continued to add new talent and spread a culture of quality excellence. By all accounts, the Company made substantial

Executive Compensation

improvements to its long-term earnings potential in alignment with shareholder interest as linked by long-term incentives.
How 2017 Executive Compensation is Tied to Performance
Our corporate performance was a key factor in our 2017 named executive officer compensation program:
Link to Company Performance

•	For 2017, 76.3% of our Chief Executive Officer’s target compensation was performance-based and 60.2% of the average of our other named executive officers’ target compensation was performance-based.
Utilize Long- and Short-term Awards

•
Each named executive officer’s performance-based compensation comprises an annual cash bonus opportunity and a long-term equity incentive award consisting of performance shares and restricted stock. In 2017, compensation for named executives also included a special one-time equity award consisting primarily of performance-based stock options. For the annual cash bonus, the target award is established at the beginning of the fiscal year and the actual award is determined based on performance against pre-established goals. Performance shares and performance-based stock options provide the opportunity for vesting at the end of the three-year performance period if pre-established financial goals are met. Time-based restricted stock enhances our ability to retain executives and provides value based on the Company’s stock price performance.

Focus on Corporate Performance Metrics

•
Cash Bonus: For 2017, Adjusted Operating Income and Free Cash Flow were the key metrics for our annual cash bonus awards. These metrics are described below under the heading “Corporate Goals and Results for 2017.” Actual performance for Adjusted Operating Income and Free Cash Flow exceeded the established thresholds for payment, and were below target because some elements of performance did not reach predetermined targets. The combination of these factors resulted in the annual cash bonus award for named executive officers paying out generally at 91% of target.

•
Long-Term Incentive: Vesting of the awards is based on two mechanisms, a financial performance threshold at or above which the program is funded at a maximum level and a second basket of performance metrics that the Compensation Committee will select and use to determine the value at or below the funded maximum which will vest. Average Gross Profit was established as the performance metric for our performance-based long-term awards in 2017. The final number of shares awarded pursuant to a performance share award, and the number of stock options vested pursuant to a performance-based stock option, are dependent on meeting the required funding threshold of average Gross Margin over the three-year performance period (2017-2019) applicable to the award. As described below under the headings “Performance Shares Granted in 2017” and “Special Performance Options Granted in 2017,” the Compensation Committee set an average Gross Margin target that would fund the performance share awards at 150% of target and the performance-based stock options awards at 100% of target. The Compensation Committee retains discretion to reduce, but not increase, the awards if it deems a reduction to be appropriate based on its evaluation of the Company’s progress in its transformation based on relevant business performance metrics. Our 2017 Gross Margin was above the average target level established for the end of the 2017-2019 period but must be sustained in order for awards to be funded.

•
Due to the unusual financial results of the Company expected during the period of transformation, the heightened sustained effort required to complete the company’s transformation, and the need for enhanced focus on meeting the transformation goals, the Compensation Committee elected to award a special one-time performance-based equity grant. These special equity awards were made to a select group of senior executives including the named executive officers. The special

Executive Compensation

awards consist of a combination of performance stock options and performance shares granted to the Chief Executive Officer, and performance stock options granted to the other named executive officers. Significant effort on the part of the named executive officers will be required in order to achieve the results necessary to successfully implement the transformation and achieve the results that will trigger vesting of the awards. As described above, the special equity awards are subject to the same performance targets as the regular annual equity awards made in 2017.

•
The performance shares previously awarded in 2015 completed their three-year performance period on December 31, 2017. Performance shares to be earned pursuant to these awards were based on pre-tax adjusted earnings per share targets for the 2017 fiscal year. As described below under the heading “Results of Performance Shares Granted in 2015,” performance was below the minimum threshold for vesting, and therefore no performance shares were earned under these awards.

•
The performance shares previously awarded in 2014 completed their three-year performance period on December 31, 2016. Similar to the 2015 awards, no performance shares were earned under the awards made in 2014 for the 2014-2016 performance period.

Say-on-Pay
At the 2017 Annual Meeting, the Company’s shareholders approved the compensation of the Company’s Named Executive Officers, with holders of approximately 96% of the votes cast voting in favor of the proposal commonly known as “say-on-pay.” The Board of Directors has determined that say-on-pay votes will be held annually until the next shareholder vote on the frequency of say-on-pay votes.
The Compensation Committee considered the results of the 2017 say-on-pay vote to be an indication of shareholder support for the structure of the Company’s executive compensation program, its philosophy and objectives, the outcomes associated with the program and the Compensation Committee’s overall governance of the executive compensation practices. Accordingly, the Compensation Committee believes that its executive compensation decisions in 2017 are consistent with the principles that the Company’s shareholders supported in their 2017 say-on-pay vote.
Setting Executive Compensation
Compensation Committee Administration
The Compensation Committee is comprised of independent Directors and is responsible for approving and administrating the Company’s executive compensation plans.
Setting Goals
Each year, the Compensation Committee reviews the compensation program and pay practices. This review, includes determining whether the Company’s compensation levels are competitive with its peer group and whether any changes should be made to remain competitive and effective.
At the beginning of each year, the Compensation Committee determines the principal components of compensation for the named executive officers and sets the performance goals for each performance-based compensation component. The Compensation Committee then meets regularly throughout the year and reviews the Company’s performance to date against the performance goals.
As discussed under “Risk Assessment,” when establishing the annual compensation program for named executive officers, the Compensation Committee takes into consideration the potential risks associated with the program and structures it to provide appropriate incentives without encouraging excessive risk taking.

Executive Compensation

Making Determinations
The Compensation Committee’s decisions to award compensation are based on its assessment of each executive’s performance during the year against a variety of factors which may include corporate and personal goals, leadership qualities, operational performance, business responsibilities, current compensation arrangements and long-term potential to enhance shareholder value. Among the factors which may be considered are financial and non-financial measures such as revenue, profit, cash flow, product innovations, individual achievements, and improvements that create value such as improvements in quality systems. To set executive target compensation, the Company does not necessarily adhere to rigid formulae or react immediately to short-term changes in business performance.
In making its decisions, the Compensation Committee reviews input from management and from the independent compensation consultant who provides the Compensation Committee with analysis and recommendations regarding base salary adjustments, payout levels under annual incentive plans and equity awards. The Chief Executive Officer does not provide recommendations regarding his own compensation programs, and the compensation decisions concerning the Chief Executive Officer are deliberated by the Committee in the absence of the Chief Executive Officer.
Role of Independent Consultant
In 2017, the Compensation Committee continued its engagement of Pay Governance LLC (“Pay Governance”) as its independent compensation consultant to advise it on executive and non-employee director compensation matters. The Compensation Committee has the sole discretion to retain and replace, as necessary, compensation consultants to provide it with independent advice.
Pay Governance’s primary role is to analyze the competitiveness of, and provide recommendations on, the structure and amounts of each major element of compensation for the Company’s executives. During 2017, representatives of Pay Governance participated in five of the Compensation Committee’s meetings. In 2017, Pay Governance provided no services to the Company other than to advise the Compensation Committee on executive and non-employee Director compensation matters. In addition, in early 2017, the Compensation Committee conducted an evaluation of the independence of Pay Governance and, based on this review, did not identify any conflict of interest raised by the work performed by Pay Governance. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and the NYSE’s listing standards.
Compensation Philosophy and Objectives
Philosophy
The Company’s executive compensation is intended to:

•	reward its executives for leading improvements that contribute to shareholder value with sustained financial and operating performance and leadership excellence;

•	align the executives’ interests with those of the Company’s shareholders;

•	enable the company to attract needed talent in key positions; and

•	encourage executives to remain with the Company and continue making significant long-term contributions.
Market Compensation - Survey Data and Peer Group
To gauge the competitiveness of the Company’s executive compensation levels and to help ensure that the Company is positioned to attract and retain qualified executives in the face of competitive pressures, the Compensation Committee engages Pay Governance annually to identify the compensation paid to executives of other companies which are determined to be comparable to the Company based on various factors. This information is referred to in this CD&A as “market compensation.” The market compensation

Executive Compensation

is derived from a combination of survey data and comparative information from a peer group of companies, as described below.
Survey Data
Pay Governance annually reviews survey data from nationally recognized compensation and human resources consulting firms and identifies the compensation levels with respect to annual base salaries, cash bonus awards and long-term incentive awards for each executive position paid by companies in the survey. The Compensation Committee bases its compensation decisions, in part, on survey data. Survey data is comprised of similar companies in terms of revenue, industry, multinational operations and number of employees.
Peer Group
In addition to survey data, Pay Governance also annually prepares comparative information regarding annual base salaries, cash bonus awards and long-term incentive awards for the named executive officers of a peer group of companies, which in 2017 comprised data from 21 companies. All of the peer group companies are in the health care equipment and supply industry or life sciences industry, or have businesses in similar or related industries. The Compensation Committee considers these industries to be its primary market for executive talent, particularly for executives in key operations positions. Peers are selected based on revenue, market capitalization and number of employees. Companies in the peer group generally have annual revenue ranging from $500 million to $2.5 billion, market capitalization ranging from $570 million to $9.5 billion and a number of employees ranging from 1,200 to 12,200. While the Company’s annual revenue and number of employees approximated the medians of the companies in the group, its market capitalization was below the median.
In 2017, the Company’s peer group consisted of the following 21 companies:

Analogic Corporation*	DexCom, Inc.*	Masimo Corporation
Bio-Rad Laboratories, Inc.	Haemonetics Corporation	MSA Safety Incorporated
Bruker Corporation*	Halyard Health, Inc.*	NuVasive, Inc.*
Cantel Medical Corp.*	Hill-Rom Holdings, Inc.	PerkinElmer, Inc.*
Chart Industries, Inc.	IDEXX Laboratories, Inc.	ResMed Inc.
CONMED Corporation	Integer Holdings Corporation*	Teleflex Incorporated
The Cooper Companies, Inc.	Integra LifeSciences Hldg Corp.*	West Pharmaceutical Services, Inc.
* Denotes new addition to peer group for 2017 compensation.
The companies in this group are reviewed from time to time and may be changed to account for differences between the company and specific peers. For 2017 compensation, the Compensation Committee changed the peer group, based upon the recommendation of Pay Governance, by adding the above-noted companies. To better align the peer group with the Company’s size and business, DENTSPLY International Inc., STERIS and Varian Medical Systems, Inc. were removed due to increases in size relative to the Company. Sirona Dental Systems, Inc. was removed due to its merger with DENTSPLY.
Competitive Positioning
The Compensation Committee used compensation data from pay surveys and from its comparative group, which is referred to as “market compensation” in this section, as well as input from Pay Governance and from the Chief Executive Officer and Human Resources, to assist it in determining whether the Company’s compensation is competitive and reasonable. The Compensation Committee considers market compensation practices and incorporates flexibility in the Company’s compensation programs and in the assessment process so adjustments can be made in an evolving business environment, including market conditions, which may be beyond management’s control. Philosophically, the Compensation Committee strives to maintain compensation, both overall and by individual element, within a reasonable range around the market median.

Executive Compensation

Components of Executive Compensation
The major components of the Company’s 2017 executive compensation program, the primary purpose of each component and the form of compensation of each component are described in the following table.

Component	Primary Purpose	Form of Compensation
Base Salary	Provides base compensation for day-to-day performance of job responsibilities; recognizes individual skills, competencies, experience and tenure with the Company.	Fixed, short-term cash compensation.
Annual Bonus	Incentivizes and rewards performance over the year based on achieving annual Company performance goals set by the Board.	Variable or performance-based, short-term cash compensation.
Performance Share and Performance-Based Option Awards
Encourages improvement in the long-term performance of the Company, both in financial performance relative to internal long-term strategic goals and in share price appreciation, thereby aligning interests of executives with the interests of shareholders.
Variable or performance-based, long-term equity compensation, which vests at the end of a three-year period based upon the achievement of financial performance goals.
Time-Based Restricted Stock	Strengthens the retention value of the compensation program and further aligns interests of executives with the interests of shareholders.	Fixed, long-term equity compensation, which vests ratably over a three-year period.
Other Employee and Executive Benefits	Provides a broad-based executive compensation program for employee retention, retirement and health; provides management continuity in the event of an actual or threatened change of control.	Employee benefit plans, programs and arrangements generally available to all employees; executive retirement and savings programs; limited perquisites; severance and change of control benefits.
The executives are compensated principally by using a combination of fixed and performance-based compensation and annual and multi-year compensation, which are delivered in cash and equity-based awards. The Compensation Committee does not have a specific policy on the desired mix between fixed and variable, short and long-term, and cash and equity compensation.
For each of the major components of the Company’s executive compensation program, the following table summarizes the Company’s target level of compensation relative to market compensation and the Company’s actual level of compensation relative to market compensation for 2017.

Executive Compensation

Component	Target Level	Actual Level for 2017
Base Salary	50th percentile of market.	Named executive officers at approximately 50th percentile.
Annual Bonus	50th percentile of market, based on achieving target performance goals.	Target bonuses at 50th percentile. Actual bonuses paid to named executive officers approximately 50th percentile.
Total Cash Compensation (Base Salary + Annual Bonus)	50th percentile of market if target goals achieved.	Target compensation at 50th percentile. Actual cash compensation paid to named executive officers approximately 50th percentile.
Long-Term Equity Incentive Awards (Performance Share Awards + Time-Based Restricted Stock)	50th percentile of market if target goals achieved.	Target awards granted to named executive officers at approximately 50th percentile. No shares earned under prior performance share awards.
Special One-Time Equity Incentive Awards (Primarily Performance-Based Stock Options)	1x the target level of the executive’s regular annual long-term equity award amount.	Target awards granted to named executive officers in amounts capped at target level due to equity plan share limitations.
2017 Base Salary and Incentive Compensation
The executive compensation program ties a substantial portion of the named executive officers’ overall target annual compensation to corporate performance goals. The Compensation Committee uses multiple measures to provide an appropriate mix of annual and long-term incentives that balance short-term and long-term objectives, based on the Company’s compensation philosophy and market compensation. The mix is not subject to any pre-determined formula.

CEO Compensation Mix	Other NEO Compensation Mix*
Salary 11.0%	Salary 30.9%
Restricted Shares 12.7%	Restricted Shares 8.9%
Target Annual Bonus 11.1%	Target Annual Bonus 15.1%
Target Performance Shares 34.7%	Target Performance Shares 20.8%
Target Special Equity Awards 30.5%	Target Special Equity Awards 24.3%
= 76.3% at risk	= 60.2% at risk

* Other NEO Compensation Mix includes compensation and equity grants to Mr. Gudbranson, who served as Chief Financial Officer until November 26, 2017.
Fiscal Year 2017 Compensation
Base Salary
Each year, the Compensation Committee sets salaries that reflect the executives' skills, competencies, experience and performance. As a result, changes in salary focus primarily on an assessment of the executive’s performance in relation to the executive’s responsibilities. In addition, the Compensation Committee reviews market data, which provides a comparison of the executive’s salary relative to the salary of executives in the company's peer group. The Compensation Committee also considers executive performance related to specific responsibilities and other factors such as the individuals’ potential for future contributions, specific talents, unique skills, depth of industry knowledge and experience. The financial impact of changes in compensation are also considered.
Based on these considerations, the Compensation Committee determined that it was appropriate to approve a nominal 2.75% increase in the salary of each named executive officer, other than Mr. Ledda, who

Executive Compensation

had previously received an increased salary in connection with his promotion in late 2016 and Ms. Leneghan who, prior to being named as Chief Financial Officer, received a nominal increase of 1.25%. The 2017 base salaries of the named executive officers are set forth in the Summary Compensation Table.
Annual Cash Incentive
Incentive Bonus Plan Target Percentage. During 2017, each named executive officer had an opportunity to earn an annual cash bonus under the Company’s shareholder-approved Executive Incentive Bonus Plan. Each named executive officer’s potential award was expressed as a percentage of his or her base salary. After the end of the fiscal year, the Compensation Committee determined the amount of each named executive officer’s actual annual cash bonus based upon the achievement of a combination of pre-determined corporate goals.
Corporate Goals. The annual bonus plan is intended to provide an incentive to the named executive officers for achieving challenging annual performance goals that are indicative of overall Company performance. A primary objective of the plan is to provide significant reward opportunities for the achievement of targets that require substantial effort to achieve. For 2017, the Compensation Committee established performance targets under the bonus plan based on Free Cash Flow and Adjusted Operating Income. Adjusted Operating Income is a general metric of operating performance, while Free Cash Flow is a metric used by the Company as an important indicator of the overall financial performance of the Company and its ability to repay debt and fund continuing operations. The Compensation Committee established threshold amounts for each of these metrics before annual cash bonuses would be paid to the named executive officers for 2017. Once both of the threshold performance goals were exceeded, each named executive officer became eligible to receive a cash bonus, which amount may not have exceeded a maximum value. The actual amounts awarded were determined by proportional achievement to these goals, if the minimum performance thresholds were met.
In light of the Company’s primary focus on executing its significant transformation plan, the Compensation Committee established bonus targets for 2017 based on two factors.

•	The Company’s achievement of a minimum annual Free Cash Flow goal was a prerequisite to the payout of any bonus; and

•	The amount of the bonus paid was determined by the Company’s achievement of certain Adjusted Operating Income goals.
The Compensation Committee selected the Adjusted Operating Income and Free Cash Flow performance measures because they were important indicators of progress in the Company's transformation. This Committee believed these factors appropriately balanced incentives to improved operating performance and manage cash flow during the on-going substantial renovation of the business.
For Mr. Childers and Mr. Ledda, the Adjusted Operating Income goal was based partially (75%) on a goal for their respective regional segments and partially (25%) on the consolidated corporate goal. For the Chief Executive Officer and the other named executive officers other than Messrs. Childers and Ledda, annual cash bonuses were dependent entirely on consolidated corporate goals.
Corporate Goals and Results for 2017
The Compensation Committee approved the corporate performance metrics, structure, targets and payouts for 2017 included in the table below.
The specific performance goals for each of threshold, target and maximum level of achievement, as well as the actual level of performance achieved for 2017 are displayed in the following table (in millions, except percentages). The threshold and target were set with consideration to the Company's 2016 financial performance and progress along the multi-year business transformation plan.

Executive Compensation

Metric		Threshold	Below Target	Target	Above Target	Maximum
Free Cash Flow* (Prerequisite)		$(45.0)	$(45.0)	$(45.0)	$(30.0)	$(30.0)
Adjusted Operating Income**		$(32.0)	$(28.6)	$(21.0)	$(13.5)	$0.0
Payout as a % of Target		0%	90%	100%	110%	140%
Actual Combined Result	91%
* To determine payout percentages under the bonus plan for 2017, Free Cash Flow was defined as net cash used by operating activities, less capital expenditures with no add-back for restructuring expenses.
** To determine payout percentages under the bonus plan for 2017, Adjusted Operating Income was defined as operating income (loss) from continuing operations excluding the impact of restructuring charges, intangible asset write-downs, and any non-cash income statement impact of the mark-to-market of the derivatives associated with the convertible notes issued in 2016 and 2017.

Actual Annual Cash Incentive Awards for 2017
The actual payouts under the annual cash bonus plan were computed based on the Company’s actual corporate performance relative to the goals established under the plan for 2017, as outlined above. The 2017 annual cash bonus payments to named executive officers are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table included in this proxy statement, and are set forth below:

	2017 Target Award (% of Base Salary)	2017 Actual Payout (% of Target)	2017 Actual Payout Amount
Mr. Monaghan	100%	91%	$710,508
Ms. Leneghan	40%	91%	$99,808
Mr. Gudbranson*	75%	0%	$0
Mr. Childers**	75%	22.75%	$67,754
Mr. LaPlaca	75%	91%	$276,388
Mr. Ledda***	50%	105.25%	$208,650
* Mr. Gudbranson ceased being employed during 2017 and was not eligible for a bonus payment.
** 75% North America results and 25% consolidated corporate results.
*** 75% Europe results and 25% consolidated corporate results.
Long-Term Incentive Compensation (Equity)
The Company’s long-term equity compensation program for named executive officers includes performance share awards, referred to as “performance shares”, and time-based restricted stock awards, referred to as “restricted stock.” In 2017, the program also included a one-time special equity award consisting primarily of performance-based stock options, referred to as “performance options.” The program is intended to promote the Company’s long-term success and increase shareholder value by further aligning the named executive officers’ total compensation with the interests of shareholders.
The Compensation Committee approved a long-term equity compensation program with regular annual awards for 2017 having values weighted 70% in performance shares and 30% in restricted stock for each of the named executive officers. This mix of equity awards was intended to enhance the performance-based incentives to increase shareholder value in the program by emphasizing awards tied to achieving long-term financial objectives that will support future value creation while managing shareholder dilution and compensation expense. The Compensation Committee also approved a special one-time equity award to the named executive officers that was 100% performance-based, to further enhance the incentives for

Executive Compensation

executives to meet the significant and challenging goals of the transformation, and enhance the retention value of the overall compensation program.
In making equity awards in 2017, the Compensation Committee reviewed information provided by Pay Governance regarding the median market value of long-term compensation awards, as well as median market value of total direct compensation. Equity award guidelines for the regular annual awards to named executive officers were generally developed around target grant values at 100% of the market median according to each executive’s salary and target cash compensation level, organizational level, reporting relationships and job responsibilities, in order to link executive compensation and the achievement of various long-term Company goals. The special equity awards were intended to be double the value of the named executive officers’ regular annual long-term equity awards.
The Compensation Committee considered each named executive officer’s performance, the Company’s overall performance, and the potential dilutive effect of the equity awards when determining the actual grant value of the 2017 awards of performance shares and restricted stock of each named executive officer. The regular equity awards approximated the targeted range for each named executive officer. The special equity awards also approximated the targeted amounts for each named executive officer, but were awarded without the ability to earn additional shares based on over achievement relative to the performance goals, in order to fit within the share limitations of the Company’s shareholder-approved equity compensation plan. The Awards granted in 2017 to each of the named executive officers are set forth in the Grants of Plan-Based Awards for Fiscal Year 2017 Table.
The following outlines the Company’s long-term incentive plan structure and the key elements of each type of award for the named executive officers:

Long-Term Incentive Plan ("LTIP") Mix
	Performance Shares + Options	Restricted Stock
	Vest at end of 3-year period based on achievement of Average Gross Margin goal, which measures the progress of the transformation	3-year time-based vesting period; One-third of shares vest each year
Regular LTIP Mix	70% (Shares)	30%
Special LTIP Mix*	100% (Options)	0%
* The special equity award made to the Chief Executive Officer was weighted 87.8% in performance options and 12.2% in performance shares, in order to fit within the limitations of the Company’s shareholder-approved equity compensation plan.
Performance Shares Granted in 2017
The performance shares granted in 2017 vest based on the levels of achievement of pre-defined performance goals established by the Compensation Committee, for the three-year performance period beginning January 1, 2017 and ending December 31, 2019. The performance shares granted in 2017 may be earned in a range between 0% and 150% of the number of shares specified in the applicable award agreement, depending on the Company’s performance for the performance period compared to the initial performance goals. Meeting or exceeding the initial performance goal will fund the performance share awards at 150% of target, however the Compensation Committee retained discretion to reduce the awards based on actual performance over the three-year period and its evaluation of the Company’s progress towards its transformation. The Compensation Committee adopted this approach due to the difficulty of setting specific financial performance goals in the early stages of the Company’s transformation. Each vested performance share represents the right to receive one common share of the Company.
The threshold goal that determines whether the performance shares are made available for the 2017 performance awards is based on a minimum three-year average annual Gross Margin percentage (“Average Gross Margin Percentage”) over the three-year performance period ending December 31, 2019. The Compensation Committee decided to base the initial funding performance goal on Average Gross Margin

Executive Compensation

Percentage, as an indicator of the Company’s progress in executing its business transformation and long-term strategy. This measure also differentiated the performance metrics for these awards from those used for the annual cash incentive.
Because the 2017 performance shares may vest based on the Average Gross Margin Percentage performance over three years and because the Compensation Committee will have only discretion to reduce awards if it decides it to be appropriate, it is difficult to predict the amount of performance shares that may vest, if any, at the end of the performance period. The Compensation Committee intends to consider the Company’s financial and non-financial results against transformation goals and related business objectives in determining to what extent to exercise negative discretion. The Company's Gross Margin performance in 2017 was above the average target level established for the three-year period.
Results of Performance Shares Granted in 2015
The three-year performance period for performance shares granted to the Company's named executive officers in 2015 concluded on December 31, 2017. The performance goal for the 2015-2017 cycle was based on a target for pre-tax adjusted earnings per share ("EPS"). For 2017, Pre-Tax Adjusted EPS was below the minimum threshold of $0.25. Accordingly, no performance shares were earned under the 2015 awards, and the awards were forfeited by the recipients without vesting.
Results of Performance Shares Granted in 2016
The three-year performance period for performance shares granted to the Company's named executive officers in 2016 will conclude on December 31, 2018. Similar to the performance shares granted to the named executive officers in 2017, the initial funding performance goal for the 2016-2018 cycle was based on a target for the Average Gross Margin percentage over three years. Meeting or exceeding the initial funding performance goal would fund the performance share awards at 150% of target, and the Compensation Committee retained discretion only to reduce the awards if it deems it to be appropriate, based on actual performance over the three-year period and progress towards the transformation goals. Accordingly, it is difficult to predict the amount of performance shares that may vest, if any, at the end of the performance period. The Company's Gross Margin performance in 2016 and 2017 was above the average target level established for the three-year period.
Restricted Stock Granted in 2017
The restricted stock granted in 2017 was issued at no cost to the recipient and vests ratably over three years based on continued service by the recipient. To further enhance its retention value, the terms of the restricted stock allow the holder, subject to certain restrictions, to surrender a portion of the vested shares to the Company to cover any minimum tax withholding obligation. The grants of restricted stock provide that the holders of that restricted stock will be entitled to receive cash dividends declared and paid by the Company on the Company’s outstanding common shares only to the extent vested at the time of the dividend.
Special Performance Options Granted in 2017
In the Compensation Committee approved a special one-time award of performance options to each of the named executive officers. The performance options have an exercise price of $12.15 per share and, similar to the performance shares awarded in 2017, vest depending on the Company’s performance for the three-year performance period ending December 31, 2019 compared to the Average Gross Margin percentage target. Meeting or exceeding the initial funding performance goal would result in vesting of the stock options at 100% of target. The Compensation Committee retained discretion to only reduce the amount vested if it deems appropriate, based on its consideration of the Company’s actual progress in achieving the goals of its transformation plan and related business and financial objectives.
The Compensation Committee approved the special one-time awards of performance options to the named executive officers to provide further incentive to meet the goals of the transformation. Significant effort on the part of the named executive officers will be required to achieve the results necessary to

Executive Compensation

successfully implement the transformation, and the Committee determined the special performance awards were commensurate with that required effort.
Retirement and Other Benefits
The Company maintains the plans described below to provide executives the opportunity to address long-term financial and retirement planning with a degree of certainty and to provide financial stability in the event the executives are impacted by unforeseeable factors beyond their control.
The Company maintains the Invacare Retirement Savings Plan, a qualified 401(k) defined contribution plan, for its eligible employees, to which the Company has the discretion to make matching and quarterly contributions on behalf of participants, including each of the named executive officers. The amounts of the contributions made by the Company to the Invacare Retirement Savings Plan on behalf of named executive officers are set forth in a footnote to the Summary Compensation Table, and are consistent with the benefits provided to all other employees who participate in the plan, up to the regulatory limits imposed on the plan for highly compensated employees.
The Company provides its highly compensated U.S. employees, including the named executive officers, the opportunity to participate in the Deferred Compensation Plus Plan (“DC Plus Plan”), a non-qualified contributory savings plan, which allows the executives to defer compensation above the amount permitted to be contributed to the Invacare Retirement Savings Plan. Thus, the DC Plus Plan provides the executives with the opportunity to save additional pre-tax funds for retirement up to the amount that the executive otherwise would have been able to save under the Invacare Retirement Savings Plan but for the regulatory limits imposed on that plan for highly compensated employees. As a result, highly compensated employees are eligible to save for retirement at the same rate (based on percentage of compensation) as other employees. In addition to individual deferrals, the Company has the discretion to provide matching contributions and additional quarterly contributions for participating executives which are similar in percentage to the Company's contributions to employees who participate in the Invacare Retirement Savings Plan. The amounts of the contributions made by the Company on behalf of each named executive officer to the DC Plus Plan are set forth in the Non-Qualified Deferred Compensation Table and a footnote to the Summary Compensation Table. The terms of the DC Plus Plan are further described following the Non-Qualified Deferred Compensation for Fiscal Year 2017 Table.
The Company also provides a Supplemental Executive Retirement Plan, or “SERP,” to named executive officers who were in their respective roles prior to 2011, to supplement other savings plans offered by the Company and to provide replacement compensation for the executive in retirement. The change in the present value of the accumulated benefit obligation to each named executive officer who participates in the SERP is set forth in the Summary Compensation Table. The present value of the aggregate accumulated benefit obligation to each named executive officer under the SERP is included in the Pension Benefits for Fiscal Year 2017 Table, and the terms of the SERP are further described following that table.
Effective July 1, 2011, the Compensation Committee, based on the recommendation of management, (1) reduced the discretionary quarterly contributions by the Company for all participants in the Invacare Retirement Savings Plan and DC Plus Plan from 4% to 1% of total cash compensation and (2) suspended the contributions by the Company for all participants in the SERP and reduced the interest accrual rate under the SERP from 6% to 0%. The reductions will remain in effect indefinitely, until such time as the Company or, in the case of the SERP, the Compensation Committee determines to restore them. The Compensation Committee closed the SERP to new participants in 2011, so the only named executive officers participating in the SERP were Messrs. Gudbranson and LaPlaca.
Perquisites and Other Personal Benefits
The Company provided named executive officers certain limited perquisites in 2017, which the Compensation Committee believes are reasonable, competitive and useful in attracting and retaining executives. They are not tied to individual or Company performance. The named executive officers do not receive any "gross-up" payments to cover the taxes associated with any perquisites. These include certain

Executive Compensation

benefits provided to all eligible U.S.-based employees of the Company, such as medical, dental, life and disability insurance, and certain non-core benefits such as an annual physical exam and health screening. Perquisites are reported in the Summary Compensation Table.
Under Mr. Monaghan’s employment agreement, he is entitled to reimbursement of expenses (no greater than the cost of a refundable business class air ticket) related to his use of his personal airplane for Company business travel under certain circumstances. Mr. Monaghan did not use his personal aircraft in 2017 for Company business travel.
The Company maintains a death benefit only plan in which certain of the named executive officers participate, which is described in Other Potential Post-Employment Compensation.
Severance and Change of Control Benefits
Severance Benefits. The Company has entered into agreements with each of the named executive officers that provide for the payment of certain severance benefits upon terminations of employment other than terminations following a change of control of the Company. These agreements provide some level of income continuity should an executive’s employment be terminated without cause by the Company, or by the executive for good reason. These agreements are further described under Other Potential Post-Employment Compensation.
Change of Control Benefits. Each named executive officer also has entered into an agreement with the Company that provides for certain benefits generally payable in the event of a termination following a change of control of the Company. The Company believes that these agreements help retain executives and provide for management continuity in the event of an actual or threatened change of control. They also help to ensure that the interests of executives remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. Finally, they provide some level of income continuity should an executive’s employment be terminated without cause following a change of control. The "double-trigger" nature of the agreements provide for the payment and provision of certain benefits to the executives if there is a change of control of the Company and a termination of the executive’s employment with the surviving entity within two years (three years in the case of Mr. LaPlaca, which includes a one-year retention benefit upon a change of control) after the change of control. These agreements are further described under Other Potential Post-Employment Compensation.
Equity Grant Practices and Other Policies
Equity Grant Practices
The Compensation Committee’s practice is to make annual grant determinations in March of each year, following the expected release of earnings for the prior fiscal year in late January or early February, without regard to whether the Company otherwise is in possession of material non-public information. Accordingly, the Company made its annual grant determinations for 2017 in March 2018.
Equity-based grants also are made occasionally, during the course of the year, to new hires or to current employees in connection with a promotion or other special recognition. The terms of outstanding equity-based awards also may be amended by the Compensation Committee as part of a termination or retirement package offered to a departing employee. Any two of the Chief Executive Officer, the Chief Financial Officer and the Senior Vice President of Human Resources may, subject to the approval and ratification of the Compensation Committee, grant equity-based awards to an employee, other than an executive officer, in connection with an offer of employment or promotion, and they may amend any outstanding equity-based grant made to an employee, other than an executive officer, in connection with a termination or retirement package, which amendments may include acceleration of vesting or extension of the employee’s exercise rights up to the final termination date, in the case of a stock option, or the final vesting date, in the case of restricted stock.

Executive Compensation

Equity Run Rate
In determining the total number of equity-based grants to be awarded each year, the Compensation Committee attempts to strike a reasonable balance between the benefits achieved by providing incentives to a wide range of key employees of the Company and the shareholder dilution that results from an equity incentive plan. While the Compensation Committee has not set a formal limit on the number of awards which may be granted in any year, over the past five years, the average annual “run rate” of equity awards granted by the Company was 2.6%. For these purposes, “run rate” is defined as the number of equity awards granted in a year compared to the total number of outstanding shares in that same year. As of December 31, 2017, the Company’s outstanding equity awards were 11.8% of total shares outstanding while shares available for future awards under the 2013 Equity Compensation Plan amounted to another 6.5% of total shares outstanding. The Compensation Committee believes that the percentage of equity awards outstanding is higher than desired but is principally attributable to the length of the vesting period for equity awards (three years versus what was previously, four years), the term of stock options when granted (10 years), and the exercise prices of a substantial portion of the outstanding stock options being above the Company’s stock price over the last several years, which has generally resulted in fewer stock options being exercised. As of December 31, 2017, there were 3,865,968 equity awards outstanding under the 2013 Equity Compensation Plan and its predecessor plans of which 801,992 or 20.7% were exercisable at prices higher than the market price of the Company’s common shares on that date.
Stock Ownership Guidelines
The Company maintains stock ownership guidelines for its Directors, named executive officers and other executives to align the interests of Directors and key executives with those of the shareholders of the Company. The guidelines also reinforce the primary reason for offering long-term compensation awards. Moreover, it holds those executives most responsible for creating shareholder value more accountable with that alignment than other employees.
Under the current guidelines of the stock ownership program, executives are expected to own shares equal in value to the following levels:

•	Chief Executive Officer - five times base salary

•	Chief Financial Officer - two times base salary

•	Other Executive Officers - two times base salary
The number of shares required to be held by each executive is established by multiplying the applicable executive’s salary by the applicable multiplier and dividing by the Company’s average daily stock price for the previous year. The number of shares required to be held by each non-employee Director is 7,500 shares. “Stock ownership” is defined to include shares held directly or indirectly by the Director or executive, all unvested restricted stock held by the Director or executive and 30% of the shares underlying unexercised stock options held by the Director or executive where the option strike price is at least 20% below the market closing price at the evaluation date.
Directors and executive officers are expected to reach their respective ownership levels under the stock ownership guidelines over five (5) years from their date of hire or promotion, and to maintain at least that level of stock ownership contiguously thereafter while employed. Each of the Directors and named executive officers has either met the guidelines or are pursuing the goals to meet the guidelines within the expected time.
Holding Period. The share ownership guidelines provide that Directors and executive officers subject to the guidelines are required to hold their “net shares” until they reach their applicable minimum ownership level, and once they reach the minimum level, they must hold their net shares from equity awards for at least one (1) year after such shares have vested, in the case of restricted stock awards, or have been acquired upon the exercise of stock options. “Net shares” means the difference between the actual shares awarded

Executive Compensation

and any shares sold, surrendered or withheld to pay for taxes or to finance the cost of exercising a stock option.
Hedging and Pledging Prohibition
As part of its policy relating to the trading of Invacare securities by Company insiders, the Company prohibits insiders from hedging the economic risk of their ownership, pledging their shares, or trading in any interest or position relating to the future price of the Company securities, such as a put, call or short sale.
Policy Regarding Clawback of Incentive Compensation
If the Board of Directors or any appropriate Board committee has determined that fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or such committee may take actions it deems necessary, in its discretion, to remedy the misconduct and to prevent its recurrence. In determining what remedies to pursue, the Board or appropriate committee would take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Executive Incentive Bonus Plan provides that the Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008, if and to the extent that, (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the participant, had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the participant, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it deems appropriate in view of all the facts surrounding the particular case.
The Board of Directors, at the recommendation of the Compensation Committee, adopted a policy providing the Board of Directors the discretion to recover any equity compensation awarded to a participant on or after January 1, 2008 if the Board of Directors, or any appropriate committee, has determined that any fraud or intentional misconduct by the participant was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s).
Tax Implications - Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code has generally provided that certain compensation in excess of $1 million per year paid to a public company’s chief executive officer and any of its four other highest paid executive officers is not deductible by the company, subject to an exception to the deductibility limit for “performance-based compensation” that met certain procedural requirements.
To the extent practicable in view of its compensation philosophy, the Company has historically sought to structure its executive compensation to satisfy the requirements for the performance-based compensation exception under Section 162(m), while retaining the flexibility to award discretionary incentive compensation that may not qualify for the exception for performance-based compensation.
As part of the 2017 Tax Cuts & Jobs Act (the “Tax Act”), the ability to rely on the performance-based compensation exception was eliminated. As a result of the Tax Act, the Company will no longer be able to deduct any compensation paid to its named executive officers in excess of $1 million after November 2, 2017. The Compensation Committee will assess the impact of the Tax Act, and the amendments to Section 162(m) included in that legislation, to determine what adjustments to executive compensation practices, if any, it considers appropriate. The Compensation Committee has the discretion to provide compensation which may not be deductible by reason of Section 162(m).
The Compensation Committee also considers the impact of Section 409A of the Internal Revenue Code, and the Company generally seeks to structure its compensation arrangements with its employees to

Executive Compensation

comply with or qualify for an exemption from Section 409A to avoid possible adverse tax consequences that may result from noncompliance.
Risk Assessment
The Compensation Committee, with the assistance of the independent compensation consultant, conducted a risk assessment of the Company’s compensation policies and practices for its employees, including those related to the executive compensation programs discussed above. The Compensation Committee, in conducting the assessment, analyzed associated risks and considered mitigating factors. Based upon its review of the assessment and of the material developments in the Company’s compensation policies and practices since the assessment, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.
Report of the Compensation and Management Development
Committee on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and in the Company's definitive proxy statement prepared in connection with its 2018 Annual Meeting of Shareholders.
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Baiju R. Shah, Chair
Marc M. Gibeley
C. Martin Harris, M.D.

The above Report of the Compensation and Management Development Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company's Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Executive Compensation

Summary Compensation Table
The following table presents the total compensation for the years indicated for the named executive officers of the Company.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(5)	Option Awards ($)(5)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)(6)	All Other Compen-sation ($)(7)		Total ($)
Matthew E. Monaghan	2017	780,778		—		4,532,327	2,151,724	710,508	—	14,838	(8)	8,190,175
Chairman, President and Chief Executive Officer	2016	765,000	(1)	—		3,107,953	—	168,300	—	50,368	(8)	4,091,621
	2015	562,500		—		2,390,778	—	562,500	—	114,867	(8)	3,630,645

Kathleen P. Leneghan	2017	274,197	(2)	18,000	(9)	120,600	—	99,808	—	20,021	(10)	532,626
Interim Senior Vice President and Chief Financial Officer							—

Robert K. Gudbranson	2017	445,668	(3)	—		939,602	576,452	—	—	12,823	(11)	1,974,545
Former Senior Vice President, Chief Financial Officer and Treasurer	2016	484,500	(3)	—		909,772	—	79,943	—	14,668	(11)	1,488,883
	2015	543,750		—		1,206,161	—	454,688	—	13,353	(11)	2,217,952

Dean J. Childers	2017	397,095	(4)	—		393,923	241,709	67,754	—	9,582	(12)	1,110,063
Senior Vice President and General Manager, North America	2016	387,600	(1)(4)	—		409,292	—	25,582	—	20,454	(12)	772,136
	2015	241,276		100,000	(13)	325,596	—	253,340	—	24,965	(12)	1,271,991

Anthony C. LaPlaca	2017	404,964		—		393,923	241,709	276,388	—	15,039	(14)	1,332,023
Senior Vice President, General Counsel and Secretary	2016	396,780		—		409,292	—	65,469	—	14,398	(14)	885,939
	2015	389,000		—		325,596	—	291,750	—	13,018	(14)	1,019,364

Ralf Ledda	2017	397,429		—		393,923	241,709	208,650	—	71,598	(15)	1,313,309
Senior Vice President and General Manager (EMEA)							—

(1)
The increases in salary amounts for Mr. Monaghan and Mr. Childers from 2015 to 2016 are primarily a result of their full year of employment with the Company in 2016, as they joined the Company in April and May of 2015, respectively.

(2)
Ms. Leneghan was appointed Senior Vice President and Chief Financial Officer on February 22, 2018, after having served as Interim Chief Financial Officer since November 2017. As a result of her appointment as Senior Vice President and Chief Financial Officer, Ms. Leneghan's annual salary was increased to $395,000 per year and her target bonus percentage was increased to 65% of her annual salary. In addition, she was awarded an initial equity grant on February 22, 2018 of 7,500 shares of restricted stock under the Company’s 2013 Equity Compensation Plan.

(3)
The decline in salary for Mr. Gudbranson from 2016 to 2017 is a result of his resignation, effective November 2017, while the decline from 2015 to 2016 was the result of serving as interim CEO from August 1, 2014 until March 31, 2015.

(4)	Mr. Childers deferred $2,558 during 2017 and $11,268 during 2016 into the DC Plus Plan.

(5)
The values reported in this column represent the aggregate grant date fair value, calculated in accordance with ASC 718, Compensation - Stock Compensation, of all restricted stock and performance share awards awarded to each officer during the fiscal year. The value of performance share awards was estimated, as of the grant date, assuming that achievement of the performance targets would be 150% of target; however, the Compensation Committee retained discretion to reduce payouts under the awards if it deems appropriate, based on the actual performance over the three-year period and progress towards the transformation. With respect to the amounts disclosed for Mr. Monaghan and Mr. Childers for 2015, $993,206 of Mr. Monaghan's amount and $221,210 of Mr. Childers' amount was attributable to an inducement grant to attract them to join the Company. For a

Executive Compensation

description of the assumptions made in computing the values reported in this column, see Equity Compensation in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(6)
There were no changes in the present value of the accumulated benefit obligations to those named executive officers who participate in the SERP in 2017, 2016 or 2015. No above market or preferential earnings on nonqualified deferred compensation were earned by any named executive officer in 2017, 2016 or 2015.

(7)
Compensation reported in this column includes (i) the value of Company contributions made in each fiscal year on behalf of the officer to the Invacare Retirement Savings Plan or Swiss Retirement Plan (in the case of Mr. Ledda) and the DC Plus Plan; (ii) in the case of Mr. Ledda and Ms. Leneghan, amounts paid for car allowances, (iii) in the case of Messrs. Monaghan, Childers and Ledda, amounts for relocation and (iv) the incremental cost to the Company of perquisites provided by the Company, which include: an annual physical exam and health screening. Perquisites are valued on the basis of the aggregate incremental cost to the Company of providing the perquisite to the applicable officer.

(8)
Other compensation for Mr. Monaghan includes (i) in 2017, $8,100 contributed by the Company to the Invacare Retirement Savings Plan and $6,738 contributed by the Company to the DC Plus Plan; (ii) in 2016, $33,705 paid by the Company for relocation, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $8,713 contributed by the Company to the DC Plus Plan and (iii) in 2015, $80,557 paid by the Company for relocation.

(9)	Ms. Leneghan earned a bonus of $9,000 per month while serving as Interim CFO for November and December of 2017.

(10)
Other compensation for Ms. Leneghan includes (i) $12,000 paid for car allowances, $7,388 contributed by the Company to the Invacare Retirement Savings Plan and $633 contributed by the Company to the DC Plus Plan.

(11)
Other compensation for Mr. Gudbranson includes (i) in 2017, $8,100 contributed by the Company to the Invacare Retirement Savings Plan and $3,011 contributed by the Company to the DC Plus Plan; (ii) in 2016, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $6,718 contributed by the Company to the DC Plus Plan; and (iii) in 2015, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $3,475 contributed by the Company to the DC Plus Plan.

(12)
Other compensation for Mr. Childers includes (i) in 2017, $8,100 contributed by the Company to the Invacare Retirement Savings Plan and $1,482 contributed by the Company to the DC Plus Plan (ii) in 2016, $9,568 paid by the Company for relocation, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $2,936 contributed by the Company to the DC Plus Plan and (iii) in 2015, $24,015 paid by the Company for relocation and $950 contributed by the Company to the Invacare Retirement Savings Plan.

(13)	Amount received by Mr. Childers as an inducement bonus used to offset a required reimbursement to his prior employer.

(14)
Other compensation for Mr. LaPlaca includes (i) in 2017, $7,724 contributed by the Company to the Invacare Retirement Savings Plan and $1,977 contributed by the Company to the DC Plus Plan; (ii) in 2016, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $4,216 contributed by the Company to the DC Plus Plan; (iii) in 2015, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $3,152 contributed by the Company to the DC Plus Plan.

(15)	Other compensation for Mr. Ledda includes $33,324 for relocation, $31,374 contributed by the Company to the Swiss Retirement Plan and $6,900 as a car allowance.

Executive Compensation

Equity Compensation
Grants of Plan-Based Awards For Fiscal Year 2017
The following table shows, for the named executive officers, plan-based awards to those officers during 2017, including restricted stock and performance share awards, as well as other incentive plan awards under the Executive Incentive Bonus Plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
			Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres- hold (#)	Target (#)	Maxi-mum (#) (3)
Matthew E. Monaghan	3/16/2017	(1)							73,770			12.06
	3/16/2017	(2)				2,020	202,033	303,050				12.02
	3/16/2017	(4)				4,000	400,000	400,000				5.38
	3/16/2017	(5)	7,860	786,038	1,100,453

Kathleen P. Leneghan	3/16/2017	(1)							10,000			12.06
	3/16/2017	(5)	1,097	109,679	153,550

Robert K. Gudbranson	3/16/2017	(1)							17,376			12.06
	3/16/2017	(2)				405	40,491	60,736				12.02
	3/16/2017	(4)				1,072	107,161	107,161				5.38
	3/16/2017	(5)	3,734	373,368	522,715

Dean J. Childers	3/16/2017	(1)							7,296			12.06
	3/16/2017	(2)				170	16,968	25,452				12.02
	3/16/2017	(4)				449	44,933	44,933				5.38
	3/16/2017	(5)	2,987	298,694	418,172

Anthony C. LaPlaca	3/16/2017	(1)							7,296			12.06
	3/16/2017	(2)				170	16,968	25,452				12.02
	3/16/2017	(4)				449	44,933	44,933				5.38
	3/16/2017	(5)	3,058	305,769	428,077

Ralf Ledda	3/16/2017	(1)							7,296			12.06
	3/16/2017	(2)				170	16,968	25,452				12.02
	3/16/2017	(4)				449	44,933	44,933				5.38
	3/16/2017	(5)	2,013	201,250	281,750

(1)
Time-Based Restricted Shares granted pursuant to the Invacare Corporation 2013 Equity Compensation Plan (the “2013 Equity Plan”). These shares are scheduled to vest in one-third installments on each of May 15, 2018, May 15, 2019 and May 15, 2020, respectively.

(2)
Performance Share Awards granted under the 2013 Equity Plan. These performance shares are scheduled to vest on December 31, 2019 based on and subject to achieving performance targets. See the Long-Term Incentive Compensation discussion in Compensation Discussion and Analysis above for a description of the terms of these awards.

(3)
Meeting or exceeding the initial performance goal will fund the performance share awards at 150% and the performance options at 100% of target which is reflected as the maximum number of shares which could be earned; however, the Compensation Committee retained discretion to reduce payouts under the awards if it deems it to be appropriate, based on actual performance over the three-year period and progress towards the transformation.

(4)	Performance Option Awards granted under the 2013 Equity Plan. These performance options are scheduled to vest on December 31, 2019 based on and subject to achieving performance targets. See

Executive Compensation

the Long-Term Incentive Compensation discussion in Compensation Discussion and Analysis above for a description of the terms of these awards.

(5)
On March 2, 2017, the Compensation Committee established performance goals under the Executive Incentive Bonus Plan for the purpose of providing financial incentives for 2017 to certain key employees, including the named executive officers. As Mr. Gudbranson ceased being employed during 2017, he was not eligible for this payment. See the Annual Cash Incentive discussion in Compensation Discussion and Analysis above for a description of the terms of these awards.

Executive Compensation

Restricted Stock and Performance Share and Performance Option Awards
Each restricted stock and performance share and performance option award set forth in the above table was awarded under the 2013 Equity Plan. Under the 2013 Equity Plan and the performance share, restricted stock and Performance option award agreements entered into in connection with the awards, the Compensation Committee may make certain adjustments to the awards and the awards may be terminated or amended, as further described below.
Vesting. Shares of restricted stock granted in 2017 generally are scheduled to vest in one-third increments over a three-year period on each of May 15, 2018, 2019 and 2020. Shares of restricted stock granted in 2016 generally are scheduled to vest in one-third increments over a three-year period on each of May 15, 2017, 2018 and 2019. Shares of restricted stock granted in 2015 generally are scheduled to vest in one-third increments over a three-year period on each of May 15, 2016, 2017 and 2018. Certain awards granted in 2015 are scheduled to vest in full on May 15, 2018 after a three-year "cliff" vesting. If the recipient’s employment terminates for any reason other than the recipient’s death, then he or she will forfeit the unvested restricted shares. If the recipient dies during the vesting period, then his or her estate (or designated beneficiary) will become vested in a prorated amount of restricted shares.
Performance shares and performance options generally vest after a three-year performance period, based on the level of achievement of predetermined performance goals. The performance shares granted in 2017 and 2016 may be earned in a range between 0% and 150%, and the performance options granted in 2017 may be earned in a range of between 0% and 100%, of the number of shares specified in the applicable award agreement, depending on the Company’s performance for the performance period compared to the initial performance goal. Meeting or exceeding the initial performance goal will fund the performance share awards at 150% of target and the performance options at 100% of target, however the Compensation Committee retained discretion to reduce the awards if it deems it to be appropriate, based on actual performance over the three-year period and progress towards the transformation. The Compensation Committee determined to take this approach due to the difficulty of setting specific financial performance goals in the early stages of the Company’s business transformation. Performance goals for performance shares granted in 2017 and 2016 and performance options granted in 2017 are based on gross margin percentage. Recipients may be entitled to a prorated number of shares, based on actual performance, if their employment terminates during the performance period due to death, disability or retirement.
Dividends and Dividend Equivalents. Recipients are not entitled to receive any dividends that are paid with respect to the Company’s common shares prior to the vesting of their restricted stock or performance shares. Following the vesting of the restricted stock or performance shares, the recipient will become entitled to any dividends that are paid with respect to the vested portion of the shares underlying their restricted stock or performance shares after the applicable vesting date.
Adjustments. In the event of a recapitalization, stock dividend, stock split, reverse stock split, distribution to shareholders (other than cash dividends), or a similar transaction, the Compensation Committee will adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the 2013 Equity Plan and the number and class of shares applicable to outstanding awards.
Termination of Awards. The Compensation Committee may cancel any awards if, without the Company's prior written consent, the participant (1) renders services for an organization, or engages in a business, that is (in the judgment of the Compensation Committee) in competition with the Company, or (2) discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential information relating to the Company.
Amendment of Awards. The Compensation Committee may, subject to certain restrictions, amend the terms of any award under the 2013 Equity Plan, including to waive, in whole or in part, any restrictions or conditions applicable to, or to accelerate the vesting of, any award. In particular, the Compensation Committee may not amend an award in a manner that impairs the rights of any participant without his or her consent, or to reprice any stock options or stock appreciation rights at a lower exercise price, unless in accordance with an adjustment in the context of certain corporate transactions described above.

Executive Compensation

In the event of a change of control of the Company (as defined under the 2013 Equity Plan), the restricted shares, performance shares and performance options will continue under their original vesting or performance schedule if the awards are assumed or replaced by the new entity. If, however, the awards are not assumed by the new entity, then, upon the change of control, the restricted stock will fully vest and the performance shares and performance options will vest as if a target level of performance was achieved. If the recipient’s employment is terminated without cause or by the recipient for good reason (as both terms are defined in the 2013 Equity Plan) following a change of control, then he or she will fully vest in the restricted shares and vest in the target number of performance shares and performance options.
Clawback. If the Board of Directors or any appropriate Board committee has determined that fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or such committee may take actions it deems necessary, in its discretion, to remedy the misconduct and to prevent its recurrence. In determining what remedies to pursue, the Board or appropriate committee would take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Executive Incentive Bonus Plan provides that the Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008, if and to the extent that, (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the participant, had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the participant, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it deems appropriate in view of all the facts surrounding the particular case.
2013 Equity Compensation Plan
The Invacare Corporation 2013 Equity Compensation Plan, which was amended in May 2015, is referred to in this proxy statement as the “2013 Equity Plan”. The 2013 Equity Plan is the Company’s shareholder-approved equity compensation plan, and is the successor to the Company’s 2003 Performance Plan, which expired in 2013. Under the 2013 Equity Plan, Directors and employees of the Company and its affiliates may be granted the following types of awards with respect to the Company’s common shares: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and performance shares. The maximum number of Company common shares, without par value, available for issuance under the 2013 Equity Plan will not exceed the sum of the following: 3,800,000 shares, plus any shares covered by an award under the 2013 Equity Plan or the Company’s expired 2003 Performance Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award. As of December 31, 2017, there were 2,131,355 shares available for issuance under the 2013 Equity Plan and 1,073,226 shares covered by outstanding awards under the 2003 Plan.
Executive Incentive Bonus Plan
The Executive Incentive Bonus Plan was approved and adopted by the shareholders of the Company on May 25, 2005, and was reapproved by the shareholders of the Company on May 20, 2010 and again on May 14, 2015. See the Compensation Discussion and Analysis for a discussion of awards under the Executive Incentive Bonus Plan during 2017.
Purpose. The Executive Incentive Bonus Plan is intended to provide an incentive to the Company’s executive officers to improve the Company’s inherent value, operating results and to enable the Company to recruit and retain key officers by making the Company’s overall compensation program competitive with compensation programs of other companies with which the Company competes for executive talent.
Administration. The plan is administered by the Compensation Committee, which generally has the authority to determine the manner in which the Executive Incentive Bonus Plan will operate, to interpret the provisions of the plan and to make all determinations under the plan.

Executive Compensation

Eligibility and Participation. All officers of the Company are eligible to be selected to participate in the Executive Incentive Bonus Plan. The Compensation Committee has the discretion to select those officers who will participate in the plan in any given year. A participant must be employed by the Company on the payment date in order to receive a bonus payment under the Executive Incentive Bonus Plan, unless the officer’s employment is terminated prior to the payment date as a result of death, disability, or retirement, in which case the officer may receive a prorated payment. In 2017, there were five participants in the Executive Incentive Bonus Plan, including the named executive officers.
Awards under the Executive Incentive Bonus Plan. Awards under the plan are designed to ensure that the compensation of the Company’s officers is commensurate with their responsibilities and contribution to the success of the Company based on market levels indicated by compensation data obtained from time to time by the Company or the independent consultant engaged by the Compensation Committee. For each calendar year or other predetermined performance period, the Compensation Committee will establish a target bonus for each eligible officer, which is payable based on the level(s) of achievement of a specified performance goal(s) for the performance period. When making final payout determinations, the Compensation Committee may exercise negative discretion to award less than the maximum potential cash bonus amount.
Performance Goals. The performance goal(s) for each performance period will provide for a targeted level or levels of performance using one or more of the following predetermined measurements: return on equity; earnings per share; net income; pre-tax income; operating income; revenue; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; free cash flow; economic profit; total earnings; earnings growth; return on capital; operating measures (including, but not limited to, operating margin and/or operating costs); return on assets; return on net assets; return on capital; return on invested capital; increase in the fair market value of the shares; or total shareholder return. For 2017, the bonus award was based upon satisfaction of established bonus targets described in the section entitled Compensation Discussion and Analysis.
The performance goal for a performance period is established in writing by the Compensation Committee on or before the latest date permissible to enable the bonus award to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). During this same time period, the Compensation Committee may adjust or modify the calculation of a performance goal for the performance period in order to prevent the dilution or enlargement of the rights of participants (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (3) in view of the Compensation Committee’s assessment of the Company’s business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant by the Compensation Committee. However, to the extent any adjustment would cause a bonus award to fail to qualify for the exemption for performance-based compensation under Section 162(m), then the adjustment will apply only to participants who are not Covered Employees. The Compensation Committee may establish various levels of bonus depending upon relative performance toward a performance goal.
The target bonus payable to any officer for a performance period is a specified percentage of the officer’s compensation for the performance period, but in no event will the bonus payable to any officer for a performance period exceed $5,000,000. This maximum bonus amount was set in part to permit the Executive Incentive Bonus Plan to accommodate continued growth of the Company and also to comply with the requirements of Section 162(m).
In the event of a change in control of the Company, the amount payable to each eligible participant in the plan at the time of such change in control would be equal to the greater of (1) the target bonus that would have been paid if the performance goal for the calendar year in which the change in control occurs had been achieved, or (2) the bonus that would have been paid to the participant if the performance goal that was actually achieved during the portion of the calendar year which occurs prior to the change in control is annualized for the entire calendar year.

Executive Compensation

Clawback. If the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (1) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (3) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant’s employment, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.
Amendment and Termination. The Company reserves the right, exercisable by the Compensation Committee, to amend the Executive Incentive Bonus Plan at any time and in any respect, or to terminate the plan in whole or in part at any time and for any reason.

Executive Compensation

Outstanding Equity Awards at December 31, 2017
The following table shows, for the named executive officers, outstanding equity awards held by such officers at December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Matthew E. Monaghan						17,423	(1)	293,578
						22,053	(2)	371,593
						35,749	(3)	602,371
									188,802	(4)	3,181,314
		400,000	(5)	12.15	03/16/27
									303,050	(6)	5,106,393
						73,770	(7)	1,243,025
Kathleen P. Leneghan	11,300			25.79	08/20/18
	11,300			20.48	08/19/19
	7,200			25.24	08/18/20
	6,600			24.45	09/02/21
	8,000			13.37	08/14/22
	8,000			14.49	03/18/23
						2,967	(1)	49,994
						6,000	(3)	101,100
						10,000	(7)	168,500
Robert K. Gudbranson	27,500			22.38	04/01/18
	22,300			25.79	08/20/18
	30,500			20.48	08/19/19
	22,000			25.24	08/18/20
	22,000			24.45	09/02/21
	30,000			13.37	08/14/22
	30,000			14.49	03/18/23
Dean J. Childers						3,667	(1)	61,789
						20,000	(2)	337,000
									20,536	(4)	346,032
						3,912	(3)	65,917
		44,933	(5)	12.15	03/16/27
									25,452	(6)	428,866
						7,296	(7)	122,938
Anthony C. LaPlaca	20,000			16.55	10/28/18
	16,500			20.48	08/19/19
	12,000			25.24	08/18/20
	11,200			24.45	09/02/21
	13,500			13.37	08/14/22
	13,500			14.49	03/18/23
						2,867	(1)	48,309
									20,536	(4)	346,032
						7,593	(3)	127,942
		44,933	(5)	12.15	3/16/2027
									25,452	(6)	428,866
						7,296	(7)	122,938

Executive Compensation

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Ralf Ledda	2,100			25.79	08/20/18
	2,100			20.48	08/19/19
	2,300			25.24	08/18/20
	2,100			24.45	09/02/21
	2,200			13.37	08/14/22
	2,200			14.49	03/18/23
						400	(1)	6,740
						2,000	(3)	33,700
						20,000	(8)	337,000
		44,933	(5)	12.15	03/16/27
									25,452	(6)	428,866
						7,296	(7)	122,938

(1)	The restricted share award vests in equal annual installments over three years with first vesting on May 15, 2016.

(2)	The restricted share award vests in full on May 15, 2018 after a three-year "cliff" vesting period.

(3)	The restricted share award vests in equal annual installments over three years with first vesting on May 15, 2017.

(4)
The performance share award has a three-year performance period with payout based on achievement of certain performance goals. The number of shares earned will be determined at the end of the performance period, December 31, 2018. The number of shares disclosed is based on achievement of 150% of target; and, in accordance with Item 402(f)(2) of Regulation S-K, the market value as of December 31, 2017 is based on the achievement of threshold performance, assuming a payout of 150% of the target number of shares, as threshold performance is equal to maximum performance. See description in Results of Performance Shares Granted in 2016 in “Long-term Incentive Compensation (Equity)” of “Fiscal Year 2017 Compensation”.

(5)
The performance option award has a three-year performance period with vesting dependent upon achievement of certain performance goals. The number of shares vested will be determined at the end of the performance period, December 31, 2019. The number of shares disclosed is based on achievement of 100% of target; and, in accordance with Item 402(f)(2) of Regulation S-K, the number of shares disclosed is based on the achievement of threshold performance, assuming vesting of 100% of the target number of shares, as threshold performance is equal to target performance. See description of Special Performance Options Granted in 2017 in "Long-Term Incentive Compensation (Equity)" of "Fiscal Year 2017 Compensation."

(6)
The performance share award has a three-year performance period with payout based on achievement of certain performance goals. The number of shares earned will be determined at the end of the performance period, December 31, 2019. The number of shares disclosed is based on achievement of 150% of target; and, in accordance with Item 402(f)(2) of Regulation S-K, the market value as of December 31, 2017 is based on the achievement of threshold performance, assuming a payout of 150% of the target number of shares, as threshold performance is equal to maximum performance. See description of Performance Shares Granted in 2017 in "Long-Term Incentive Compensation (Equity)" of "Fiscal Year 2017 Compensation."

(7)	The restricted share award vests in equal annual installments over three years with first vesting on May 15, 2018.

(8)	The restricted share award vests in full on November 15, 2019 after a three-year "cliff" vesting period.

Executive Compensation

Option Exercises and Stock Vested During Fiscal Year 2017
The following table shows, for the named executive officers, information regarding each exercise of a stock option and each vesting of restricted stock during 2017.

	Stock Awards
Name	Exercise Date	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Matthew E. Monaghan	05/15/17	17,423		259,603
	05/15/17	17,879	17,879	266,397

Kathleen P. Leneghan	05/15/17	1,900		28,310
	05/15/17	2,966		44,193
	05/15/17	3,000		44,700

Robert K. Gudbranson	05/15/17	1,450		21,605
	05/15/17	8,900		132,610
	05/15/17	7,333		109,262
	05/15/17	7,426		110,647
	11/15/17	4,261		74,568

Dean J. Childers	05/15/17	3,666		54,623
	05/15/17	1,956		29,144

Anthony C. LaPlaca	05/15/17	750		11,175
	05/15/17	3,700		55,130
	05/15/17	2,866		42,703
	05/15/17	3,797		56,575

Ralf Ledda	05/15/17	1,000		14,900
	05/15/17	400		5,960
	05/15/17	1,000		14,900
Pension Benefits for Fiscal Year 2017
The following table presents certain information with respect to the SERP at December 31, 2017 for each of the named executive officers who participate in the SERP.

Name	Plan Name (1)	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Robert K. Gudbranson	SERP	14	(3)	736,065	—
Anthony C. LaPlaca	SERP	9		448,961	—

(1)
The SERP is the Company's Supplemental Executive Retirement Plan, as amended and restated into a cash balance plan which is intended to work in tandem with the original plan to operate effectively as one plan, as further described below under Supplemental Executive Retirement Plan (collectively, the “SERP”).

(2)
This column presents the actuarial present value of each officer's accumulated benefit under the SERP, computed as of the same pension plan measurement date used for financial statement reporting purposes. For purposes of this calculation, named executive officers are assumed to have worked until their normal retirement age as defined in the SERP, which is the attainment of age 65.

(3)	In consideration of his rejoining the Company in 2008, Mr. Gudbranson was credited with five years of service under the SERP.

Executive Compensation

Supplemental Executive Retirement Plan
In 1995, the Company established the Supplemental Executive Retirement Plan for certain executive officers to supplement other savings plans offered by the Company to provide a specific level of replacement compensation for retirement. In order to comply with Section 409A of the Code, the Supplemental Executive Retirement Plan was amended and restated, effective as of December 31, 2008, as the Invacare Corporation Cash Balance Supplemental Executive Retirement Plan, which is referred to in this proxy statement as the “SERP.”
Prior to amendment, the SERP provided for an annual benefit equal to 50% of a participant's annual base salary and target bonus on the April 1 immediately preceding or coincident with the date of termination. The benefit was reduced if the participant had less than 15 years of service with the Company. As amended, the SERP provides a benefit stated as a hypothetical account balance. Current participants, who were participants in the SERP prior to amendment, receive annual credits in the amount and for a maximum number of years as specified in their participation agreements. For such participants, the annual credits, together with annual interest credits, were structured with the intent to result in a benefit at normal retirement age that is substantially equivalent to the benefit that would have been provided at normal retirement age under the SERP prior to amendment. Future participants would receive annual credits that are a specified percentage (ranging from 8% to 35%, based on age at date of entry) of their annual base salary and target bonus for each year of employment, plus annual interest credits. The annual credits for such participants would not be made for any year in which the participant's account balance at June 30 is equal to or greater than 3.65 times that year's base salary and target bonus. Effective July 1, 2011, the Compensation Committee suspended the contributions by the Company to the SERP and closed the plan to new participants (see Compensation Discussion and Analysis).
Normal retirement age is age 65 or attainment of age 62 with 15 years of service with the Company. Annual interest credits at the established interest crediting rate would continue as long as the participant retains an account under the SERP. The interest crediting rate was initially set at 6% per year, compounded annually, and may be changed from time to time by the Compensation Committee. Effective July 1, 2011, the Compensation Committee reduced the interest crediting rate to 0% (see Compensation Discussion and Analysis). A participant will vest in his or her benefit in 20% increments over 5 years; however, payment of a participant's benefit generally will be made no earlier than normal retirement age, even if a participant terminates employment with a vested benefit prior to reaching normal retirement age. Also, retirement benefits generally are delayed until at least the later of the seventh month or the January after termination of employment. Upon entry into the SERP, a participant can make an election to receive his or her benefit, when it is ultimately paid, either in the form of a lump sum payment or in annual installments over a period not to exceed 25 years.
Notwithstanding the foregoing, if a participant's employment is terminated within two years following a “change of control” (as such term is defined in the SERP), the participant's account will become fully vested. In addition, his or her account will be credited with such additional amount to the extent necessary to bring the balance of the account to an amount equal to 3.65 times the greater of base salary plus target bonus for the year of termination or the preceding year, discounted from normal retirement age to the date of termination of employment (if earlier) at an interest crediting rate of 6% compounded annually. Payment of the benefit to such participant shall be made six months after termination of employment. Furthermore, if a participant dies prior to distribution of his or her benefits, a lump sum payment of the greater of his account balance or his base salary and target bonus at the time of death will be paid to his beneficiary within 30 days after death. If a participant's employment is terminated by reason of “disability” (as defined in the SERP), the participant will be entitled to an enhanced retirement benefit of not less than 3.65 times base salary plus target bonus, prorated for less than 15 years of service.
The SERP is a nonqualified plan and, thus, the benefits accrued under this plan would be subject to the claims of the Company's general creditors if the Company were to file for bankruptcy. The benefits will be paid (1) from an irrevocable grantor trust which has been partially funded from the Company's general funds or (2) directly from the Company's general funds.

Executive Compensation

Nonqualified Deferred Compensation for Fiscal Year 2017
The following table presents information for each of the named executive officers regarding contributions, earnings, withdrawals and balances under the DC Plus Plan at December 31, 2017.

Name	Executive Contributions in 2017 ($)(1)	Company Contributions in 2017 ($)(2)	Aggregate Earnings in 2017 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2017 ($)(4)
Matthew E. Monaghan	—	6,738	68	—	15,522
Kathleen P. Leneghan	—	633	40,270	—	200,584
Robert K. Gudbranson	—	3,011	345	—	68,339
Dean J. Childers	2,558	1,482	3,294	—	23,406
Anthony C. LaPlaca	—	1,977	100,573	—	675,184
Ralf Ledda	—	—	—	—	—

(1)
The amounts reported in this column represent the portion of the officer's salary and/or bonus, as reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, that was deferred into the plan.

(2)	The amounts reported in this column have been included in the “All Other Compensation” column of the Summary Compensation Table, as described in footnotes to that table.

(3)
No portion of the amounts reported in this column that represent accrued interest has been included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table, since none of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan. Please see the discussion below under DC Plus Plan for a description of how earnings under the plan are calculated.

(4)
Other than Company contributions (and the earnings thereon) made by the Company on behalf of each named executive officer, the account balances shown in this column are solely attributable to deferrals by the named executive officers of previously earned compensation and the earnings on these amounts.

DC Plus Plan
The DC Plus Plan is a non-qualified contributory savings plan for highly compensated employees. The program is offered to allow participants to defer compensation above the amount allowed in the Invacare Retirement Savings Plan, the Company's qualified retirement plan, and to provide participants with additional pre-tax savings opportunities. The DC Plus Plan was adopted, effective January 1, 2005, in order to address the requirements of Section 409A of the Code.
The DC Plus Plan allows participants to defer all or any portion of their annual cash bonus compensation and up to 50% of their salary into the plan. The Company has the discretion to provide matching contribution credits on amounts deferred, in accordance with the matching contribution percentage formula provided under the Retirement Savings Plan. The Company also has the discretion to provide for quarterly contribution credits on amounts of compensation in excess of the qualified plan compensation limit, in accordance with the quarterly contribution formula under the Retirement Savings Plan. For 2017, if the participant deferred at least 3% of compensation to the DC Plus Plan, the match was 2% of compensation deferred under the DC Plus Plan. During 2017, quarterly contributions were 1% of compensation in excess of the qualified plan compensation limit, without regard to the amount of deferrals made under the DC Plus Plan (see Compensation Discussion and Analysis).
Participants may allocate contributions among an array of funds representing a full range of risk/return profiles, including Company common shares reflected in phantom share units. Employee deferrals and contributions by the Company for the benefit of each employee are credited with earnings, gains or losses based on the performance of investment funds selected by the employee. Earnings under the DC Plus Plan in 2017 were based on the following funds, which had the following annual returns in 2017: Dodge & Cox

Executive Compensation

Balanced, 12.59%; Dodge & Cox International Stock, 23.94%; Federated Total Return Bon Instl, 4.40%; Fidelity Diversified International K, 5.43%; Fidelity Growth Company, 10.02%; Fidelity Low Priced Stock, 4.35%; Fidelity 500 Index Instl, 5.72%; Fidelity Retirement Government Money Market II, 0.08%; Harbor Small Cap Growth I, 24.60%; Harbor Small Cap Value Instl, 21.61%; IVC Common Shares, 9.28%; Vanguard Inflation-Protected Securities Inv, 2.81%; Vanguard REIT Index Adm, 4.94%; Vanguard Total Bond Market Index, 3.57%; Vanguard FTSE All-World ex-US Index, 27.22%; Vanguard Target Retirement 2015 Inv, 11.50%; Vanguard Target Retirement 2020 Inv, 14.08%; Vanguard Target Retirement 2025 Inv, 15.94%; Vanguard Target Retirement 2030 Inv, 17.52%; Vanguard Target Retirement 2035 Inv, 19.12%; Vanguard Target Retirement 2040 Inv, 20.71%; Vanguard Target Retirement 2045 Inv, 21.42%; Vanguard Target Retirement 2050 Inv, 21.39%; Vanguard Target Retirement 2055 Inv, 21.38%; Vanguard Target Retirement 2060 Inv, 21.60%; Vanguard Target Retirement Income Inv, 8.47%; and Vanguard Windsor II Adm, 16.89%. This array of funds is comparable to the array of funds offered for investment under the Invacare Retirement Savings Plan. Participants do not have any direct interest in or ownership of the funds. Participants' contributions are always 100% vested and employer contributions vest according to a five-year graduated scale.
Distributions under the DC Plus Plan may be made only upon termination of the participant's employment, death, or hardship, or at the time specified by the participant at the time of deferral in accordance with the terms of the plan. All distributions under the DC Plus Plan are in the form of cash. Distributions due to termination of employment are made within 90 days after termination of employment (or the seventh month after termination of employment in the case of key employees (as that term is defined in the Code)). Distributions are paid in the form of a lump sum, except that a participant may elect to have payment made in annual installments over a period of up to 15 years if termination occurs after retirement age (age 55 with 10 years of service) and the account is over a minimum amount. Elections to participate in the DC Plus Plan must be made by the employee in accordance with the requirements of the plan and applicable law.
Other Potential Post-Employment Compensation
Severance and Change of Control Benefits
Upon termination of employment for certain reasons (other than a termination following a change of control of the Company) severance benefits may be paid to certain of the named executive officers.
Severance Arrangements
Agreement with Mr. Monaghan. On January 21, 2015, the Company entered into an employment agreement with Mr. Monaghan (the “Monaghan Employment Agreement”). Under the Monaghan Employment Agreement, in the event the Company terminates Mr. Monaghan’s employment without “cause” (as defined in the Monaghan Employment Agreement) or if he resigns for “good reason” (as defined in the Monaghan Employment Agreement), then, conditioned upon him signing a release of claims, he will be entitled to a severance benefit in an amount equal to 24 months of his base salary and, for the year in which his employment ceases, a pro-rated portion of his target bonus in effect at the time. Additionally, upon such termination, the Company would provide Mr. Monaghan with executive outplacement services and continue to reimburse Mr. Monaghan for his COBRA health insurance premiums during the first 12 months of his separation, or until he finds other employment, whichever comes first.
In accordance with the terms described above, assuming that the employment of Mr. Monaghan was terminated by the Company without cause as of December 31, 2017, and assuming that Mr. Monaghan was not entitled to benefits under his change of control agreement, Mr. Monaghan would have been entitled to receive $1,572,076 in respect of the continuation of his current base salary for two years and $786,038 in respect of his target bonus for the year. He also would have been entitled to receive approximately $18,749 for reimbursement of his COBRA health insurance premiums for 12 months following his termination.
Agreement with Mr. LaPlaca. The Company entered into an offer letter agreement with Mr. LaPlaca in connection with his employment in April 2008 which provides that, upon a termination of employment by the Company other than for cause, Mr. LaPlaca will be entitled to continuation of his then-applicable base

Executive Compensation

salary for one year, to receive a pro rata portion of his target bonus for the year in which his employment ends based on the date of termination, and to continuation of health insurance benefits until the earlier of the end of the severance period or such time as Mr. LaPlaca obtains employment that provides such coverage.
In accordance with the terms described above, assuming that the employment of Mr. LaPlaca was terminated by the Company other than for cause as of December 31, 2017, and assuming that Mr. LaPlaca was not entitled to benefits under his change of control agreement, Mr. LaPlaca would have been entitled to receive $407,692 in respect of the continuation of his current base salary for one year and $305,769 in respect of his target bonus for the year. He also would have been entitled to receive approximately $13,124 for reimbursement of his COBRA health insurance premiums for 12 months following his termination.
Agreement with Mr. Childers. The Company entered into an offer letter agreement with Mr. Childers in connection with his employment in May 2015 which provides that, upon a termination of employment by the Company other than for “cause” (as defined in Mr. Childers’ offer letter agreement), Mr. Childers will be entitled to a severance benefit in the amount equal to six months of his base salary in effect at the time of termination.
In accordance with the terms described above, assuming that the employment of Mr. Childers was terminated by the Company other than for cause as of December 31, 2017, and assuming that Mr. Childers was not entitled to benefits under his change of control agreement, Mr. Childers would have been entitled to receive $199,130.
Agreement with Mr. Ledda. The Company entered into an offer letter agreement with Mr. Ledda in connection with his employment in October 2016 which provides that, upon a termination of employment by the Company other than for “cause” (as defined in Mr. Ledda’s offer letter agreement), Mr. Ledda will be entitled to a severance benefit in the amount equal to nine months of his base salary in effect at the time of termination.
In accordance with the terms described above, assuming that the employment of Mr. Ledda was terminated by the Company other than for cause as of December 31, 2017, and assuming that Mr. Ledda was not entitled to benefits under his change of control agreement, Mr. Ledda would have been entitled to receive $298,071.
Agreement with Ms. Leneghan. The Company entered into an offer letter agreement with Ms. Leneghan in connection with her employment in November 2017 which provides that, upon a termination of employment by the Company other than for “cause” (as defined in Ms. Leneghan’s offer letter agreement), Ms. Leneghan will be entitled to a severance benefit in the amount equal to six months of her base salary in effect at the time of termination.
In accordance with the terms described above, assuming that the employment of Ms. Leneghan was terminated by the Company other than for cause as of December 31, 2017, and assuming that Ms. Leneghan was not entitled to benefits under her change of control agreement, Ms. Leneghan would have been entitled to receive $182,099.
Technical Information and Non-Competition Agreements
The Company also has entered into technical information and non-competition agreements with each of the named executive officers which contain provisions requiring each executive to maintain the confidentiality of non-public Company information during and after his employment and to assign to the Company any rights that he or she may have in any intellectual property developed in the course of his employment. The agreements also contain provisions which restrict each executive's ability to engage in any business that is competitive with the Company's business, or to solicit Company employees, customers or suppliers for a period of two years following the date of termination of his employment.

Executive Compensation

Change of Control Agreements
The Company has entered into change of control agreements with its executive officers, including each of the named executive officers. The change of control agreements continue through December 31 of each year and are automatically extended in one-year increments unless the Company gives prior notice of termination at least one year in advance. These agreements are intended to ensure the continuity of management and the continued dedication of the executives during any period of uncertainty caused by the possible threat of a takeover. Except for certain benefits under the agreement with Mr. LaPlaca described below, the Company's change of control agreements are so-called “double trigger” agreements in that they do not provide for benefits unless there is both a change of control of the Company and an executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) within two years after the change in control, or, in the case of Mr. LaPlaca, within three years after the change of control.
Agreements with Messrs. Monaghan, Childers and Ledda and Ms. Leneghan. If there is a change of control of the Company and the executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the two-year period following a change of control under the conditions set forth in the agreement, each of them will receive the following:

•
a lump sum amount equal to two times the sum of (a) his or her highest annual base salary paid by the Company since the effective date of the agreement; and (y) the average of the annual bonuses earned by him or her with respect to the three fiscal years preceding the change of control;

•	a lump sum amount equal to 24 times the current monthly COBRA premium rate in effect as of the termination date;

•	immediate vesting of his or her rights under the DC Plus Plan;

•	accelerated vesting of all outstanding unvested stock options and restricted stock; and

•	accelerated vesting of all outstanding performance share awards, as if all applicable performance goals had been achieved at their target levels as of the termination date.
The agreements further provide for accelerated vesting of stock options, restricted stock and performance share awards upon a change of control, if the awards are not assumed by the acquiring company in the change of control. The Company’s 2013 Equity Compensation Plan provides for the accelerated vesting of these awards; however, under the change of control agreements, each of them would receive the accelerated vesting to the extent it is not otherwise provided for under the plan at the time of the change of control. The agreements further provide that all vested options will continue to be exercisable for two years after termination (unless the option earlier expires by its terms). Finally, the agreements generally provide that they will automatically terminate upon a termination of employment prior to a change of control. However, if Mr. Monaghan, Mr. Childers, Mr. Ledda or Ms. Leneghan is involuntarily terminated or terminates employment for good reason within the six months before, and primarily in anticipation of, a change of control, then effective as of the date of the change of control, he or she would be vested in and entitled to receive the same benefits to which he or she would have been entitled to if his or her termination of employment had occurred after the change of control.
The change of control agreements with Messrs. Monaghan, Childers, Ledda and Ms. Leneghan also contain a so-called “best pay” provision which provides that if any payment or benefit the executive would receive under the agreement, when combined with any other payment or benefit executive receives in connection with the termination of employment, would, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment will be either (i) the full amount of such payment or (ii) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the payment being subject to the excise tax, whichever of the foregoing amounts results in the executive’s receipt of a greater amount, on an after-tax basis.
Agreement with Mr. LaPlaca. Under the agreement with Mr. LaPlaca entered into in December 2008, in the event that there is a change of control of the Company (as defined in the agreement), then on the first

Executive Compensation

anniversary of the change of control, Mr. LaPlaca (a) who is still employed by the Company, (b) whose employment was involuntarily terminated after the change of control for any reason other than cause (as defined in the agreement), death or disability, or (c) terminated employment for good reason (as defined in the agreement), is entitled to receive a payment equal to the sum of (x) the highest annual base salary paid by the Company to Mr. LaPlaca since the effective date of the agreement; and (y) the higher of Mr. LaPlaca's target bonus in the year in which the change of control occurs or the target bonus in the preceding year (such sum being hereinafter referred to as “Base Compensation”).
In addition, if Mr. LaPlaca is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the three-year period following a change of control under the conditions set forth in the agreements, Mr. LaPlaca will receive, in addition to accrued but unpaid salary, bonus and vacation pay, the following:

•	a lump sum amount equal to two times Mr. LaPlaca's Base Compensation;

•
a lump sum amount equal to three times the greatest contribution made by the Company to each of the Invacare Retirement Savings Plan and the DC Plus Plan on behalf of Mr. LaPlaca for any year in the three years prior to the change of control, as well as a lump sum payment equal to the unvested portion of Mr. LaPlaca's account under the Invacare Retirement Savings Plan;

•
a lump sum amount equal to the sum of the contributions and interest that were scheduled under Mr. LaPlaca's participation agreement under the SERP to be added to Mr. LaPlaca's account under the SERP during the three-year period immediately following the date of termination of employment if Mr. LaPlaca had continued to be employed by the Company for three years after termination of employment;

•
continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years after termination of employment; and

•	a lump sum payment as necessary to “gross up,” on an after-tax basis, Mr. LaPlaca's compensation for all excise taxes and any penalties and interest imposed by Sections 4999 and 409A of the Code.
The Company’s 2003 Performance Plan provides for accelerated vesting of all outstanding unvested stock options and restricted stock upon a change of control. The DC Plus Plan provides for immediate vesting of the executive’s rights under the plan upon a change of control. The 2013 Equity Compensation Plan provides for accelerated vesting of outstanding unvested stock options, restricted stock, performance shares and performance options if the executive’s employment is terminated without cause or by the executive for good reason within two years after a change of control, unless awards granted under the plan are not assumed by the acquiring company, in which case the vesting of all outstanding awards will be accelerated upon the change of control.
The change of control agreements also provide for these benefits (other than accelerated vesting of performance shares in the case of Mr. LaPlaca) if the executive is terminated without cause or resigns for good reason within two years (three years in the case of Mr. LaPlaca) after the change of control. Accordingly, the executive would receive the accelerated vesting of these benefits (other than accelerated vesting of performance shares in the case of Mr. LaPlaca) under the change of control agreements upon a qualifying termination of employment if they were not otherwise provided for under the plans at the time of the change of control, as a result of the Board determining not to accelerate vesting or due to an amendment in the terms of the plans. The change of control agreements further provide that all vested options will continue to be exercisable for two years after termination (unless the option earlier expires by its terms). Finally, the change of control agreements generally provide that the agreements will automatically terminate upon a termination of employment prior to a change of control. However, if an executive is involuntarily terminated or terminates employment for good reason (as defined in the agreement) within the six months before, and primarily in anticipation of, a change of control, then effective as of the date of the change of control, the executive will be vested in and entitled to receive the same benefits to which he would have been entitled to if his termination of employment had occurred after the change of control.

Executive Compensation

The following table reflects the approximate amounts that would be payable to each named executive officer (other than Mr. Gudbranson, who resigned, prior to December 31, 2017) under the individual change of control agreements assuming that the change of control occurred at December 31, 2017 and that such executive's employment was terminated in a manner triggering payment of the above benefits, including, if applicable, a gross-up or reduction for certain taxes in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and assuming that no payments would be subject to excise tax or penalties imposed by Section 409A of the Internal Revenue Code.

Name	Lump Sum Severance Amount ($)(1)	Continuing Benefit Plan Coverage ($)(2)	Early Vesting of Stock Options($)(3)	Early Vesting of Restricted Stock and Performance Shares ($)(3)	DBO Plan Coverage($)(4)	Estimated Tax Gross Up($)(5)	Total ($)
Matthew E. Monaghan	2,532,948	37,498	1,876,000	8,860,766	1,572,076	(7,972,206)	6,907,082
Kathleen P. Leneghan	964,914	12,500	—	315,055	509,876	(107,640)	1,694,705
Dean J. Childers	1,027,636	33,456	210,736	1,099,938	—	(308,188)	2,063,578
Anthony C. LaPlaca	2,690,537	40,462	210,736	956,362	713,461	1,847,595	6,459,153
Ralf Ledda	1,048,308	—	210,736	776,125	—	—	2,035,169

(1)
For Messrs. Monaghan, Childers and Ledda and Ms. Leneghan, this amount is composed of a lump sum amount equal to two times the sum of (a) his or her highest annual base salary paid by the Company since the effective date of the agreement, (which is $786,038 for Mr. Monaghan, $398,259 for Mr. Childers, $397,429 for Mr. Ledda and $395,000 for Ms. Leneghan); and (y) the average of the annual bonuses earned by him or her with respect to the three fiscal years preceding the change of control, (which is $480,436 for Mr. Monaghan, $115,559 for Mr. Childers, $126,725 for Mr. Ledda and $87,457 for Ms. Leneghan). For Mr. LaPlaca, this amount is comprised of (i) a lump sum amount equal to his retention payment (which is equal to his Base Compensation) plus an additional amount which, together, equal three times the total of his Base Compensation and target bonus (which is $2,140,383); (ii) a lump sum amount equal to three times the greatest contribution made by the Company on behalf of him for any year in the three years prior to the change of control to (A) the Invacare Retirement Savings Plan (which is $23,850 for Mr. LaPlaca), and (B) the DC Plus Plan (which is $10,185), and (iii) a lump sum amount equal to the sum of the contributions and credited interest which were scheduled under his SERP participation agreement to be added to his account under the SERP during the three year period following the change of control if he had continued in the employ of the Company through the third anniversary of the change of control (which is $516,119).

(2)
For Messrs. Monaghan, Childers and Ledda and Ms. Leneghan, this amount is equal to 24 times the monthly COBRA premium rate in effect on December 31, 2017. For Mr. LaPlaca, this amount represents the present value of continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years following the date of termination.

(3)	These awards would become vested and the amount shown represents the present value of the acceleration of vesting.

(4)
The amounts in this column are amounts that would be payable to beneficiaries of the named executive officers under the Company's Death Benefit Only Plan if the executive subsequently died following a termination of his or her employment after a change of control on December 31, 2017. See Retirement and Other Post-Termination Benefits - Death Benefit Only Plan below.

(5)
The amounts included for Messrs. Monaghan, Childers and Ledda and Ms. Leneghan represent the amounts by which their payments would have been reduced under the "best pay" provisions of their change of control agreements. For Mr. LaPlaca, the estimated tax gross-up is calculated assuming that a change of control of the Company and termination of his employment occurred at December 31, 2017 and assuming that none of the payments made pursuant to the change of control agreements

Executive Compensation

were made in consideration of past services. No estimated tax gross adjustment applicable to Mr. Ledda as he is employed by a foreign affiliate of the Company and any of his payments under a change of control would be satisfied by the foreign affiliate.
Other Post-Termination Benefits
The Company maintains other plans and arrangements for its named executive officers which provide for post-employment benefits upon the retirement or death of the executives, as further described below.
Retirement Plans
Those named executive officers who were in their positions prior to 2011, participate in the SERP, which the Compensation Committee closed to new participants in 2011. The SERP and the present value of the accumulated benefits of the participating named executive officers under the SERP are described elsewhere in this proxy statement under the Pension Benefits Table. All of the named executive officers other than Mr. Ledda are eligible to participate in the DC Plus Plan. The DC Plus Plan and the aggregate account balance of the participating named executive officers under the plan are described elsewhere in this proxy statement under the Non-Qualified Deferred Compensation Table.
Death Benefit Only Plan
The Company maintains a Death Benefit Only Plan (“DBO Plan”) for certain of its senior executives. Under the DBO Plan, subject to certain limitations, if a participant dies while employed by the Company and prior to attaining age 65, his or her designated beneficiary will receive a benefit equal to three times the executive's highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with his or her death. If a participant dies while employed after attaining age 65, or after normal retirement, or dies after his or her employment with the Company is terminated following a change of control of the Company, a payment equal to his or her highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with such event will be payable on behalf of the participant. The Company may, in its discretion, pay an additional amount in order to “gross up” the participant for some or all of the income taxes that may result from the benefits described above. With respect to each participating named executive officer, if the executive had died on December 31, 2017, the following amounts would have been payable under the DBO Plan: (1) $4,716,228 to the beneficiaries of Mr. Monaghan; (2) $2,140,383 to the beneficiaries of Mr. LaPlaca and (3) $1,529,628 to the beneficiaries of Ms. Leneghan. Upon a change of control of the Company, the Company's obligations under the DBO Plan will be binding on any successor to the Company and the foregoing benefits would be payable to a participant under the DBO Plan in accordance with the terms described above upon the death of the participant following the change of control.

CEO Pay Ratio

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chairman, President and Chief Executive Officer (“CEO”):
For 2017, our last completed fiscal year:

•	the annual total compensation of the employee identified at the median of our company (other than our CEO), was $45,203; and

•	the annual total compensation of the CEO, as reported in the Summary Compensation Table, was $8,190,175.
Based on this information, for 2017, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was estimated to be 181 to 1.
The Company believes that this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
We determined that, as of November 30, 2017, our employee population consisted of approximately 3,957 individuals globally. We selected November 30, 2017, which is within the last three months of 2017, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.
Our employee population, after taking into consideration the adjustment described below, consisted of approximately 3,790 individuals.
In identifying the "median employee", we excluded our Canadian employees, who constitute approximately 4.2% of our total global workforce, as permitted by the 5% De Minimus Exemption under SEC rules. We then identified the “median employee” using annualized base cash compensation for 2017. The following table summarizes the adjustments made to our employee population as permitted by the 5% De Minimus Exemption:

Total U.S. Employees	1,108
Total non-U.S. Employees	2,849
Total Global Workforce	3,957

Less Excluded Employees (Canada)	167

Total U.S. Employees	1,108
Total non-U.S. Employees	2,682
Total Workforce for Median Calculation	3,790 (excluding 167 employees)

Share Ownership of Principal Holders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
Share Ownership and Voting Power of Principal Holders other than Management
The following table shows, as of February 15, 2018, the beneficial share ownership of each person or group known by Invacare to beneficially own more than 5% of either class of common shares of Invacare:

Name and business address of beneficial owner	Common Shares Beneficially Owned		Percentage of Total Voting Power Beneficially Owned
	Number of Shares	Percentage of Outstanding Shares
BlackRock, Inc.	4,465,656	13.6%	13.6%
55 E. 52nd Street
New York, NY 10022 (1)(2)

The Vanguard Group, Inc.	3,182,085	9.7%	9.7%
100 Vanguard Blvd.
Malvern, PA 19355 (1)(3)

Dimensional Fund Advisors LP	2,681,477	8.2%	8.1%
Building One, 6300 Bee Cave Road
Austin, TX 78746 (1)(4)

Daruma Capital Management, LLC	2,566,583	7.8%	7.8%
626 King Avenue
Bronx, NY 10464 (1)(5)

Barrow, Hanley, Mewhinney & Strauss, LLC	2,359,352	7.2%	7.2%
2200 Ross Avenue, 31st Floor
Dallas, TX 75201-2761 (1)(6)

Ivy Investment Management Company	1,825,227	5.6%	5.5%
6300 Lamar Avenue
Overland Park, KS 66202 (1)(7)

Invesco Ltd.	1,741,948	5.3%	5.3%
1555 Peachtree Street NE, Suite 1800
Atlanta, GA 30309 (1)(8)

(1)
The number of common shares beneficially owned is based upon a Schedule 13G or 13G/A filed by the holder with the SEC to reflect share ownership as of December 31, 2017, provided that the ownership percentages have been calculated by the Company based on the Company's issued and outstanding shares as of February 15, 2018. The referenced Schedule 13G or 13G/A filing dates were: January 18, 2018 for BlackRock, Inc.; February 7, 2018 for The Vanguard Group, Inc.; February 9, 2018 for Dimensional Fund Advisors LP; February 13, 2018 for Barrow, Hanley, Mewhinney & Strauss, LLC; and February 14, 2018 for Daruma Capital Management, LLC, Ivy Investment Management Company and Invesco Ltd.

(2)	Based on a Schedule 13G/A filed on January 18, 2018, by BlackRock, Inc., which has sole voting power over 4,376,269 shares and has sole dispositive power over 4,465,656 of the shares.

Share Ownership of Principal Holders

(3)
Based on a Schedule 13G/A filed on February 7, 2018 by The Vanguard Group, Inc., which has sole voting power over 37,574 of the shares, shared voting power over 1,800 of the shares, sole dispositive power over 3,146,811 of the shares and shared dispositive power over 35,274 of the shares.

(4)
Based on a Schedule 13G/A filed February 9, 2018, which reports that Dimensional Fund Advisors LP (“DFA”) may be deemed to be the beneficial owner of 2,681,477 common shares as a result of acting as investment advisor to or manager of various companies, trusts and accounts (the “DFA Funds”). In its role as investment advisor or manager, DFA possesses sole voting power for 2,546,951 shares and sole dispositive power for 2,681,477 shares that are owned by the DFA Funds. DFA disclaims beneficial ownership of those common shares because they are owned by the DFA Funds.

(5)
Based on a Schedule 13G/A filed on February 14, 2018, by Daruma Capital Management, LLC, which has shared voting power over 1,109,766 shares and has shared dispositive power over 2,566,583 of the shares.

(6)
Based on a Schedule 13G filed on February 13, 2018, by Barrow, Hanley, Mewhinney & Strauss, LLC, which has sole voting power over 1,617,412 of the shares, shared voting power over 741,940 of the shares and sole dispositive power over 2,359,352 of the shares.

(7)
Based on a Schedule 13G filed on February 14, 2018, which reports that Ivy Investment Management Company, an investment management subsidiary of Waddell & Reed Financial, Inc. (“WDR”), and/or Waddell & Reed Investment Management Company may be deemed the beneficial owner of 1,825,227 common shares as a result of acting as an investment advisor or sub-advisor to various open-end investment companies or other managed accounts (the “IICO Funds”). IICO, directly, and WDR, indirectly, possess sole voting power and sole dispositive power over 1,825,227 of the shares.

(8)	Based on a Schedule 13G filed on February 14, 2018, by Invesco Ltd., which has sole voting power over 1,741,948 of the shares and sole dispositive power over 1,741,948 of the shares.

Share Ownership of Principal Holders

Share Ownership and Voting Power of Invacare's Directors, Director Nominees and Executive Officers
The following table sets forth, as of February 15, 2018, the beneficial share ownership of all Directors and Director nominees, our named executive officers, and all Directors and executive officers as a group:

Name of beneficial owner	Common Shares Beneficially Owned		Percentage of Total Voting Power Beneficially Owned(1)
	Number of Shares	Percentage of Outstanding Shares
Matthew E. Monaghan(2)	207,587	<1%	<1%
Kathleen P. Leneghan	83,952	<1%	<1%
Susan H. Alexander(2)	11,445	<1%	<1%
Barbara W. Bodem(2)	5,020	<1%	<1%
Dean J. Childers(2)	45,333	<1%	<1%
Marc M. Gibeley(2)	16,411	<1%	<1%
C. Martin Harris, M.D.(2)	44,677	<1%	<1%
Anthony C. LaPlaca(2)	128,961	<1%	<1%
Ralf Ledda(2)	45,496	<1%	<1%
Michael J. Merriman(2)	27,515	<1%	<1%
Clifford D. Nastas(2)	23,538	<1%	<1%
Baiju R. Shah(2)	44,729	<1%	<1%
All executive officers and Directors as a group (12 persons)(2)	684,664	2.1%	2.1%

(1)
None of the Director or executive officers beneficially owned Class B common shares as of February 15, 2018. All holders of Class B common shares are entitled to ten votes per share and are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(2)
The common shares beneficially owned by Invacare's executive officers and Directors as a group include an aggregate of 172,492 common shares which may be acquired upon the exercise of stock options during the 60 days following February 15, 2018. For the purpose of calculating the percentage of outstanding common shares and voting power beneficially owned by each of Invacare's executive officers and Directors, and all of them as a group, common shares which they had the right to acquire upon the exercise of stock options within 60 days of February 15, 2018 are considered to be outstanding. The number of common shares that may be acquired upon the exercise of such stock options for the noted individuals is as follows: Mr. LaPlaca, 86,700 shares; Mr. Ledda, 13,000 shares; Ms. Leneghan, 52,400 shares; Dr. Harris, 6,919 shares; Mr. Merriman, 8,977 shares; and Mr. Shah, 4,496 shares.

Other Matters

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
The rules of the SEC require us to disclose late filings of reports of stock ownership, and changes in stock ownership, by the Company's Directors and executive officers. The Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2017, except for an outstanding stock option that was not included in the Form 3 filed on behalf of Ms. Leneghan on November 29, 2017 due to an inadvertent error, and which was reported on a Form 5 filed on behalf of Ms. Leneghan on February 13, 2018.
Certain Relationships and Related Transactions
The Company has adopted a written policy for the review of transactions with related persons. The policy generally requires review, approval or ratification of transactions involving amounts exceeding $120,000 in which the Company is a participant and in which a Director, Director nominee, executive officer, or a significant shareholder of the Company, or an immediate family member of any of the foregoing persons, has a direct or indirect material interest. These transactions must be reported for review by the Nominating and Governance Committee. Following review, the Nominating and Governance Committee determines whether to approve or ratify these transactions, taking into account, among other factors it deems appropriate, whether they are on terms no less favorable to the Company than those available with other unaffiliated parties and the extent of the related person's interest in the transaction. The Chairman of the Nominating and Governance Committee has the authority to approve or ratify any related party transaction in which the aggregate amount involved is expected to be less than $1,000,000. The policy provides for standing pre-approval of certain related party transactions, even if the amounts involved exceed $120,000, including certain transactions involving: compensation paid to executive officers and Directors of the Company; other companies or charitable organizations where the amounts involved do not exceed $1,000,000 or 2% of the organization's total annual revenues or receipts; proportional benefits to all shareholders; rates or charges determined by competitive bids; services as a common or contract carrier or public utility; and banking-related services. The transactions described below have been pre-approved, reviewed and/or ratified, as the case may be, in accordance with the Company's policy for review of transactions with related persons.

Separation Agreement with Patricia A. Stumpp. On December 14, 2017, the Company and Ms. Stumpp entered into a separation agreement and release (the “Stumpp Separation Agreement”) in connection with Ms. Stumpp’s termination as Senior Vice President of Human Resources of the Company, effective December 15, 2017. The Stumpp Separation Agreement supersedes and replaces any other prior agreements, contracts or promises with respect to Ms. Stumpp’s separation from the Company, except to the extent provided in the Stumpp Separation Agreement. The principal terms of the Stumpp Separation Agreement provided, or will provide, Ms. Stumpp with the following:

•	Ms. Stumpp will be entitled to the continuation of her regular salary (which salary is $303,654 annually) for a period of 12 months following the Termination date.

•
Ms. Stumpp will be eligible for a cash bonus measured as if she was a participant in the Company’s executive incentive compensation program for 2017, prorated in amount based on the portion of the year she was employed by the Company.

•
Ms. Stumpp will be entitled to executive outplacement services and to continue her healthcare benefits coverage after termination by enrolling in COBRA coverage, which will be available at discounted rates for the earlier of the first six months following the Termination Date, or until she obtains other employment.

•
All unvested restricted stock awarded to Ms. Stumpp will be immediately forfeited upon her termination. All performance-based stock options awarded to Ms. Stumpp were unvested and thus will terminate and expire as of her termination. With respect to outstanding performance shares awarded to Ms. Stumpp, she will be entitled to vesting of a pro-rata portion of such shares based

Other Matters

on the level at which performance goals are attained during the relevant performance period, to the extent provided in the applicable award agreement. All time-based stock options awarded to Ms. Stumpp currently are vested and will remain exercisable following her termination for the duration of the term of the applicable stock option, to the extent provided in the applicable award agreement.

•
Ms. Stumpp will become entitled to any benefits she has accrued under the Company’s retirement benefit plans upon her retirement. Ms. Stumpp’s participation as an active employee under the retirement benefit plans will cease as of the Termination Date and she will not be entitled to any additional benefit accruals under the plans.

Proposals for the 2019 Annual Meeting
Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its Annual Meeting of Shareholders to be held in 2019 must do so no later than December 10, 2018. To be eligible for inclusion in the Company's 2019 proxy material, proposals must conform to the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.
If a shareholder intends to present a proposal (including with respect to Director nominations) at the Company's 2019 Annual Meeting without the inclusion of that proposal in the Company's 2019 proxy materials, the shareholder must give written notice of such proposal no later than March 19, 2019, which is 60 days prior to the first anniversary of the preceding year's Annual Meeting, and no earlier than February 15, 2019, which is 90 days prior to the first anniversary of the preceding year's Annual Meeting, in accordance with the Code of Regulations, as amended.
Requests for Copies of the 2017 Annual Report
Upon the receipt of a written request from any shareholder, Invacare will mail, at no charge to the shareholder, a copy of Invacare's 2017 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission, for Invacare's most recent fiscal year. Written requests for any Reports should be directed to:
Shareholder Relations Department
Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.
By Order of the Board of Directors,
ANTHONY C. LAPLACA
Secretary

Appendix A

Appendix A

INVACARE CORPORATION
2018 EQUITY COMPENSATION PLAN
ARTICLE I.
PURPOSE AND DURATION
Section 1.01.     Establishment of the Plan. Invacare Corporation, an Ohio corporation, hereby establishes an equity-based compensation plan, to be known as the Invacare Corporation 2018 Equity Compensation Plan (the “Plan”). The Plan was adopted by the Company’s Board on March 27, 2018, contingent on shareholder approval.
Section 1.02.     Purposes of the Plan. The purposes of the Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants more closely with the interests of the Company’s shareholders, to provide Participants with an additional incentive to excel in performing services for the Company and its Affiliates, and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company and its Affiliates in attracting, motivating, and retaining key employees and directors. To achieve these objectives, the Plan provides for the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Shares.
ARTICLE II.
DEFINITIONS AND RULES OF INTERPRETATION
Section 2.01.     Definitions. For purposes of the Plan, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:

(a)	“2003 Equity Plan” means the Invacare Corporation Amended and Restated 2003 Performance Plan.

(b)	“2013 Equity Plan” means the Invacare Corporation 2013 Equity Compensation Plan, as amended.

(c)	“Act” or “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(d)
“Affiliate” means any corporation or any other entity (including, but not limited to, a partnership, limited liability company, joint venture, or Subsidiary) controlling, controlled by, or under common control with the Company.

(e)	“Affiliated SAR” means an SAR that is granted in connection with a related Option and is deemed to be exercised at the same time as the related Option is exercised.

(f)	“Aggregate Share Limit” has the meaning specified in Section 4.01(a).

(g)
“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Shares.

(h)	“Award Agreement” means the written agreement that sets forth the terms and conditions applicable to an Award.

Appendix A

(i)	“Board” or “Board of Directors” means the Company’s Board of Directors, as constituted from time to time.

(j)
“Cashless Exercise” means, if there is a public market for the Shares, the payment of the Exercise Price for Options (i) through a same day sale commitment from the Participant and a FINRA member firm, whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA member firm irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or (ii) through a margin commitment from the Participant and a FINRA member firm whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA member firm in a margin account as security for a loan from the FINRA member firm in the amount of the Exercise Price and whereby the FINRA member firm irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company and the Company agrees to deliver the Shares upon receipt of the funds.

(k)
“Cause” means, with respect to any Participant, the meaning ascribed to such term in any employment, severance or change in control agreement entered into by such Participant. If a Participant has not entered into any employment, severance or change in control agreement with a definition of Cause, then “Cause” means the occurrence of any of the following events: (a) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony (other than one arising from the operation of a motor vehicle) or any crime of moral turpitude, fraud or dishonesty; (b) a Participant’s misappropriation, embezzlement, or attempted misappropriation or embezzlement, of any business opportunity, funds or property of the Company or any of its Affiliates or Subsidiaries (including attempting to secure or securing any personal profit in connection with any transaction involving the Company or its Affiliates or Subsidiaries); (c) the Participant’s fraud or dishonesty against the Company or any of its Affiliates or Subsidiaries; (d) the Participant’s breach of any Award Agreement or any Technical Information Agreement & Non-Competition Agreement entered into by the Participant or failure to adhere to any material written rule or policy of the Company; provided, however, that if such breach or failure is reasonably susceptible to cure; the Company shall notify the Participant in writing of the acts believed to constitute such breach or failure, and if the Participant corrects or remedies such acts within ten (10) business days after such notice is given, then such breach or failure shall not be deemed to be “Cause” hereunder; or (e) the Participant’s voluntary resignation or other termination of employment effected by the Participant under circumstances in which the Company could effect such termination with Cause pursuant to this Plan.

(l)	“Change in Control” has the meaning specified in Section 14.01.

(m)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(n)	“Committee” means the Compensation and Management Development Committee of the Board or such other committee appointed by the Board that complies with Section 3.01 to administer the Plan.

(o)	“Company” means Invacare Corporation, an Ohio corporation, and any successor thereto.

(p)
“Demotion or Removal” means, with respect to a Participant, other than by voluntary resignation or with the Participant’s written consent, the Participant’s ceasing to hold the highest position held by him or her at any time during the one-year period ending on the date of the consummation of a Change in Control with all of the duties, authority, and responsibilities of that office as in effect at any time during the one-year period ending on the date of the Change of Control.

Appendix A

(q)	“Director” means any individual who is a member of the Board of Directors.

(r)	“Effective Date” means May 17, 2018, which is the date on which the Company’s shareholders initially approved the Plan.

(s)
“Employee” means an officer or key employee of the Company or an Affiliate a leased employee or an individual who provides services for the Company or any Affiliate that is substantially similar to services an employee would provide.

(t)
“Exercise Price” means, (i) with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the exercise of such Option; and (ii) with respect to a SAR, the base amount of such SAR.

(u)
“Fair Market Value” means, with respect to a Share as of a particular date, the per share closing price for the Shares on such date, as reported by the principal exchange or market over which the Shares are then listed or regularly traded. If the Shares are not traded over the applicable exchange or market on the date as of which the determination of Fair Market Value is made, “Fair Market Value” means the per share closing price for the Shares on the most recent preceding date on which the Shares were traded over such exchange or market. If the Shares are not traded on any national securities exchange or market, the “Fair Market Value” of a Share shall be determined by the Committee in a reasonable manner pursuant to a reasonable valuation method. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of a Share shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A and, with respect to an Incentive Stock Option, in the manner required by Code Section 422.

(v)	“FINRA” means the Financial Industry Regulatory Authority.

(w)	“Fiscal Year” means the annual accounting period of the Company.

(x)	“Freestanding SAR” means an SAR that is granted independently of any Option.

(y)
“Grant Date” means the date specified by the Committee or the Board, or a delegate of the Committee or the Board, on which a grant of an Award under this Plan will become effective, which date will not be earlier than the date on which the Committee or the Board, or a delegate of the Committee or the Board, takes action with respect thereto.

(z)
“Good Reason” means, with respect to any Participant, the meaning ascribed to such term in any employment, severance or change in control agreement entered into by such Participant. If the Participant has not entered into any employment, severance, or change in control agreement with a definition of “Good Reason,” then “Good Reason” means the occurrence of one or more of the following events within the two-year period following a Change in Control:

(i)
The Participant is subjected to a Demotion or Removal involving a material diminution in the Participant’s authority, duties, or responsibilities or in those of the individual to whom the Participant is required to report;

(ii)	The Participant’s annual base salary is materially reduced (which for this purpose shall be deemed to occur if the reduction is five percent (5%) or greater);

(iii)
The Participant’s opportunity for incentive compensation is materially reduced from the level of his or her opportunity for incentive compensation as in effect immediately before the date of the Change in Control or from time to time thereafter (which for

Appendix A

this purpose shall be deemed to occur if the reduction is equivalent to a five percent (5%) or greater reduction in Participant’s annual base salary immediately prior to the Change in Control);

(iv)
The Participant is excluded following a Change in Control (other than by his volitional action(s)) from full participation in any benefit plan or arrangement maintained for similarly situated employees of the Company or the Post-CIC Entity, and such exclusion materially reduces the benefits that otherwise would have been available to the Participant;

(v)
The Participant’s principal place of employment with the Company or the Post-CIC Entity is relocated a material distance (which for this purpose shall be deemed to be more than 35 miles) from such Participant’s principal place of employment immediately prior to the Change in Control; or

(vi)
Any other action or inaction that constitutes a material breach by the Company or the Post-CIC Entity of this Plan, any Award Agreement or any other agreement under which the Participant provides his or her services to the Company or the Post-CIC Entity.

(aa)	“Incentive Stock Option” means an option to purchase Shares that is granted pursuant to the Plan, is designated as an “incentive stock option,” and satisfies the requirements of Code Section 422.

(bb)	“Nonemployee Director” means a Director who is not an Employee.

(cc)	“Nonqualified Stock Option” means an option to purchase Shares that is granted pursuant to the Plan and is not an Incentive Stock Option.

(dd)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(ee)	“Option Period” means the period during which an Option is exercisable in accordance with the applicable Award Agreement and Article VI.

(ff)	“Participant” means an Employee or Director to whom an Award has been granted.

(gg)	“Performance Award” means an Award under which the amount payable to a Participant (if any) is contingent on the achievement of pre-established Performance Targets during the Performance Period.

(hh)
“Performance Measures” means, with respect to a Performance Award, the objective factors used to determine the amount (if any) payable pursuant to the Award. “Performance Measures” shall be based on any of the factors listed below, alone or in combination, as determined by the Committee. Such factors may be applied (i) on a corporate-wide or business-unit basis, (ii) including or excluding one or more Affiliates or Subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance. The factors that may be used as Performance Measures are: (A) return on equity; (B) earnings per Share; (C) net income (D) pre-tax income; (E) operating income; (F) revenue; (G) EBIT; (H) EBITDA; (I) cash flow; (J) free cash flow; (K) economic profit; (L) total earnings; (M) earnings growth; (N) return on capital; (O) operating measures (including, but not limited to, operating margin and/or operating costs); (P) return on assets; (Q) return on net assets; (R) return on capital; (S) return on invested capital; (T) increase in the Fair Market Value of the Shares; or (U) total shareholder

Appendix A

return. Performance Measures may differ from Participant to Participant and from Award to Award.
In setting Performance Measures, the Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items.
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Targets unsuitable, the Committee may in its discretion modify such Performance Targets or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(ii)	“Performance Period” means the period of time during which Performance Targets must be achieved with respect to an Award, as established by the Committee.

(jj)	“Performance Share” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is equal to the Fair Market Value of a Share on the Grant Date.

(kk)
“Performance Targets” means, with respect to a Performance Award for a Performance Period, the objective performance under the Performance Measures for that Performance Period that will result in payments under the Performance Award. Performance Targets may differ from Participant to Participant and Award to Award.

(ll)	“Performance Unit” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is established by the Committee on or before the Grant Date.

(mm)	“Period of Restriction” means the period during which a Share of Restricted Stock is subject to restrictions and a substantial risk of forfeiture.

(nn)	“Plan” means the Invacare Corporation 2018 Equity Compensation Plan, as set out in this instrument and as amended from time to time.

(oo)	“Post-CIC Entity” means any entity (or any successor or parent thereof) that effects a Change in Control pursuant to Article XIV.

(pp)	“Restricted Stock” means an Award granted to a Participant pursuant to Section 8.01.

(qq)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9.01 and represents the right of the Participant to receive Shares or cash at the end of the specified period.

(rr)	“Rule 16b-3” means Rule 16b-3 under the 1934 Act and any future rule or regulation amending, supplementing, or superseding such rule.

(ss)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions that involve equity securities of the Company.

(tt)
“Shares” means the whole shares of issued and outstanding regular voting common shares, without par value, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment thereof as provided in 4.04, or the stock of any successor to the Company that is so designated for the purposes of the Plan.

Appendix A

(uu)
“Spread” means (i) with respect to a free-standing SAR, the excess of the Fair Market Value per Share on the date when a SAR is exercised over the Exercise Price provided for in the related Award Agreement; or (ii) with respect to a tandem SAR, the excess of the Fair Market Value per Share on the date when the related portion of the Option is surrendered over the Exercise Price provided for in the Award Agreement for the related Option.

(vv)
“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection or tandem with a related Option, that is designated as a SAR pursuant to Section 7.01, which shall generally be a right of the Participant to receive from the Company an amount determined by the Committee that is expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise of the SAR.

(ww)
“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain then owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock (in the election of directors or similar governing body) in one of the other corporations in the chain.

(xx)
“Tandem SAR” means a SAR that is granted in tandem with a related Option, the exercise of which requires forfeiture of the right to exercise the related Option with respect to an equal number of Shares and that is forfeited to the extent that the related Option is exercised.

(yy)	“Termination of Service,” “Terminates Service,” or any variation thereof means a separation from service within the meaning of Treasury Regulation 1.409A-1(h).
Section 2.02.     Rules of Interpretation. The following rules shall govern in interpreting the Plan:

(a)
Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Award Agreements shall be interpreted in accordance with and governed by the internal laws of the State of Ohio without giving effect to any choice or conflict of law provisions, principles, or rules.

(b)
The Plan and all Awards are intended to be exempt from or comply with the requirements of Code Section 409A and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan and any Award Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Plan. Except as may be expressly provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

(c)	Any reference herein to a provision of law, regulation, or rule shall be deemed to include a reference to the successor of such law, regulation, or rule.

(d)	To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

Appendix A

(e)
If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

(f)
The grant of Awards and issuance of Shares hereunder shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authority or securities exchange or market on which the Shares are then listed or traded.

(g)	The descriptive headings and sections of the Plan are provided for convenience of reference only and shall not serve as a basis for interpretation of the Plan.
ARTICLE III.
ADMINISTRATION
Section 3.01.     The Committee. The Committee shall administer the Plan and, subject to the provisions of the Plan and applicable law, may exercise its discretion in performing its administrative duties. The Committee shall consist of not fewer than three (3) Directors, and Committee action shall require the affirmative vote of a majority of its members. The Committee shall be composed solely of Directors who are non-employee directors under Rule 16b-3.
Section 3.02.     Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Code of Regulations of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to (a) select the Employees or Directors who shall participate in the Plan; (b) determine the sizes and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with the Plan; (d) construe and interpret the Plan, all Award Agreements, and any other agreements or instruments entered into under the Plan; (e) establish, amend, or waive rules and regulations for the Plan’s administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent that such terms and conditions are within the discretion of the Committee, subject to the provisions of this Plan and any applicable law. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Each Award shall be evidenced by a written Award Agreement between the Company and the Participant and shall contain such terms and conditions established by the Committee consistent with the provisions of the Plan. Except as limited by applicable law or the Plan, the Committee may use its discretion to the maximum extent that it deems appropriate in administering the Plan.
Section 3.03.     Delegation by the Committee. The Committee may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, the Committee may not delegate its authority and powers (i) with respect to grants to Section 16 Persons, or (ii) in a way that would jeopardize the Plan’s satisfaction of Rule 16b-3.
Section 3.04.     Decisions Binding. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee pursuant to this Article shall be final, conclusive, and binding on all persons, including the Company and Participants.
ARTICLE IV.
SHARES SUBJECT TO THIS PLAN
Section 4.01.     Number of Shares; Plan Limits.

(a)	Subject to adjustment as provided in Section 4.06 and any limitations specified elsewhere in the Plan, the maximum number of Shares cumulatively available for issuance under the

Appendix A

Plan pursuant to (i) the exercise of Options, (ii) the grant of Affiliated, Freestanding, and Tandem SARs, (iii) the grant of Restricted Stock, (iv) the payment of Restricted Stock Units, Performance Units and Performance Shares, and/or (v) the grant of Shares shall not exceed the sum of the following (the “Aggregate Share Limit”):

(i)	1,800,000 Shares; plus

(ii)	any shares available for issuance under the 2013 Equity Plan at the time of approval of this Plan by the Company’s shareholders; plus

(iii)	any Shares covered by an award under this Plan, the 2013 Equity Plan or the 2003 Equity Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award.

(b)
Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the Aggregate Share Limit as of a given date shall not be reduced by any Shares relating to prior awards that have expired or have been forfeited or cancelled. If the Company pays the benefit provided by any Award granted under the Plan to the respective Participant in cash, any Shares that were covered by such Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein:

(i)	if Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Shares covered by the Option being exercised shall count against the Aggregate Share Limit;

(ii)	any Shares withheld by the Company to satisfy a tax withholding obligation shall count against the Aggregate Share Limit;

(iii)
the number of Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan and shall count against the Aggregate Share Limit; and

(iv)	in the event that the Company repurchases Shares with proceeds from the exercise of an Option, those Shares will not be added to the Aggregate Share Limit.
If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on their Fair Market Value, such Shares will not count against the Aggregate Share Limit.

(c)
Shares issued under the Plan may be authorized but unissued Shares, treasury Shares, reacquired Shares (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants.

(d)
Subject to adjustment pursuant to Section 4.06 hereof, the total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,800,000 Shares.

(e)
Each Share underlying an Award of Stock Options or SARs will count against the Aggregate Share Limit by one Share. Each Share underlying any Award other than a Stock Option or SAR shall count against the Aggregate Share Limit by two Shares. Any Shares that are

Appendix A

added back to the Aggregate Share Limit pursuant to Section 4.01(b) shall be added back in the same manner such Shares were originally counted against the Aggregate Share Limit pursuant to this Section 4.01(e). Each Share that is added back to the Aggregate Share Limit due to a cancellation or forfeiture of an award granted under the 2013 Equity Plan shall be added back in the same manner such Shares were originally counted against the aggregate share limit under the 2013 Equity Plan. Each Share that is added back to the Aggregate Share Limit due to a cancellation or forfeiture of an award granted under the 2003 Equity Plan pursuant to Section 4.01(a)(ii) shall be added back as one Share.
Section 4.02.     Limitation on Shares Issued Pursuant to Awards. Notwithstanding any other provision of this Plan to the contrary, and subject to adjustment as provided in Section 4.06:

(a)	no Participant will be granted Options or SARs for more than 800,000 Shares, in the aggregate, during any calendar year;

(b)	no Participant will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares for more than 650,000 Shares, in the aggregate, during any calendar year; and

(c)	No Nonemployee Director will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares for more than 100,000 Shares, in the aggregate, during any calendar year.
Section 4.03.     Limitation on Cash Awards. Notwithstanding any other provision of this Plan to the contrary, in any calendar year, no Participant will receive any Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $7,500,000. In addition, notwithstanding any other provision of this Plan to the contrary, in any calendar year, no Nonemployee Director will receive any Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $2,000,000.
Section 4.04.     Restrictions on Shares. Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions, and restrictions as the Committee may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Shares, cash, or other property before (i) the listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded) and (ii) the completion of any registration or qualification of such shares under federal, state, local, or other law, or any ruling or regulation of any government body that the Committee determines to be necessary or advisable. The Company may cause any certificate for Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in the Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data, or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant and other person entitled to benefits hereunder are to be provided on the condition that such Participant or other person furnish full, true, and complete data, evidence, or other information, and that he or she promptly sign any document reasonably requested by the Committee. No fractional Shares shall be issued under the Plan; rather, fractional shares shall be aggregated and then rounded to the next lower whole Share.
Section 4.05.     Shareholder Rights. Except with respect to Restricted Stock, as provided in Article VIII, no person shall have any rights of a shareholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee, such Shares shall have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as

Appendix A

having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company shall have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant shall not be treated as a shareholder for any purpose before such issuance and transfer. No payment or adjustment shall be made for cash dividends or other rights for which the record date is prior to the date on which such Shares are recorded as issued and transferred in the Company’s official shareholder records (or the records of its transfer agents or registrars), except as provided herein or in an Award Agreement.
Section 4.06.     Changes in Stock Subject to the Plan. In the event of any change in the Shares by virtue of a stock dividend, stock split or consolidation, reorganization, merger, spinoff, or similar transaction, the Committee shall, as it deems appropriate, adjust (i) the aggregate number and kind of Shares available for Awards, (ii) the number and kind of Shares subject to an Award, (iii) the number of Shares available for certain Awards under the limits set forth in Sections 4.01(d), 4.01(e), 4.02 and 4.07 of this Plan and (iv) the terms of the Award to prevent the dilution of Shares or the diminution of the Awards. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A. In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event or a Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. The Committee’s determination pursuant to this Section shall be final and conclusive; provided, however, no adjustment pursuant to this Section shall (i) be made to the extent that the adjustment would cause an Award to violate the requirements under Code Section 409A or (ii) change the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options first exercisable during a year, as set out in Section 6.01.
Section 4.07.     Shares Exempt from Minimum Vesting Requirements. Notwithstanding any provision in the Plan to the contrary, up to 5% of the Aggregate Share Limit, as may be adjusted under Section 4.06 of this Plan, may be used for (i) Awards granted under Articles VIII through X of this Plan that are not subject to the one-year vesting requirements for Awards set forth in Sections 6.05, 7.04, 8.04(a), 9.04(a) and 10.03(a) of this Plan and (ii) Awards of Shares granted pursuant to Article XI of this Plan.
ARTICLE V.
ELIGIBILITY
Except as herein provided, individuals who are Employees or Directors shall be eligible to participate in the Plan and be granted Awards. The Committee may, from time to time and in its sole discretion, select the Employees or Directors to be granted Awards and determine the terms and conditions with respect to each Award. In making any such selection and in determining the form of an Award, the Committee may give consideration to the functions and responsibilities of the Employee or Director and the Employee’s or Director’s contributions to the Company or its Affiliates, the value of the Employee’s or Director’s services (past, present, and future) to the Company or its Affiliates, and such other factors as it deems relevant.
ARTICLE VI.
STOCK OPTIONS
Section 6.01.     Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to any Employee or Director in such amounts as the Committee may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The Committee shall determine the number of Shares subject to each Option, subject to the express limitations of the Plan. Furthermore, no Participant may be granted Incentive

Appendix A

Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.
Section 6.02.     Option Award Agreement. Each Option shall be evidenced by an Option Award Agreement that shall specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, any conditions to exercise of the Option, and such other terms and conditions as the Committee shall determine. The Option Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options and related Award Agreements shall comply with the requirements of Code Section 422; provided, however, that, to the extent that a purported Incentive Stock Option does not comply with the requirements for “incentive stock options” under Code Section 422, that portion of the Option shall be deemed a Nonqualified Stock Option.
Section 6.03.     Exercise Price. Subject to the provisions of this Section, the Committee shall determine the Exercise Price under each Option.

(a)	Nonqualified Stock Options. The per-Share Exercise Price under a Nonqualified Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date.

(b)
Incentive Stock Options. The per-Share Exercise Price under an Incentive Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date; provided, however, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the per-Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

(c)
Substitute Options. Notwithstanding the provisions of Subsections (a) and (b), if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Options relate determined as of the Grant Dates. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 4.06.

Section 6.04.     Duration of Options. The Option Period with respect to each Option shall commence and expire at such times as the Committee shall provide in the Award Agreement, provided that:

(a)	Options shall not be exercisable more than ten years after their respective Grant Dates;

(b)
Incentive Stock Options granted to an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, taking into account the attribution rules of Code Section 422(d), shall not be exercisable later than five years after their respective Grant Date(s); and

Appendix A

(c)
Subject to the limits of this Article, the Committee may, in its sole discretion, after an Option is granted, extend the option term, provided that such extension is not an extension for purposes of Code Section 409A and the guidance thereunder or, in the case of an Incentive Stock Option, a modification, extension, or renewal for purposes of Code Section 424(h).

Section 6.05.     Exercisability of Options. Subject to Article XIV, all Options granted under this Plan shall be exercisable at such times, under such terms, and subject to such restrictions and conditions as the Committee shall determine and specify in the applicable Award Agreement; provided, however, that, except as provided in Section 4.07, no Option shall become exercisable prior to the first anniversary of its Grant Date. An Award Agreement for an Option may provide that such Option becomes exercisable in the event of the Participant’s death, disability or retirement.
Section 6.06.     Method of Exercise. Subject to the provisions of this Article and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the applicable Option Period by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice shall specify the number of Shares subject to the Option to be purchased and shall be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the Committee or the applicable the Award Agreement, payment in full or in part also may be made by:

(a)
subject to any conditions or limitations established by the Committee, delivering Shares already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the portion of the Exercise Price paid;

(b)	to the extent permitted by law, the delivery of cash by a broker-dealer pursuant to a Cashless Exercise;

(c)
subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price pursuant to a net exercise arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares so withheld will not be treated as issued and acquired by the Company upon such exercise);

(d)	to the extent permitted by law, in any other manner then permitted by the Committee; or

(e)	a combination of the foregoing.
No Shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Shares subject to such Option (including, if applicable, the right to vote the shares or the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.
Section 6.07.     Restrictions on Share Transferability. In addition to the restrictions imposed by Section 15.09 of the Plan, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or regularly traded.
Section 6.08.     Prohibition on Repricing of Stock Options. Except as permitted under Section 4.06 of the Plan, the terms of any outstanding Option may not be amended without shareholder approval to reduce the Exercise Price of such outstanding Option or to cancel such outstanding

Appendix A

Option in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original Option.
ARTICLE VII.
STOCK APPRECIATION RIGHTS
Section 7.01.     Grant of SARs. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, the Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and the Exercise Price of a Tandem SAR or an Affiliated SAR shall be equal to the Exercise Price of the Option to which such SAR relates. The number of Shares to which an SAR relates as well as the Exercise Price for an SAR shall be subject to adjustment pursuant to Section 4.06.
Section 7.02.     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. The following requirements shall apply to all Tandem SARs: (i) the Tandem SAR shall expire not later than the date on which the related Option expires; (ii) the value of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and one hundred percent (100%) of the Fair Market Value of the Shares subject to the related Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Option to which the Tandem SAR relates exceeds the Exercise Price of such Option.
Section 7.03.     Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the Option to which the Affiliated SAR relates. Such deemed exercise of an Affiliated SAR shall not reduce the number of Shares subject to the related Option.
Section 7.04.     Exercise of Freestanding SARs. Subject to Article XIV, Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall specify in the applicable Award Agreement; provided, however, that, except as provided in Section 4.07, no SAR shall become exercisable prior to the first anniversary of its Grant Date. An Award Agreement for a Freestanding SAR may provide that such Freestanding SAR becomes exercisable in the event of the Participant’s death, disability or retirement.
Section 7.05.     SAR Award Agreement. Each SAR shall be evidenced by an Award Agreement that specifies the Exercise Price, the expiration date of the SAR, the number of SARs, any conditions on the exercise of the SAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement shall also specify whether the SAR is an Affiliated SAR, Freestanding SAR, Tandem SAR, or a combination thereof.
Section 7.06.     Expiration of SARs. Each SAR granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement. Notwithstanding the foregoing, the terms and provisions of Section 6.04 also shall apply to Affiliated and Tandem SARs.
Section 7.07.     Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

Appendix A

(a)	the SAR’s Spread; by

(b)	the number of Shares with respect to which the SAR is exercised.
At the sole discretion of the Committee, such payment may be in cash, in Shares that have a Fair Market Value equal to the cash payment calculated under this Section, or in a combination of cash and Shares.
Section 7.08.     Termination of SAR. An Affiliated SAR or Tandem SAR shall terminate at such time as the Option to which such SAR relates terminates. A Freestanding SAR shall terminate at the time provided in the applicable Award Agreement, and under no circumstances more than 10 years from the Grant Date.
Section 7.09.     Prohibition on Repricing SARs. Except as permitted under Section 4.06 of the Plan, the terms of any outstanding SAR may not be amended without shareholder approval to reduce the Exercise Price of such outstanding SAR or to cancel such outstanding SAR in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original SAR.
ARTICLE VIII.
RESTRICTED STOCK
Section 8.01.     Grants of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine.
Section 8.02.     Restricted Stock Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Shares granted, and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock that must be satisfied for the restrictions on some or all of the Shares to be released at the end of the Period of Restriction.
Section 8.03.     Restrictions on Transferability. Except as provided in Section 15.09 or this Article, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the end of the applicable Period of Restriction.
Section 8.04.     Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Article.

(a)
General Restrictions. The Committee may impose restrictions on Restricted Stock based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Shares of Restricted Stock shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Shares of Restricted Stock shall be at least one year, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

(b)	Legend on Certificates. The Committee, in its sole discretion, may require the placement of a legend on certificates representing Shares of Restricted Stock to give appropriate notice

Appendix A

of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:
THE SALE, PLEDGE, OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER FEDERAL AND STATE SECURITIES LAWS AND UNDER THE INVACARE CORPORATION 2018 EQUITY COMPENSATION PLAN, AS SET FORTH IN AN AWARD AGREEMENT EXECUTED THEREUNDER. A COPY OF SUCH PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF INVACARE CORPORATION.
Section 8.05.     Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares of Restricted Stock covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be released shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Shares are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A, and the regulations thereunder, without resulting in adverse tax consequences, any Award Agreement for Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the Participant’s death, disability or retirement.
Section 8.06.     Dividends. No dividends or other distributions shall be paid currently on any grant of Shares of Restricted Stock during the applicable Period of Restriction; provided, however, any Award of Shares of Restricted Stock may provide that any or all dividends or other distributions otherwise payable thereon during the applicable Period of Restriction be automatically deferred contingent upon the vesting of the underlying Shares or reinvested in additional Shares of Restricted Stock, which shall be subject to the same restrictions as the underlying Award.
Section 8.07.     Voting Rights. During the Period of Restriction, an Award Agreement for Restricted Stock may permit the Participant to exercise full voting rights with respect to the Shares granted thereunder.
Section 8.08.     Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction shall revert to the Company and thereafter shall be available for the grant of new Awards.
ARTICLE IX.
RESTRICTED STOCK UNITS
Section 9.01.     Grants of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine.
Section 9.02.     Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Restricted Stock Units (including the number of Shares or cash to be delivered or paid upon the lapse of restrictions), and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock Units that must be satisfied for the restrictions on some or all of the Shares to be delivered or cash to be paid at the end of the Period of Restriction.

Appendix A

Section 9.03.     Restrictions on Transferability. Except as provided in Section 15.09 or this Article, Restricted Stock Units may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise.
Section 9.04.      Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate in accordance with this Article.

(a)
General Restrictions. The Committee may impose restrictions on Restricted Stock Units based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Restricted Stock Units shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Restricted Stock Units shall be at least one year, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

Section 9.05.     Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Restricted Stock Units covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock Units for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be delivered (or cash to be paid) shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Restricted Stock Units are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A, and the regulations thereunder, without resulting in adverse tax consequences, any Award Agreement for Restricted Stock Units may provide for the earlier termination of restrictions on such Restricted Stock Units in the event of the Participant’s death, disability or retirement.
Section 9.06.     Dividends Equivalents. No dividends or other distributions shall be paid currently with respect to any Restricted Stock Units during the applicable Period of Restriction; provided, however, any Award of Restricted Stock Units may provide that any or all dividends or other distributions otherwise payable with respect to the underlying Shares during the applicable Period of Restriction or Performance Period be automatically deferred as dividend equivalents contingent upon the vesting of the underlying Restricted Stock Units or reinvested in additional Restricted Stock Units, which shall be subject to the same restrictions (including the achievement of any Performance Targets) as the underlying Award.
Section 9.07.     Ownership. During the Period of Restriction, the Participant will have no rights of ownership in the Shares subject to the Restricted Stock Units and shall have no right to vote such Shares.
Section 9.08.     Cancellation of Restricted Stock Units. On the date set forth in the applicable Award Agreement, all Restricted Stock Units that have not been earned or vested shall be forfeited and thereafter the Shares subject to such forfeited Restricted Stock Units shall be available for the grant of new Awards.
ARTICLE X.
PERFORMANCE UNITS AND PERFORMANCE SHARES
Section 10.01.     Grant of Performance Units/Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or

Appendix A

Performance Shares to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, subject to the express limitations of the Plan.
Section 10.02.     Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
Section 10.03.     Performance Objectives and Other Terms. The Committee shall set performance objectives in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid to the Participant. Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement, which shall specify the number of Performance Units or Performance Shares, the Performance Period, the performance objectives, and such other terms and conditions as the Committee, in its sole discretion, shall determine, subject to Article XIV.
The Committee may set performance objectives based upon (i) the achievement of Performance Targets; provided that, except as provided in Section 4.07, the Performance Period for any Performance Share or Performance Unit shall be at least one year, (ii) applicable Federal or state securities laws, or (iii) any other basis determined by the Committee in its sole discretion.
Section 10.04.     Earning of Performance Units/Shares. After the applicable Period of Restriction has ended, the holder of Performance Units or Performance Shares shall be entitled to receive those Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the applicable Performance Targets have been achieved. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A, and the regulations thereunder, without resulting in adverse tax consequences, any Award Agreement for Performance Shares or Performance Units may provide for the earlier lapse of restrictions or other modifications in the event of the Participant’s death, disability or retirement.
Section 10.05.     Form and Timing of Payment of Performance Units/Shares. Each Award Agreement for Performance Shares or Performance Units will specify the time and manner of payment for any such Performance Shares or Performance Units that have been earned. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, determined as of the last day of the applicable Performance Period), or a combination thereof.
Section 10.06.     Dividend Equivalents. No dividends or other distributions shall be paid currently with respect to any Performance Shares during the applicable Period of Restriction; provided, however, any Award of Performance Shares may provide that any or all dividends or other distributions otherwise payable with respect to the underlying Shares during the applicable Performance Period be automatically deferred as dividend equivalents contingent upon the vesting of the underlying Performance Shares or reinvested in additional Performance Shares, which shall be subject to the same restrictions (including the achievement of any Performance Targets) as the underlying Award.
Section 10.07.     Cancellation of Performance Units/Shares. On the date set forth in the applicable Award Agreement, all Performance Units or Performance Shares that have not been earned or vested shall be forfeited and thereafter shall be available for the grant of new Awards.

Appendix A

ARTICLE XI.
SHARE GRANTS
Subject to the provisions of the Plan, the Committee may make an Award of Shares to any Employee or Director in such amount as the Committee, in its sole discretion, may determine. A grant pursuant to this Section may be evidenced by a Share Award Agreement or such other document as the Committee, in its sole discretion, determines to be appropriate; provided, however, the Shares shall be freely transferable, and the Committee shall not impose Performance Targets, a Period of Restriction, or any other conditions, restrictions, or risks of forfeiture on the Award. Awards of shares pursuant to this Section shall be subject to the withholding requirements of Article XIII.
ARTICLE XII.
AMENDMENT, TERMINATION, AND DURATION
Section 12.01.     Amendment, Suspension, or Termination.

(a)
The Board may supplement, amend, alter, or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under the Plan or an Award theretofore granted (including, without limitation, a Participant’s rights provided for in Article XIV hereof) without the Participant’s consent, except that any supplement, amendment, alteration, or discontinuation may be made to (i) avoid a material charge or expense to the Company or an Affiliate, (ii) cause this Plan to comply with applicable law, or (iii) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section, the Board of Directors, in its sole discretion at any time and from time to time, may supplement, amend, alter, or discontinue this Plan without the approval of the Company’s shareholders so long as any such amendment or alteration does not (i) expand the types of awards eligible for grants or materially increase benefits accruing to Participants under the Plan; (ii) materially increase the number of Shares subject to the Plan (other than pursuant to Section 4.06); (iii) materially increase the maximum number of Options, SARs, Shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Shares that the Committee may award to an individual Participant under the Plan (other than pursuant to Section 4.06); (iv)  materially expand the classes of persons eligible or modify the requirements for participation in the Plan; (v) delete or materially limit Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs); or (vi) otherwise require approval by the shareholders of the Company in order to comply with applicable law, the terms of a written agreement or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted. The Committee may supplement, amend, alter, or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section, subject to any approval or limitations the Board may impose.

(b)
If permitted by Code Section 409A and the regulations thereunder without resulting in any adverse tax consequences, but subject to Section 12.01(c), in the case of a Participant’s termination of employment by reason of death or disability, the Committee may, in its sole discretion, accelerate the exercisability of an Option or SAR, accelerate the time at which any restrictions shall lapse or remove any restrictions with respect to Shares of Restricted Stock and Restricted Stock Units, and reduce or waive any Performance Targets or related business criteria applicable to any Award subject to Performance Measures.

(c)	Subject to Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs), the Committee may amend the terms of any Award granted under this Plan prospectively

Appendix A

or retroactively. Except as provided in this Plan, the Committee will not make any modification of the Performance Targets or the level or levels of achievement with respect to such Award, but the Committee may exercise negative discretion with respect to a Participant’s Award, which will result in a lower percentage of the Award becoming vested, exercisable or payable compared to the actual level of achievement.

(d)	Except as provided in Section 4.06 of the Plan, no amendment of an Award shall impair the rights of the Participant without his or her consent.
Section 12.02.     Duration of the Plan and Shareholder Approval. The Plan shall become effective on the Effective Date and shall terminate automatically ten years thereafter, unless terminated pursuant to its terms before that time. Notwithstanding the preceding sentence, termination of the Plan shall not affect any Award granted before the date of termination, unless expressly provided in the applicable Award Agreement or a duly adopted Plan amendment.
ARTICLE XIII.
TAX WITHHOLDING
Section 13.01.     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the payment or exercise of an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state, and local income and employment taxes required to be withheld with respect to the payment or exercise of such Award.
Section 13.02.     Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, including in an Award Agreement, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (i) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. In no event will the Fair Market Value of the Shares withheld and delivered to satisfy applicable withholding taxes in connection with the benefit provided under the Plan exceed the minimum amount of taxes required to be withheld. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
ARTICLE XIV.
CHANGE IN CONTROL
Section 14.01.     Definition. For purposes of the Plan, a “Change in Control” shall mean that the conditions or events set forth in any one or more of the following subsections shall have occurred:

(a)
There is a report filed on Schedule 13D or Schedule 14D‑1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition, in a transaction or series of transactions, by any person (as the term “person” is used in Section 13(d) and Section 14(d)(2) of the 1934 Act), other than (1) the Company or any of its subsidiaries, (2) any employee benefit plan or employee stock ownership plan or related trust of the Company or any of its subsidiaries, or (3) any person or entity organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or trust, of such number of shares of the Company as entitles that person to exercise 30% or more of the voting power of the Company in the election of Directors;

(b)	During any period of twenty-four (24) consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a

Appendix A

majority of the Directors unless the election of each new Director (over such period) was approved or recommended by the vote of at least two‑thirds of the Directors then still in office who were Directors at the beginning of the period;

(c)
There is a merger, consolidation, combination (as defined in Section 1701.01(Q), Ohio Revised Code), majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code), or control share acquisition (as defined in Section 1701.01(Z)(1), Ohio Revised Code, or in the Company’s Second Amended and Restated Articles of Incorporation, as the same may be hereafter amended) involving the Company and, as a result of which, the holders of shares of the Company prior to the transaction become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation or other entity as entitles them to exercise less than fifty percent (50%) of the voting power of the surviving or acquiring corporation or other entity in the election of Directors;

(d)
There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, but only if the transferee of the assets in such transaction is not a subsidiary of the Company; or

(e)
The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of Invacare, but only if the transferee of the assets of the Company in such liquidation or dissolution is not a subsidiary of the Company.

Section 14.02.     Company Remains Surviving Entity or Awards Assumed by Successor

(a)
Upon the occurrence of a Change in Control in which either (i) the Company remains the surviving entity or (ii) the Company is not the surviving entity, but the Awards granted under this Plan are Assumed (as defined in Section 14.02(c) below) by the Post-CIC Entity, any Award granted under this Plan prior to the Change in Control shall continue to vest and become exercisable in accordance with the terms of its original Award Agreement unless, during the two-year period commencing on the date of the Change in Control:

(i)	the Participant’s employment or service is involuntarily Terminated by the Company or the Post-CIC Entity, as applicable, for reasons other than for Cause; or

(ii)	the Participant Terminates his or her employment or service for Good Reason.

(b)
If a Participant’s employment or service is Terminated as described in Section 14.02(a) above, (i) any outstanding Stock Options and SARs shall become fully vested and remain exercisable until the earlier of (A) the end of the original term of the Stock Option or SAR or (B) the second anniversary of the date the Termination occurs; provided that, if the Award Agreement provides for a longer period of exercisability following a Termination, then this clause (B) shall be the end of such longer period; (ii) any restrictions that apply to Awards made to such Participant pursuant to this Plan shall lapse; and (iii) Awards made to such Participant pursuant to this Plan that are subject to Performance Measures shall immediately be earned or vest in a prorated amount (as described below) and such prorated portion shall, to the extent permitted under Code Section 409A without resulting in adverse tax effects to the Participant, become immediately payable in accordance with the Award’s terms; provided, that any Participant who Terminates his or her employment or service for Good Reason must:

(i)
provide the Company with a written notice of his or her intent to Terminate employment or service for Good Reason within sixty (60) days after the Participant becomes aware of the circumstances giving rise to Good Reason; and

Appendix A

(ii)	allow the Company thirty (30) days to remedy such circumstances to the extent curable.
For purposes of this Section 14.02(b), the “prorated amount” will be based on the actual level of achievement against the Award’s Performance Targets during the Performance Period up to the date of the Change in Control and the number of full months that elapsed during the Award’s Performance Period up to, and as of, the date of the Change in Control. The Committee may, in good faith, adjust performance goals to account for the shortened Performance Period.

(c)	For purposes of this Article XIV, an Award shall be considered assumed by the Post-CIC Entity (“Assumed”) if all of the following conditions are met:

(i)	Stock Options or SARs are converted into replacement awards in a manner that complies with Code Section 409A;

(ii)
Awards of Restricted Stock and Restricted Stock Units that are not subject to Performance Measures are converted into replacement awards covering a number of Shares of the Post-CIC Entity, as determined in a manner substantially similar to how the same number of Shares would be treated in the Change in Control transaction; provided that, to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of the Post-CIC Entity, the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such Post-CIC Entity on the established stock exchange on the trading day immediately preceding the date of the Change in Control;

(iii)
Performance Shares, Performance Units and all other Awards subject to Performance Measures are converted into replacement awards that preserve the value of such Awards at the time of the Change in Control;

(iv)
the replacement awards contain provisions for scheduled vesting and treatment on Termination of employment (including the definitions of Cause and Good Reason, if applicable) that are no less favorable to the Participant than the underlying Awards being replaced, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the underlying Awards; and

(v)	the security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.
Section 14.03.     Awards Not Assumed by Successor.

(a)
Upon the occurrence of a Change in Control in which the Company is not the surviving Company, any Awards made under this Plan that are not Assumed by the Post-CIC Entity and are not subject to Performance Measures shall become fully vested and exercisable on the date of the Change in Control. A prorated amount (as described below) of any Awards made under this Plan that are subject to Performance Measures shall immediately vest and become immediately payable in accordance with its terms (subject to Section 14.03(e)), and the following provisions of this Section 14.03 shall apply.

For purposes of this Section 14.03(a), the “prorated amount” will be based on the actual level of achievement against the Award’s Performance Targets during the Performance

Appendix A

Period up to, and as of, the date of the Change in Control and the number of full months that elapsed during the Award’s Performance Period up to the date of the Change in Control. The Committee may, in good faith, adjust performance goals to account for the shortened Performance Period.

(b)
For each Stock Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Stock Option or SAR, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. Any Stock Options or SARs with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

(c)
The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) that such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Restricted Stock Units and/or Shares of Restricted Stock covered by the Award and the number of Shares payable under Section 14.03(a) for Awards subject to Performance Measures.

(d)	The payments contemplated by Sections 14.03(b) and (c) shall be made at the same time as consideration is paid to the holders of Shares in connection with the Change in Control.

(e)
Notwithstanding anything to the contrary in this Plan, if the payment or benefit constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section 409A, payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.

ARTICLE XV.
MISCELLANEOUS
Section 15.01.     Mistake of Fact. Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.
Section 15.02.     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.
Section 15.03.     Notices. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at One Invacare Way, Elyria, Ohio 44035.
Section 15.04.     No Effect on Employment or Service. Neither the Plan, the grant of an Award, or the execution of an Award Agreement shall confer upon any Participant any right to continued employment by the Company or an Affiliate or interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without Cause. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the Participant and the Company or Affiliate, as the case may be. If there is any conflict between the provisions of the Plan and an employment or severance agreement between a Participant and the Company or an Affiliate, the provisions of such employment or severance agreement shall control, including, but not limited to, the vesting and forfeiture of any Awards.

Appendix A

Section 15.05.     No Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board of Directors, and the Committee shall not have any duty or obligation to disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award.
Section 15.06.     Participation. No Employee shall have the right to be selected to receive an Award, or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has accrued under the express terms of the Plan.
Section 15.07.     Liability and Indemnification. No member of the Board, the Committee, or any officer or employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment and exercise thereof. Each person who is or shall have been a member of the Committee or the Board or served as an officer of the Company or any of its Affiliates or Subsidiaries shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, unless a court of competent jurisdiction determines in a final, non-appealable order that such act or omission was the result of gross negligence, willful misconduct or intentional wrong-doing, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at the Company’s expense, to handle and defend such claim, action, suit, or proceeding before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
Section 15.08.     Successors. All obligations of the Company hereunder with respect to Awards shall be binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company shall not, and shall not permit its Affiliates to, recommend, facilitate, or agree or consent to a transaction or series of transactions that would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company hereunder.
Section 15.09.     Nontransferability of Awards. Except as provided in Subsection (a) or (b), no Award can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award shall be subject to execution, attachment, or similar process. In no event may any Award be transferred for value. Any attempted or purported transfer of an Award in contravention of the Plan or an Award Agreement shall be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant shall be exercisable during his or her lifetime only by the Participant.

Appendix A

(a)
Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to: (i) the Participant’s spouse, any children or lineal descendants of the Participant or the Participant’s spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership or limited liability company or other entity in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, that, if the Committee permits the transfer of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke, or restrict, without the prior consent, authorization, or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted shall not be transferable pursuant to this Subsection.

(b)
Exercise by Eligible Transferees. If the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under Subsection (a), the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor, administrator or authorized representative only in the same manner, to the same extent, and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his or her death, the Participant’s estate, shall remain liable for all federal, state, local, and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

Section 15.10.     No Rights as Shareholder. Except as expressly provided in Article VIII, no Participant (or any Beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).
Section 15.11.     Funding. Benefits payable under this Plan to any person shall be paid by the Company from its general assets. Shares to be distributed hereunder shall be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.
Section 15.12.     Compliance with Code Section 409A.

(a)
To the extent applicable, it is intended that the Plan and any grants made hereunder comply with (or be exempt from) the provisions of Code Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and

Appendix A

any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates or Subsidiaries.

(c)
If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it on the tenth business day of the seventh month after such separation from service.

(d)
Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to provide the Participant with any tax gross-up or indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 15.13.     Clawback Rights. The Plan will be administered in compliance with Section 10D of the Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted pursuant to such law, rules, or regulations and any Award Agreement may be amended to further such purpose without the consent of the Participant. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, if the Board or any appropriate Board committee has determined that any fraud or intentional misconduct by a Participant was a significant contributing factor to the Company’s having to restate all or a portion of its financial statement(s), the Board or committee may take such actions as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any incentive compensation paid to the Participant for any fiscal period commencing on or after the Effective Date if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the Participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the Participant had the financial results been properly reported

Appendix A

would have been lower than the amount actually awarded. In addition, the Board may dismiss the Participant, authorize legal action, or take such other action to enforce the Participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case. This Section 15.13 shall not be the Company’s exclusive remedy with respect to such matters.
Section 15.14. Use of Proceeds. The proceeds received by the Company from the sale of Shares pursuant to the Plan will be used for general corporate purposes.

INVACARE CORPORATION	VOTE BY MAIL
ONE INVACARE WAY	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELYRIA, OH 44035-4190

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:
E40117-P04402	KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVACARE CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends that you vote
FOR All nominees in Proposal 1:

1.		Election of Directors		☐	☐	☐

Nominees:

	01)	Susan H. Alexander	05)	Matthew E. Monaghan
	02)	Barbara W. Bodem	06)	Clifford D. Nastas
	03)	Marc M. Gibeley	07)	Baiju R. Shah
	04)	C. Martin Harris, M.D.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.				For	Against	Abstain

2.		Approve and adopt the Invacare Corporation 2018 Equity Compensation Plan.		☐	☐	☐

3.		Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.		☐	☐	☐

4.		An advisory vote to approve the compensation of the Company's Named Executive Officers.		☐	☐	☐

NOTE: If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, please promptly return your proxy card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and the Notice of Annual Meeting and Proxy Statement are available at
www.invacare.com/annualreport.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
E40118-P04402

INVACARE CORPORATION
PROXY FOR COMMON SHARES AND CLASS B COMMON SHARES
Annual Meeting of Shareholders - May 17, 2018

This proxy is solicited by the Board of Directors

The undersigned hereby (i) appoints KATHLEEN P. LENEGHAN and ANTHONY C. LAPLACA, and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 17, 2018 at 10:00 A.M. (EDT) and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares and Class B Common Shares of the Company represented by this proxy as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted "FOR" the election of the seven director nominees nominated by the Board of Directors, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4. If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

Continued and to be signed on reverse side

INVACARE CORPORATION	VOTE BY MAIL
ONE INVACARE WAY	Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELYRIA, OH 44035-4190

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:
E40119-P04402	KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVACARE CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends that you vote
FOR All nominees in Proposal 1:

1.		Election of Directors		☐	☐	☐

Nominees:

	01)	Susan H. Alexander	05)	Matthew E. Monaghan
	02)	Barbara W. Bodem	06)	Clifford D. Nastas
	03)	Marc M. Gibeley	07)	Baiju R. Shah
	04)	C. Martin Harris, M.D.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.				For	Against	Abstain

2.		Approve and adopt the Invacare Corporation 2018 Equity Compensation Plan.		☐	☐	☐

3.		Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.		☐	☐	☐

4.		An advisory vote to approve the compensation of the Company's Named Executive Officers.		☐	☐	☐

NOTE: If any other matters properly come before the meeting or any adjournment thereof, the trustees will vote the shares represented by this card in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, please promptly return your voting instruction card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and the Notice of Annual Meeting and Proxy Statement are available at
www.invacare.com/annualreport.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
E40120-P04402

INVACARE CORPORATION
COMMON SHARES AND CLASS B COMMON SHARES
VOTING INSTRUCTION CARD
Annual Meeting of Shareholders - May 17, 2018

This card is solicited on behalf of the trustees of the Invacare Retirement Savings Plan

The undersigned hereby instructs the trustees of the Invacare Retirement Savings Plan to vote all of the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company") which the undersigned is entitled to vote as a participant in the Invacare Retirement Savings Plan at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 17, 2018 at 10:00 A.M. (EDT) and at any adjournments thereof. The undersigned authorizes and directs the trustees of the Invacare Retirement Savings Plan to vote all of the Common Shares and Class B Common Shares of the Company represented by this Card as indicated on the reverse side.

The shares represented by this card, when this card is properly executed, will be voted in the manner directed herein. If no such direction is given, said shares will be voted in the same proportions that all shares under the Invacare Retirement Savings Plan for which instructions were received will be voted. If any other matters properly come before the meeting or any adjournment thereof, the trustees will vote the shares represented by this card in their discretion.

Continued and to be signed on reverse side